Exhibit 4.1

EXECUTION VERSION

TAYLOR MORRISON COMMUNITIES, INC.

MONARCH COMMUNITIES INC.

Issuers

5.25% SENIOR NOTES DUE 2021

INDENTURE

Dated as of April 16, 2013

WELLS FARGO BANK, NATIONAL ASSOCIATION,

Trustee

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EXHIBITS

Exhibit A1	FORM OF NOTE
Exhibit A2	FORM OF REGULATION S TEMPORARY GLOBAL NOTE
Exhibit B	FORM OF CERTIFICATE OF TRANSFER
Exhibit C	FORM OF CERTIFICATE OF EXCHANGE
Exhibit D	FORM OF NOTATION OF NOTE GUARANTEE
Exhibit E	FORM OF SUPPLEMENTAL INDENTURE

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INDENTURE dated as of April 16, 2013, among Taylor Morrison Communities, Inc., a Delaware corporation, and Monarch Communities Inc., a British Columbia corporation (together, the “Issuers”), the Guarantors (as defined) and Wells Fargo Bank, National Association, a national banking association, as trustee (the “Trustee”).

The Issuers, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined) of the Issuers’ 5.25% Senior Notes due 2021 (the “Notes”):

ARTICLE 1.

DEFINITIONS AND INCORPORATION

BY REFERENCE

Section 1.01 Definitions.

“144A Global Note” means a Global Note substantially in the form of Exhibit A1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

“2020 Notes” means the Issuers’ 7.750% senior notes due 2020.

“Acquired Debt” means, with respect to any specified Person:

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional Assets” means any property or assets (other than Indebtedness and Capital Stock) to be used by the Restricted Parents or any of their Restricted Subsidiaries in a Permitted Business.

“Additional Notes” means any Notes (other than the Initial Notes), if any, issued under this Indenture in accordance with Sections 2.02, 2.14 and 4.09.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent.

“Applicable Accounting Standards” means, as of the Issue Date, U.S. GAAP; provided, however, that the Issuers may, upon not less than sixty (60) days’ prior written notice to the Trustee, change the Applicable Accounting Standards to IFRS; provided, however, that notwithstanding the foregoing, if the Issuers so change to IFRS, they may elect, in their sole discretion, to continue to utilize U.S. GAAP for the purposes of making all calculations under this Indenture that are subject to Applicable Accounting Standards and the notice to the Trustee required upon the change to IFRS shall set forth whether or not the Issuers intend to continue to use U.S. GAAP for purposes of making all calculations under this Indenture. In the event the Issuers elect to change to IFRS for purposes of making calculations under this Indenture, references in this Indenture to a standard or rule under U.S. GAAP shall be deemed to refer to the most nearly comparable standard or rule under IFRS.

“Applicable Premium” means, with respect to any Note on any Redemption Date, the greater of:

(1) 1.0% of the principal amount of such Note; and

(2) the excess, if any, of (a) the present value at such Redemption Date of (i) the redemption price (such redemption price being set forth in the table appearing in Section 3.07(c)) of such Note at April 15, 2016, plus (ii) all required interest payments due on such Note (excluding accrued but unpaid interest to the Redemption Date) to, but excluding, April 15, 2016, computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over (b) the principal amount of such Note.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Asset Sale” means :

(1) the sale, lease (other than operating leases), conveyance or other disposition of any assets or rights outside of the ordinary course of business; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Restricted Parents and their Restricted Subsidiaries, taken as a whole, will be governed by Section 4.15 and/or Section 5.01 and not by the provisions of Section 4.10; and

(2) the issuance of Equity Interests in any of the Restricted Parents’ Restricted Subsidiaries or the sale of Equity Interests in any such Restricted Subsidiary (other than directors’ qualifying Equity Interests or Equity Interests required by applicable law to be held by a Person other than the Restricted Parents or any of their Restricted Subsidiaries).

Notwithstanding the preceding, none of the following items shall be deemed to be an Asset Sale:

(1) any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $7.5 million;

(2) a transfer of assets between or among the Restricted Parents and their Restricted Subsidiaries;

(3) an issuance of Equity Interests by a Restricted Subsidiary of a Restricted Parent to any other Restricted Subsidiary of a Restricted Parent or to either Restricted Parent;

(4) the sale, factoring or lease of inventory (including homes, Housing Units, land, Lots and all or portions of master planned communities and condominium units, including in each case any facilities or amenities relating thereto), Model Home Units, mortgages or other loans, including loans of a Mortgage Subsidiary, services or accounts receivable (including at a discount and in connection with factoring arrangements) in the ordinary course of business or consistent with past practice and any sale or other disposition of damaged, worn-out, negligible, surplus or obsolete assets in the ordinary course of business;

(5) the sale or other disposition of Cash Equivalents;

(6) a Restricted Payment or Permitted Investment that does not violate Section 4.07;

(7) sale and leaseback transaction with respect to any assets within 180 days of the acquisition of such assets;

(8) any exchange of like-kind property of the type described in Section 1031 of the Internal Revenue Code of 1986, as amended, for use in a Permitted Business;

(9) a disposition of assets or property subject to a Lien held by the Restricted Parents or a Restricted Subsidiary of a Restricted Parent in a foreclosure or other similar proceeding or in connection with a transfer in lieu of a foreclosure;

(10) the unwinding of any Hedging Obligations;

(11) the sale or disposition of any assets or property received as a result of a foreclosure by the Restricted Parents or any of their Restricted Subsidiaries;

(12) the licensing of intellectual property in the ordinary course of business or in accordance with industry practice;

(13) the sale, lease, conveyance, disposition or other transfer of the securities of, or any Investment in, any Unrestricted Subsidiary;

(14) surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind;

(15) a disposition of leasehold improvements or leased assets in connection with the termination of any operating lease;

(16) leases or subleases, or assignments of leased facilities, to third persons;

(17) in the ordinary course of business, any swap of assets, or lease, assignment or sublease of any real or personal property, in exchange for services (including in connection with any outsourcing arrangements) of comparable or greater value or usefulness to the business of the Restricted Parents and its Restricted Subsidiaries as a whole, as determined in good faith by an Issuer;

(18) any surrender or waiver of contract rights or the settlement, release, recovery on or surrender of contract, tort or other claims of any kind;

(19) the sale of interests in a joint venture pursuant to customary put-call or buy-sell arrangements; and

(20 the creation or realization of a Lien to the extent that the granting of such Lien was not in violation of Section 4.12.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Below Investment Grade Rating Event” means that the Notes become rated below an Investment Grade Rating by one or more of the Rating Agencies on any date from the date of the public notice of an arrangement that results in a Change of Control until the end of the 60 day period following public notice of the occurrence of a Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies). In determining whether a Change of Control has occurred for purposes of this definition, clause (E) of the last paragraph of the definition of Change of Control shall be disregarded.

“Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2) with respect to a partnership, the Board of Directors of the general partner of the partnership;

(3) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4) with respect to any other Person, the board or committee of such Person serving a similar function.

“Bridge Loans” means the Indebtedness under that certain Unsecured Facility Credit Agreement, dated as of July 13, 2011, among Holdings, U.S. Holdings, the Issuers, TPG Partners VI, L.P. and Oaktree Capital Management, L.P. and certain Affiliates of Oaktree Capital Management, L.P., as amended.

“Business Day” means each day that is not a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York, the State of Arizona or the Province of Ontario. If a payment date is not a Business Day at such place, payment may be made at such place on the next succeeding Business Day, and no interest shall accrue for the intervening period.

“Canadian Issuer” means Monarch Communities Inc., a British Columbia corporation.

“Canadian LC Facilities” means (i) that certain credit facility among the Canadian Issuer and The Toronto-Dominion Bank, dated July 27, 2011, as modified by a consent letter dated July 12, 2011 and as further modified by an amendment dated December 22, 2011 and (ii) that certain credit facility among the Canadian Issuer and HSBC Bank Canada, as lender, dated July 11, 2011, providing for up to an aggregate of CAD $150.0 million of letters of credit, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced by any other Indebtedness (including by means of sales of debt securities and including any amendment, restatement, modification, renewal, refunding, replacement or refinancing that increases the amount borrowed thereunder or extends the maturity thereof) in whole or in part from time to time after the Reference Date. Any agreement or instrument other than the Canadian LC Facilities in effect on the Issue Date must be designated in a writing delivered to the Trustee by the Issuers as a “Canadian LC Facility” for purposes of this Indenture in order to be deemed a Canadian LC Facility.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with Applicable Accounting Standards, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means:

(1) United States dollars or any other currencies held from time to time in the ordinary course of business;

(2) securities issued or directly and fully and unconditionally guaranteed or insured by the United States government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition;

(3) certificates of deposit, time deposits and eurodollar time deposits with maturities of two years or less from the date of acquisition, bankers’ acceptances with maturities not exceeding two years and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus of not less than $250.0 million;

(4) repurchase obligations for underlying securities of the types described in clauses (2), (3) and (7) entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5) commercial paper rated at least P-1 by Moody’s or at least A-1 by S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency selected by the Issuers) and in each case maturing within 24 months after the date of creation thereof and Indebtedness or preferred stock issued by Persons with a rating of “A” or higher from S&P or “A2” or higher from Moody’s with maturities of 24 months or less from the date of acquisition;

(6) marketable short-term money market and similar funds either having (A) assets in excess of $250.0 million or (B) a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency selected by the Issuers);

(7) readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody’s or S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency selected by the Issuers) with maturities of 24 months or less from the date of acquisition;

(8) readily marketable direct obligations issued by any foreign government or any political subdivision or public instrumentality thereof, in each case having an Investment Grade Rating from either Moody’s or S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency selected by the Issuers) with maturities of 24 months or less from the date of acquisition; and

(9) investment funds investing at least 90% of their assets in securities of the types described in clauses (1) through (8) above.

“Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Restricted Parents and their Restricted Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d) of the Exchange Act) other than Permitted Holders;

(2) the adoption of a plan relating to the liquidation or dissolution of Holdings, U.S. Holdings or an Issuer; or

(3) Holdings, U.S. Holdings or an Issuer becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by (A) any Person (other than any Permitted Holder) or (B) Persons (other than any Permitted Holder) that are together a group (within the meaning of Section

13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any such group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of more than 50.0% of the total voting power of the Voting Stock of Holdings directly or indirectly through any direct or indirect parent holding companies of Holdings (including Taylor Morrison Home Corporation); provided that a Change of Control shall not be deemed to have occurred solely as a result of Holdings becoming a Subsidiary of any direct or indirect parent holding companies so long as no Person or Persons that are together a group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any such group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), in each case other than the Permitted Holders, owns or holds, directly or indirectly, more than 50.0% of the total voting power of the ultimate parent holding company. For purposes of calculating beneficial ownership of any Person under this clause (3), such Person will be deemed to also have beneficial ownership of all securities that such Person has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time.

Notwithstanding the foregoing: (A) the transfer of assets between or among the Restricted Subsidiaries, Holdings and the Restricted Parents shall not itself constitute a Change of Control; (B) the term “Change of Control” shall not include a merger or consolidation of a Restricted Parent (or any direct or indirect parent thereof) with, or the sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the assets of such Restricted Parent (or direct or indirect parent thereof) to, an Affiliate incorporated or organized solely for the purpose of reincorporating or reorganizing U.S. Holdings or an Issuer in another jurisdiction and/or for the sole purpose of forming or collapsing a holding company structure; (C) a “person” or “group” shall not be deemed to have beneficial ownership of securities subject to a stock purchase agreement, merger agreement or similar agreement (or voting or option agreement related thereto) until the consummation of the transactions contemplated by such agreement; (D) a sale of assets pursuant to a Designated Asset Sale or a transfer of Excess Designated Proceeds shall not itself constitute a Change of Control; and (E) any of the events described above in clauses (1) through (3) shall not constitute a “Change of Control” after a Covenant Termination Event unless a Below Investment Grade Rating Event also occurs in connection therewith.

“Clearstream” means Clearstream Banking, S.A.

“Consolidated Adjusted EBITDA” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

(1) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(2) the Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus

(3) depreciation, amortization (including amortization of intangibles, deferred financing fees, debt incurrence costs, commissions, fees and expenses, but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses or charges (including any write-offs of debt issuance or deferred financing costs or fees and impairment charges and the impact on depreciation and amortization of purchase accounting, but excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses or charges were deducted in computing such Consolidated Net Income; plus

(4) the amount of net loss resulting from the payment of any premiums, fees or similar amounts that are required to be paid under the terms of the instrument(s) governing any Indebtedness upon the repayment, prepayment or other extinguishment of such Indebtedness in accordance with the terms of such Indebtedness, to the extent any such net loss reduced Consolidated Net Income; plus

(5) transaction costs incurred in connection with any acquisition or financing, in each case to the extent deducted in computing such Consolidated Net Income; plus

(6) any impairment charges or asset write-offs, in each case pursuant to Applicable Accounting Standards, to the extent such charges or write-offs were deducted in computing Consolidated Net Income; minus

(7) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business; plus

(8) (A) other non-recurring or one-time cash charges and expenses to the extent such charges or expenses reduced Consolidated Net Income, (B) restructuring charges or reserves or non-recurring integration costs, to the extent such charges, reserves or costs were deducted in computing Consolidated Net Income and (C) the amount of Pro Forma Cost Savings (net of the amount of actual benefits realized prior to or during such period) projected by Holdings in good faith to be realized during the next four consecutive fiscal quarters (which Pro Forma Cost Savings shall be added to Consolidated Adjusted EBITDA except to the extent actually realized and calculated as though such cost savings had been realized on the first day of such period); provided that the aggregate amount added pursuant to this clause (8) in such period shall not exceed (i) with respect to any twelve-month period ending on or prior to December 31, 2013, 15%, and (ii) with respect to any twelve-month period ending thereafter, 10%, in each case of Consolidated Adjusted EBITDA of Holdings, U.S. Holdings, the Issuers and their Restricted Subsidiaries on a consolidated basis for such period (calculated prior to giving effect to any adjustment pursuant to this clause (8)); plus

(9) the amount of management, monitoring, consulting, advisory and other fees (including termination fees) and indemnities and expenses paid or accrued in such period; and plus

(10) the amount of Net Income excluded pursuant to clause (5) of the definition of Consolidated Net Income, except to the extent that the declaration or payment of dividends or similar distributions by the relevant Person of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to the relevant Person or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived.

“Consolidated Adjusted Tangible Assets” means, as at any date of determination, the total amount of all assets of Holdings and its Restricted Subsidiaries as shown on the consolidated balance sheet of Holdings for the then most recently completed fiscal quarter for which internal financial statements are available, less, without duplication, Intangible Assets and assets purchased, constructed, leased, installed or improved after the Issue Date with the proceeds of Indebtedness incurred under Section 4.09(b)(4); provided that assets of Restricted Subsidiaries that are not Wholly Owned Subsidiaries of a Restricted Parent will be included in the calculation of Consolidated Adjusted Tangible Assets only to the extent the Capital Stock of such Restricted Subsidiaries is owned by a Restricted Parent and/or any Restricted Subsidiary of a Restricted Parent, in each case, determined on a consolidated basis in accordance with Applicable Accounting Standards, with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set out in the definition of Fixed Charge Coverage Ratio.

“Consolidated Adjusted Total Indebtedness” means, as of any date of determination, an amount equal to Consolidated Total Indebtedness minus, to the extent included therein, (1) the aggregate amount of all outstanding Disqualified Stock, (2) Indebtedness incurred by a Mortgage Subsidiary, so long as neither Holdings nor any Restricted Subsidiary of Holdings (other than such Mortgage Subsidiary) is directly or contingently liable for any such Indebtedness and (3) Non-Recourse Debt, but including, to the extent not otherwise included in Consolidated Total Indebtedness, all obligations owed for all or any part of the deferred purchase price of property (including earn-outs with respect to acquisitions) to the extent that any such obligation becomes a liability on the consolidated balance sheet of Holdings and its Subsidiaries in accordance with Applicable Accounting Standards; and plus, to the extent excluded therefrom pursuant to clause (iv) of the proviso of the definition of Consolidated Total Indebtedness and without duplication, Guarantees.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with Applicable Accounting Standards; provided that, without duplication:

(1) any net after-tax extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto) and any restructuring expenses, including any severance expenses, relocation expenses, one-time compensation charges, curtailments or modifications to pension and post-retirement employee benefit plans, any expenses related to any reconstruction, decommissioning, recommissioning or reconfiguration of fixed assets for alternate uses and fees, expenses or charges relating to facilities closing costs, acquisition integration costs, facilities opening costs, business optimization costs, signing, retention or completion bonuses or expenses (including relating to severance, relocation, one-time compensation charges, the acquisition transaction and reconstruction, decommissioning, recommissioning or reconfiguration of fixed assets for alternate uses, facilities closing costs, acquisition integration costs, facilities opening costs, business optimization costs and signing, retention or completion bonuses) shall be excluded;

(2) the cumulative effect of a change in accounting principles during such period, whether effected through a cumulative effect adjustment or a retroactive application in each case in accordance with Applicable Accounting Standards shall be excluded;

(3) any net after-tax income (loss) from disposed or discontinued operations and any net after-tax gains or losses on disposal of disposed or discontinued operations shall be excluded;

(4) any net after-tax gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions or the sale or other disposition of any Capital Stock of any Person other than in the ordinary course of business, as determined in good faith by an Issuer, shall be excluded;

(5) the Net Income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided that Consolidated Net Income of such Person shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period (subject in the case of dividends, distributions or other payments made to a Restricted Subsidiary to the limitations contained in clause (6) below);

(6) solely for the purpose of determining the amount available for Restricted Payments under the Cumulative Buildup Basket, the Net Income for such period of any Restricted Subsidiary (other than any Subsidiary Guarantor) shall be excluded if the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination wholly permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that

Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided that Consolidated Net Income of such Person shall be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) to a Restricted Parent or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein;

(7) any increase in amortization or depreciation or other noncash charges resulting from the application of purchase accounting in relation to any acquisition that is consummated after the Reference Date, net of taxes, shall be excluded;

(8) any net after-tax income (loss) from the early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments shall be excluded;

(9) any impairment charge or asset write-off (other than with respect to inventory), in each case pursuant to Applicable Accounting Standards, and the amortization of intangibles arising pursuant to Applicable Accounting Standards shall be excluded;

(10) any unrealized net after-tax income (loss) from Hedging Obligations or cash management Obligations and the application of Accounting Standards Codification Topic 815 “Derivatives and Hedging” or from other derivative instruments shall be excluded;

(11) currency translation gains or losses (or similar charges) or net gains or losses related to currency remeasurements of Indebtedness (including any net loss or gain resulting from Hedging Obligations for currency exchange risk entered in relation with Indebtedness) will be excluded;

(12) any charges resulting from the application of Accounting Standards Codification Topic 805 “Business Combinations,” Accounting Standards Codification Topic 350 “Intangibles—Goodwill and Other,” Accounting Standards Codification Topic 360-10-35-15 “Impairment or Disposal of Long-Lived Assets” (other than with respect to impairments or write-offs of inventory), Accounting Standards Codification Topic 480-10-25-4 “Distinguishing Liabilities from Equity—Overall—Recognition” or Accounting Standards Codification Topic 820 “Fair Value Measurements and Disclosures” shall be excluded;

(13) non-cash interest expense resulting from the application of Accounting Standards Codification Topic 470-20 “Debt—Debt with Conversion Options—Recognition” shall be excluded;

(14) any expenses or charges related to any Equity Offering (including the initial public offering of Capital Stock of Taylor Morrison Home Corporation), non-ordinary course Permitted Investment, acquisition, disposition, recapitalization or the incurrence of Indebtedness permitted to be incurred by this Indenture (including the incurrence of the Notes); including a refinancing thereof (whether or not successful) and any amendment or modification to the terms of any such transactions, shall be excluded;

(15) all net after-tax charges, expenses, gain or income with respect to curtailments, discontinuations or modifications to pension and post-retirement employee benefit plans shall be excluded;

(16) any (a) one-time non-cash compensation charges, (b) non-cash costs or expenses resulting from stock option plans, employee benefit plans, compensation charges or post-employment benefit plans, or grants or awards of stock, stock appreciation or similar rights, stock options, restricted stock, preferred stock or other rights and (c) write-offs or write-downs of goodwill will be excluded; and

(17) the net after-tax effect of any purchase accounting adjustments to housing inventory under production as of July 13, 2011 will be excluded.

“Consolidated Total Capitalization” means, at any date of determination, an amount equal to the sum of (1)(a) the sum of (i) the consolidated stockholders’ equity of Holdings and its Restricted Subsidiaries and (ii) 50% of the aggregate principal amount of Indebtedness included in Consolidated Adjusted Total Indebtedness as of such date of determination that (x) by its terms is subordinated in right of payment to the Notes and (y) has a final maturity date that is at least 90 days after the final stated maturity of the Notes; provided that the amount of such Indebtedness included under this subclause (a)(ii) shall not exceed an amount equal to 66 2/3% of the consolidated stockholders’ equity of Holdings and its Restricted Subsidiaries, less (b), without duplication, Intangible Assets of Holdings and its Restricted Subsidiaries, in each case, as determined on a consolidated basis in accordance with Applicable Accounting Standards and as shown on the consolidated balance sheet of Holdings as of the last day of the most recent fiscal quarter for which internal financial statements are available, but excluding any non-cash gain or loss of Holdings and its Restricted Subsidiaries after December 31, 2012 recorded pursuant to Accounting Standards Codification Topic 815 or 820, which results in any adjustment to the net worth of Holdings and its Restricted Subsidiaries on a consolidated basis, and (2) the Consolidated Adjusted Total Indebtedness as of the last day of the most recent fiscal quarter for which internal financial statements are available.

“Consolidated Total Indebtedness” means, as at any date of determination, an amount equal to the sum of (1) the aggregate amount of all outstanding Indebtedness of Holdings and its Restricted Subsidiaries on a consolidated basis consisting of Indebtedness for borrowed money, Obligations in respect of Capital Lease Obligations and debt obligations evidenced by promissory notes and similar instruments, as determined in accordance with Applicable Accounting Standards (but excluding the effects of any discounting of Indebtedness resulting from the application of purchase accounting in connection with any permitted acquisition under this Indenture) and (2) the aggregate amount of all outstanding Disqualified Stock of Holdings and its Restricted Subsidiaries on a consolidated basis, with the amount of such Disqualified Stock equal to the greater of their respective voluntary or involuntary liquidation preferences and maximum fixed repurchase prices, in each case determined on a consolidated basis in accordance with Applicable Accounting Standards; provided that Consolidated Total Indebtedness shall not include Indebtedness in respect of (i) letters of credit, except to the extent of unreimbursed amounts thereunder, (ii) Unrestricted Subsidiaries, (iii) Hedging Obligations and (iv) Guarantees, except to the extent Holdings or any of its Restricted Subsidiaries has made any payment in respect of any such Guarantee. For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock or preferred stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or preferred stock as if such Disqualified Stock were purchased on any date on which Consolidated Total Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock, such fair market value shall be determined reasonably and in good faith by the Issuers.

“Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 12.02 or such other address as to which the Trustee may give notice to the Issuers.

“Credit Agreement” means that certain Credit Agreement, dated as of July 13, 2011, by and among the U.S. Issuer and Monarch Corporation, as borrowers, Holdings, the Canadian Issuer, U.S. Holdings, Credit Suisse AG, as administrative agent, and various lenders providing for revolving credit borrowings, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced by any other term or revolving Indebtedness (including by means of sales of debt securities and including any amendment, restatement, modification, renewal, refunding, replacement or refinancing that increases the amount borrowed thereunder or extends the maturity thereof) in whole or in part from time to time subsequent to the Reference Date. Any agreement or instrument other than the Credit Agreement in effect on the Issue Date must be designated in a writing delivered to the Trustee by the Issuers as a “Credit Agreement” for purposes of this Indenture in order to be deemed a Credit Agreement. For the avoidance of doubt, the Credit Agreement dated as of July 13, 2011, as amended and restated as of April 13, 2012, as thereafter amended as of August 15, 2012 and December 27, 2012, and as further amended and restated as of April 12, 2013, by and among the U.S. Issuer and Monarch Corporation, as borrowers, Holdings, the Canadian Issuer, U.S. Holdings, the lenders from time to time party thereto and Credit Suisse AG, as administrative agent, shall be a “Credit Agreement.”

“Credit Facilities” means one or more debt facilities or commercial paper facilities (including the credit facilities provided under the Credit Agreement), in each case, with banks or other lenders or credit providers or a Trustee providing for the revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), bankers acceptances, letters of credit or issuances of debt securities, including any related notes, guarantees, collateral documents, instruments, documents and agreements executed in connection therewith and in each case, as amended, restated, modified, renewed, extended, supplemented, restructured, refunded, replaced in any manner (whether upon or after termination or otherwise) or in part from time to time, in one or more instances and including any amendment increasing the amount of Indebtedness incurred or available to be borrowed thereunder, extending the maturity of any Indebtedness incurred thereunder or contemplated thereby or deleting, adding or substituting one or more parties thereto (whether or not such added or substituted parties are banks or other institutional lenders), including one or more separate instruments or facilities, in each case, whether any such amendment, restatement, modification, renewal, extension, supplement, restructuring, refunding, replacement or refinancing occurs simultaneously or not with the termination or repayment of a prior Credit Facility. Any agreement or instrument other than the Credit Agreement in effect on the Issue Date must be designated in a writing delivered to the Trustee by the Issuers as a “Credit Facility” for purposes of this Indenture in order to be a Credit Facility. For the avoidance of doubt, the Credit Agreement dated as of July 13, 2011, as amended and restated as of April 13, 2012, as thereafter amended as of August 15, 2012 and December 27, 2012, and as further amended and restated as of April 12, 2013, by and among the U.S. Issuer and Monarch Corporation, as borrowers, Holdings, the Canadian Issuer, U.S. Holdings, the lenders from time to time party thereto and Credit Suisse AG, as administrative agent, shall be a “Credit Facility.”

“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06, substantially in the form of Exhibit A1 hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Designated Asset Sale” means the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of Designated Assets (including by way of a sale and lease-back transaction and including the disposition of Capital Stock of any Subsidiary) of Holdings, U.S. Holdings, the Issuers or any of their Restricted Subsidiaries such that, on a pro forma basis, after giving effect to such sale, conveyance, transfer or other disposition (and the repayment, prepayment, purchase or other retirement (if any) of any Indebtedness of Holdings or any of its Restricted Subsidiaries related to such transaction), the Specified Inventory Ratio of Holdings and its Restricted Subsidiaries is greater than 2.00 to 1.00; provided, however, that the aggregate amount of all Designated Asset Sales plus the aggregate amount of all Restricted Payments made in reliance on the last sentence of the definition of “Excess Designated Proceeds” shall not exceed $150.0 million since the Reference Date.

“Designated Assets” means any property or assets (including Capital Stock of any Subsidiary) of Holdings, U.S. Holdings, the Issuers and their Restricted Subsidiaries constituting a business, a line or unit of a business or used in operating a business substantially as an entirety.

“Designated Noncash Consideration” means any non-cash consideration received by a Restricted Parent or any of Restricted Subsidiary of a Restricted Parent in connection with an Asset Sale that is designated as Designated Noncash Consideration pursuant to an Officer’s Certificate delivered to the Trustee.

“Designated Preferred Stock” means with respect to any specified Person preferred stock of such Person (other than Disqualified Stock), that is issued for cash (other than to a Subsidiary Guarantor, a Restricted Parent or a Restricted Subsidiary of a Restricted Parent) and is so designated as Designated Preferred Stock, pursuant to an Officer’s Certificate executed on the date of such issuance.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 90 days after the date on which the Notes mature. Notwithstanding the preceding sentence, (x) any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Person that issued such Capital Stock to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock, (y) any Capital Stock that would constitute Disqualified Stock solely as a result of any redemption feature that is conditioned upon, and subject to, compliance with Section 4.07 will not constitute Disqualified Stock and (z) any Capital Stock issued to any plan for the benefit of employees will not constitute Disqualified Stock solely because it may be required to be repurchased by the Person that issued such Capital Stock in order to satisfy applicable statutory or regulatory obligations. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Indenture will be the maximum amount that the Restricted Parents and their Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means a public or private offering of Capital Stock (other than Disqualified Stock) of a Restricted Parent or a direct or indirect parent of a Restricted Parent.

“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.

“Excess Designated Proceeds” means, with respect to any Designated Asset Sale:

(1) that portion of the Net Proceeds from such Designated Asset Sale that remains after giving effect to the repayment or prepayment, purchase or other retirement of Indebtedness in connection with such Designated Asset Sale; and

(2) any non-cash proceeds of any Designated Asset Sale.

For purposes of Section 4.07(b)(15) any Designated Assets used to make a Restricted Payment in kind shall constitute Excess Designated Proceeds if the Specified Inventory Ratio of Holdings and its Restricted Subsidiaries, on a pro forma basis, after giving effect to such Restricted Payment and the repayment, prepayment, purchase or other retirement (if any) of any Indebtedness in connection with the making of such Restricted Payment, is greater than 2.00 to 1.00; provided, however, that the aggregate amount of all Designated Asset Sales plus the aggregate amount of all such in-kind Restricted Payments made in reliance on this sentence shall not exceed $150.0 million since the Reference Date.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Excluded Contributions” means net cash proceeds, marketable securities or Qualified Proceeds received on or after the Issue Date by a Restricted Parent from (a) contributions to its common equity capital and (b) the sale (other than to a Restricted Parent or a Subsidiary of a Restricted Parent or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of a Restricted Parent or a Subsidiary of a Restricted Parent) of Equity Interests (other than Disqualified Stock and Designated Preferred Stock) of Holdings, in each case designated as Excluded Contributions pursuant to an Officer’s Certificate on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be, that are excluded from the calculation of the Cumulative Buildup Basket; provided that Excluded Contributions shall not duplicate amounts received in transactions in respect of Indebtedness described in Section 4.07(b)(17).

“Excluded Subsidiary” means (a) any Subsidiary that is restricted by applicable law from guaranteeing the Notes, (b) any Immaterial Subsidiary (provided that Immaterial Subsidiaries shall not be excluded from guaranteeing the Notes to the extent that (i) the aggregate amount of gross revenue for all Immaterial Subsidiaries excluded by this clause (b) exceeds 5% of the consolidated gross revenues of Holdings, U.S. Holdings, the Issuers and their Restricted Subsidiaries for Holdings’ most recently ended four full fiscal quarters for which internal financial statements are available or (ii) the aggregate amount of total assets for all Immaterial Subsidiaries excluded by this clause (b) exceeds 5% of Consolidated Adjusted Tangible Assets, (c) any Mortgage Subsidiary, (d) any Insurance Subsidiary and (e) any Non-U.S. Subsidiary. In the event it is necessary for one or more Immaterial Subsidiaries to guarantee the Notes to comply with the proviso to clause (b) above, the Restricted Parents will cause one or more Immaterial Subsidiaries to Guarantee the Notes as and to the extent required to comply with such proviso within 30 days from when the financial statements referred to above are available.

“Existing Indebtedness” means Indebtedness existing on the Issue Date, plus interest accruing thereon.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors, chief executive officer or chief financial officer of an Issuer (unless otherwise provided in this Indenture).

“Fixed Charge Coverage Ratio” means with respect to Holdings for any period, the ratio of the Consolidated Adjusted EBITDA of Holdings and its Restricted Subsidiaries for such period to the Fixed Charges of Holdings and its Restricted Subsidiaries for such period. In the event that Holdings or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock or Disqualified Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock or Disqualified Stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period; provided, however, that the pro forma calculation of Fixed Charges shall not give effect to (x) any Permitted Debt incurred on the Calculation Date or (y) any discharge of Indebtedness on the Calculation Date to the extent such discharge results from the proceeds of Permitted Debt.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1) Investments, acquisitions, mergers, consolidations, dispositions, amalgamations, discontinued operations (as determined in accordance with Applicable Accounting Standards) and any operational changes that have been made by Holdings or any of its Restricted Subsidiaries, or any Person or any of its Restricted Subsidiaries acquired by, merged or consolidated with Holdings or any of its Restricted Subsidiaries, and including any related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect, including giving effect to Pro Forma Cost Savings, as if they had occurred on the first day of the four-quarter reference period;

(2) the Consolidated Adjusted EBITDA attributable to discontinued operations, as determined in accordance with Applicable Accounting Standards, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

(3) the Fixed Charges attributable to discontinued operations, as determined in accordance with Applicable Accounting Standards, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of Holdings or any of its Restricted Subsidiaries following the Calculation Date;

(4) any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;

(5) any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period; and

(6) if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness).

For purposes of this definition, whenever pro forma effect is given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of an Issuer. For purposes of determining whether any Indebtedness constituting a Guarantee may be incurred, the interest on the Indebtedness to be guaranteed shall be included in calculating the Fixed Charge Coverage Ratio on a pro forma basis. Interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of an Issuer to be the rate of interest implicit in such Capital Lease Obligation in accordance with Applicable Accounting Standards. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as an Issuer may designate.

“Fixed Charges” means, with respect to Holdings and its Restricted Subsidiaries for any period, the sum, without duplication, of:

(1) the consolidated interest expense of Holdings and its Restricted Subsidiaries for such period, net of interest income, whether paid or accrued, including original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all cash payments made or received pursuant to Hedging Obligations in respect of interest rates, and excluding amortization or write-off of deferred financing costs; plus

(2) any interest on Indebtedness of another Person that is guaranteed by Holdings or one of its Restricted Subsidiaries or secured by a Lien on assets of Holdings or one of its Restricted Subsidiaries, other than guarantees incurred under clauses (30) or (31) of Section 4.09(b) and Permitted Liens associated therewith (unless Holdings or any of its Restricted Subsidiaries has made any payment in respect of such guarantee); plus

(3) all cash dividends, paid on any series of Disqualified Stock of Holdings or preferred stock of any of its Restricted Subsidiaries (other than to a Restricted Parent or a Restricted Subsidiary of a Restricted Parent); plus

(4) capitalized interest, in each case, determined on a consolidated basis in accordance with Applicable Accounting Standards.

Notwithstanding the foregoing, any charges arising from (i) the application of Accounting Standards Codification Topic 480-10-25-4 “Distinguishing Liabilities from Equity—Overall—Recognition” to any series of preferred stock other than Disqualified Stock or (ii) the application of Accounting Standards Codification Topic 470-20 “Debt—Debt with Conversion Options—Recognition,” in each case, shall be disregarded in the calculation of Fixed Charges.

“Global Note Legend” means the legend set forth in Section 2.06(f)(2) which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depositary or its nominee, substantially in the form of Exhibit A1 and A2 hereto and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Section 2.01, 2.06(b)(3), 2.06(b)(4), 2.06(d)(2) or 2.06(e).

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America (including any agency or instrumentality thereof) and the payment for which the United States pledges its full faith and credit.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

“Guarantors” means (a) each Person that executes this Indenture on the date hereof (other than the Issuers and the Trustee) and (b) each Person that subsequently executes a Note Guarantee in accordance with the provisions of this Indenture, and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of this Indenture.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(2) other agreements or arrangements designed to manage interest rates or interest rate risk; and

(3) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

“Holder” means a Person in whose name a Note is registered.

“Holdings” means TMM Holdings Limited Partnership, a British Columbia limited partnership.

“Housing Unit” means a detached or attached (including townhouse condominium or condominium) single-family house (but excluding mobile homes) owned by a Restricted Parent or a

Subsidiary of a Restricted Parent (i) which is completed or for which there has been a start of construction and (ii) which has been or is being constructed on any real estate which immediately prior to the start of construction constituted a Lot.

“IFRS” means the International Financial Reporting Standards, as promulgated by the International Accounting Standards Board (or any successor board or agency), as in effect on the date of the election, if any, by the Issuers to change Applicable Accounting Standards to IFRS; provided that IFRS shall not include any provision of such standards that would require a lease that would be classified as an operating lease under U.S. GAAP to be classified as indebtedness or a finance or capital lease.

“Immaterial Subsidiary” means, at any date of determination, any Subsidiary of a Restricted Parent whose total assets at the last day of the most recently ended fiscal quarter ending immediately prior to such date for which internal financial statements are available were less than 5.0% of Consolidated Adjusted Tangible Assets at such last day and whose gross revenues for the most recently ended four fiscal quarters ending immediately prior to such date for which internal financial statements are available were less than 5.0% of the consolidated gross revenues of Holdings, U.S. Holdings, the Issuers and their Restricted Subsidiaries for such period, in each case determined in accordance with Applicable Accounting Standards.

“Indebtedness” means, with respect to any specified Person, the principal and premium (if any) of any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent (without duplication):

(1) in respect of borrowed money;

(2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) (other than letters of credit issued in respect of trade payables);

(3) in respect of banker’s acceptances;

(4) representing Capital Lease Obligations;

(5) representing the balance deferred and unpaid of the purchase price of any property or services due more than twelve months after such property is acquired or such services are completed (except any such balance that constitutes a trade payable or similar obligation to a trade creditor); or

(6) representing the net obligations under any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit, and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with Applicable Accounting Standards. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person. Notwithstanding the foregoing, the term “Indebtedness” shall not include (a) in connection with the purchase by any of the Restricted Parents or their Restricted Subsidiaries of any business, post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing unless such payments are required under Applicable Accounting Standards to appear as a liability on the balance sheet (excluding the footnotes); provided, however, that at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 30 days thereafter; (b) contingent obligations; incurred in the ordinary course of business and not in respect of borrowed money; (c) deferred or prepaid revenues; (d) any Capital Stock other than Disqualified Stock; or (e) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller. Notwithstanding anything in this Indenture to the contrary, Indebtedness shall not include, and shall be calculated without giving effect to, the effects of ASC Topic 815 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness; and any such amounts that would have constituted Indebtedness under this Indenture but for the application of this sentence shall not be deemed an incurrence of Indebtedness under this Indenture.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Independent Qualified Party” means an accounting, appraisal, investment banking firm or consultant to Persons engaged in the real estate business of nationally recognized standing that is, in the good faith judgment of the Board of Directors of the Issuers, qualified to perform the task for which it has been engaged; provided, however, that such firm or consultant is not an Affiliate of Holdings.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” means the first $550.0 million aggregate principal amount of Notes issued under this Indenture.

“Initial Purchasers” means Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman, Sachs & Co., J.P. Morgan Securities LLC, Wells Fargo Securities, LLC, HSBC Securities (USA) Inc., CIBC World Markets Corp., FBR Capital Markets & Co., RBC Capital Markets, LLC, and TD Securities (USA) LLC.

“Insurance Subsidiaries” means (1) Taylor Woodrow Insurance Services, Inc., (2) Beneva Indemnity Company and (3) any other corporation, limited partnership, limited liability company or business trust that is (A) organized after the Reference Date or designated by an Issuer as an Insurance Subsidiary pursuant to an Officer’s Certificate delivered to the Trustee and (B) a Subsidiary of a Restricted Parent; provided that, in the case of clause (1), (2) and (3), such Person is primarily engaged in the business it is engaging in on the Reference Date or is otherwise primarily engaged in the business of providing title insurance, captive insurance (whether for an Issuer and its Subsidiaries or otherwise) or insurance agency or other ancillary or complementary services that in each case is subject to state regulation and/or licensing requirements.

“Intangible Assets” means all unamortized debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, write-ups of assets over their prior carrying value (other than write-ups which occurred prior to July 14, 2011 and other than, in connection with the acquisition of an asset, the write-up of the value of such asset (within one year of its acquisition) to its fair market value in accordance with Applicable Accounting Standards) and all other items which would be treated as intangible on the consolidated balance sheet of Holdings, U.S. Holdings, the Issuers and their Restricted Subsidiaries prepared in accordance with Applicable Accounting Standards.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel, relocation and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with Applicable Accounting Standards. The outstanding amount of any Investment shall be the original cost thereof, reduced by all returns on such Investment (including dividends, interest, distributions, returns of principal and profits on sale).

“Issue Date” means April 16, 2013.

“Issuers” shall have the meaning assigned to such term in the introductory statement of this Indenture.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Lots” means all land owned by a Restricted Parent or a Subsidiary of a Restricted Parent which is zoned by the applicable governmental authority having jurisdiction for construction and use as Housing Units.

“March 2012 Offering Circular” means the final offering circular dated March 30, 2012 for the 2020 Notes.

“Model Home Unit” means a completed Housing Unit to be used as a model home in connection with the sale of Housing Units in a residential housing project.

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgage Subsidiary” means (1) Taylor Morrison Home Funding LLC, (2) Mortgage Funding Direct Ventures, LLC and (3) any corporation, limited partnership, limited liability company or business trust that is (A) organized after the Reference Date or designated by an Issuer as a Mortgage Subsidiary pursuant to an Officer’s Certificate delivered to the Trustee and (B) a Subsidiary of a Restricted Parent; provided that, in the case of clause (1), (2) and (3), such Person is primarily engaged in the business it is engaging in on the Reference Date or is otherwise primarily engaged in the business of issuing mortgage loans on residential properties (whether for purchase of homes or refinancing of existing mortgages), purchasing and selling mortgage loans, issuing securities backed by mortgage loans, acting as a broker of mortgage loans and other activities customarily associated with mortgage banking and related businesses.

“Net Income” means, with respect to any specified Person, such Person’s net income (loss) attributable to owners, determined in accordance with Applicable Accounting Standards and before any reduction in respect of preferred stock dividends.

“Net Proceeds” means the aggregate cash proceeds received by a Restricted Parent or any Restricted Subsidiary of a Restricted Parent in respect of any Asset Sale (including any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including legal, accounting and investment banking fees, payments made in order to obtain a necessary consent or required by applicable law, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, including taxes resulting from the transfer of the proceeds of such Asset Sale to an Issuer, in each case, after taking into account:

(1) any available tax credits or deductions and any tax sharing arrangements;

(2) amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale;

(3) any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with Applicable Accounting Standards;

(4) any reserve for adjustment in respect of any liabilities associated with the asset disposed of in such transaction and retained by a Restricted Parent or any Restricted Subsidiary of a Restricted Parent after such sale or other disposition thereof;

(5) any distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale; and

(6) in the event that a Restricted Subsidiary of a Restricted Parent consummates an Asset Sale and makes a pro rata payment of dividends to all of its stockholders from any cash proceeds of such Asset Sale, the amount of dividends paid to any stockholder other than a Restricted Parent or any Restricted Subsidiary of a Restricted Parent,

provided that any net proceeds of an Asset Sale by a Non-Guarantor Subsidiary that are subject to restrictions on repatriation to the U.S. Issuer or the Canadian Issuer will not be considered Net Proceeds for so long as such proceeds are subject to such restrictions.

“New York Office of the Trustee” means the office of Wells Fargo Bank, National Association at 45 Broadway, 14th Floor, New York, New York 10006.

“Non-Guarantor Subsidiaries” means, at any time, any Subsidiary of a Restricted Parent that at such time (1) is an Unrestricted Subsidiary, (2) is an Excluded Subsidiary, (3) is not a Wholly Owned U.S. Subsidiary; provided that, in the case of any Wholly Owned Subsidiary that becomes a non-Wholly Owned U.S. Subsidiary after the Issue Date, the related issuance or sale of Capital Stock in such Subsidiary does not violate Section 4.10 or (4) has not created, incurred, issued, assumed, guaranteed or otherwise become directly or indirectly liable, contingently or otherwise, with respect to any Indebtedness that is owed or otherwise outstanding at such time. The Board of Directors of a Restricted Parent may designate any Subsidiary of such Restricted Parent as a Non-Guarantor Subsidiary by filing with the Trustee a certified copy of a resolution of such Board of Directors giving effect to such designation and an Officer’s Certificate certifying as to the applicable clause of the definition of Non-Guarantor Subsidiaries that warrants such designation.

“Non-Recourse Debt” means Indebtedness:

(1) as to which neither a Restricted Parent nor any Restricted Subsidiary of a Restricted Parent (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

(2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of a Restricted Parent or any Restricted Subsidiary of a Restricted Parent to declare a default on such other Indebtedness or cause the payment of such other Indebtedness to be accelerated or payable prior to its Stated Maturity; and

(3) as to which the lenders have been notified in writing or have agreed in writing (in the agreement relating thereto or otherwise) that they will not have any recourse to the stock or assets of a Restricted Parent or any Restricted Subsidiary of a Restricted Parent.

“Non-U.S. Subsidiary” means, with respect to any Person, any Subsidiary of such Person that is not a U.S. Subsidiary and any Subsidiary of such a Subsidiary, whether or not a U.S. Subsidiary.

“Note Guarantee” means the Guarantee by each Guarantor of the Issuers’ obligations under this Indenture and the Notes, executed pursuant to the provisions of this Indenture.

“Notes” has the meaning assigned to it in the preamble to this Indenture.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Offering Circular” means the final offering circular dated April 11, 2013 for the Initial Notes.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, the Controller, the Secretary or any Vice-President of such Person.

“Officer’s Certificate” means a certificate signed on behalf of the Issuers by one Officer of an Issuer, who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of such Issuer, that meets the requirements of Section 12.05.

“Opinion of Counsel” means an opinion from legal counsel that meets the requirements of Section 12.05, which opinion may be subject to customary assumptions, qualifications and exceptions. The counsel may be an employee of or counsel to Holdings or any Subsidiary of Holdings.

“PAPA” means an arrangement, other than with an Affiliate of Holdings, which may be unsecured or secured by a Lien granted in conjunction with purchase contracts for the purchase of real estate and which provides for future payments due to the sellers of such real estate at the time of the sale of homes constructed on such real estate and which payments may be contingent on the sale price of such homes, which arrangement may include (1) adjustments to the land purchase price, (2) profit participations, (3) community marketing fees and community enhancement fees and (4) reimbursable costs paid by the land developer.

“Pari Passu Indebtedness” means:

(1) all Indebtedness of U.S. Holdings, the Issuers or any Subsidiary Guarantor outstanding under a Credit Agreement or under any other Credit Facilities (including post-petition interest at the rate provided in the documentation with respect thereto, whether or not allowed as a claim in any bankruptcy proceeding), and all Hedging Obligations and Treasury Management Obligations with respect thereto;

(2) any other Indebtedness of U.S. Holdings, the Issuers or any Subsidiary Guarantor permitted to be incurred under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to the Notes or any Note Guarantee; and

(3) all Obligations with respect to the items listed in the preceding clauses (1) and (2).

Notwithstanding anything to the contrary in the preceding clauses (1), (2) and (3), Pari Passu Indebtedness will not include:

(1) any intercompany Indebtedness of the Restricted Parents or any of their Subsidiaries to any of their Affiliates;

(2) any trade payables;

(3) the portion of any Indebtedness that is incurred in violation of this Indenture (but only to the extent so incurred); provided that Indebtedness outstanding under Credit Facilities will not cease to be Pari Passu Indebtedness as a result of this clause (3) if the lenders or agents thereunder obtained a representation from the Restricted Parents or any of their Subsidiaries on the date such Indebtedness was incurred to the effect that such Indebtedness was not prohibited by this Indenture; or

(4) Indebtedness which is classified as non-recourse in accordance with Applicable Accounting Standards or any unsecured claim arising in respect thereof by reason of the application of Section 1111(b)(1) of the Bankruptcy Code.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Permitted Business” means (i) any business engaged in by the Restricted Parents or any of their Restricted Subsidiaries on the Issue Date, (ii) any business or other activities that are reasonably similar, ancillary, complementary or related to, or a reasonable extension, development or expansion of, the businesses described in clause (i) of this definition and (iii) any business in the homebuilding, real estate development or community planning industries.

“Permitted Holders” means (i) JH Investments Inc., Oaktree Capital Management, L.P. and TPG Capital, L.P. and their respective Affiliates and all investment funds managed by any of the foregoing (excluding, for the avoidance of doubt, their respective portfolio companies or other operating companies affiliated with JH Investments Inc., Oaktree Capital Management, L.P. or TPG Capital, L.P.), (ii) any Person or any of the Persons who were a group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) whose ownership of assets or Voting Stock has triggered a Change of Control in respect of which a Change of Control Offer has been made and all Notes that were tendered therein have been accepted and paid, (iii) any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing beneficially own, without giving effect to the existence of such group or any other group, more than 50.0% of the total voting power of the aggregate Voting Stock of the U.S. Issuer and the Canadian Issuer held directly or indirectly by such group and (iv) any members of a group described in clause (iii) for so long as such Person is a member of such group.

“Permitted Investments” means:

(1) any Investment in a Restricted Parent or in a Restricted Subsidiary of a Restricted Parent;

(2) any Investment in Cash Equivalents;

(3) any Investment by a Restricted Parent or any Restricted Subsidiary of a Restricted Parent in a Person, if as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary of a Restricted Parent; or

(b) such Person, in one transaction or a series of transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, a Restricted Parent or a Restricted Subsidiary of a Restricted Parent;

(4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10;

(5) any Investment solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of a Restricted Parent or a direct or indirect parent thereof;

(6) any Investments received in compromise, settlement or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of a Restricted Parent or any Restricted Subsidiary of a Restricted Parent, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer, (B) litigation, arbitration or other disputes with Persons who are not Affiliates or (C) as a result of a foreclosure by a Restricted Parent or any Restricted Subsidiary of a Restricted Parent with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(7) Investments represented by Hedging Obligations;

(8) any Investment in payroll, travel and similar advances to cover business-related travel expenses, moving expenses or other similar expenses, in each case incurred in the ordinary course of business;

(9) Investments in receivables owing to a Restricted Parent or any Restricted Subsidiary of a Restricted Parent if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as such Restricted Parent or Restricted Subsidiary deems reasonable under the circumstances;

(10) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers compensation, performance and similar deposits entered into as a result of the operations of the business in the ordinary course of business;

(11) obligations of one or more officers or other employees of a Restricted Parent or any Restricted Subsidiary of a Restricted Parent in connection with such officer’s or employee’s acquisition of shares of Capital Stock of a Restricted Parent or a direct or indirect parent thereof so long as no cash or other assets are paid by a Restricted Parent or any Restricted Subsidiaries of a Restricted Parent to such officers or employees in connection with the acquisition of any such obligations;

(12) loans or advances to and guarantees provided for the benefit of employees, agents or consultants made in the ordinary course of business of a Restricted Parent or any Restricted Subsidiary of a Restricted Parent in an aggregate principal amount not to exceed $7.5 million at any one time outstanding;

(13) (i) Investments (other than those described in clause (23) below) existing as of the Issue Date, (ii) Investments made pursuant to a binding commitment existing on the Issue Date or (iii) Investments consisting of any extension, modification or renewal of any Investment described in clause (i) or (ii) (excluding any such extension, modification or renewal involving additional advances, contributions or other investments of cash or property or other increases thereof unless it is a result of the accrual or accretion of interest or original issue discount or payment-in-kind pursuant to the terms, as of the Issue Date, of the original Investment so extended, modified or renewed);

(14) repurchases of the Notes and the Notes Guarantees;

(15) other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (15) that are at the time outstanding, after giving effect to any return of or on any Investments previously made pursuant to this clause (15) received by a Restricted Parent or any of their Restricted Subsidiaries, not to exceed the greater of $150.0 million and 6.0% of Consolidated Adjusted Tangible Assets; provided, however, that if any Investment pursuant to this clause (15) is made in any Person that is not a Restricted Subsidiary of a Restricted Parent at the date of the making of such Investment and such Person becomes a Restricted Subsidiary of a Restricted Parent after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (15) for so long as such Person continues to be a Restricted Subsidiary of a Restricted Parent (it being understood that if such Person thereafter ceases to be such, such Investment will again be deemed to have been made pursuant to this clause (15));

(16) Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in the joint venture arrangements and similar binding arrangements;

(17) extensions of trade credit and credit in connection with the sale of Lots and Housing Units, asset purchases (including purchases of inventory, supplies and materials) and the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons, in each case in the ordinary course of business;

(18) any Investment in any entity or purchase of a business or assets in each case owned (or previously owned) by a customer of a Restricted Parent or any Restricted Subsidiary of a Restricted Parent as a condition or in connection with such customer (or any member of such customer’s group) contracting with a Restricted Parent or any such Restricted Subsidiary, in each case in the ordinary course of business;

(19) obligations (but not payments thereon) with respect to homeowners association obligations, community facility district bonds, metro district bonds, mello-roos bonds and subdivision improvement bonds and similar bonding requirements arising in the ordinary course of business of a homebuilder;

(20) guarantee obligations, including completion guarantee or indemnification obligations (other than for the payment of borrowed money) entered into in the ordinary course of business and incurred for the benefit of any adjoining landowner, lender, seller of real property or municipal government authority (or enterprises thereof) in connection with the acquisition, construction, subdivision, entitlement and development of real property;

(21) Investments by a Restricted Subsidiary that is not a Subsidiary Guarantor in another Restricted Subsidiary that is not a Subsidiary Guarantor;

(22) Investments in any Guarantor, Restricted Subsidiary of a Restricted Parent or joint venture engaged in a Permitted Business in connection with intercompany cash management arrangements in the ordinary course of business;

(23) Investments in joint ventures engaged in a Permitted Business by a Restricted Parent or any Restricted Subsidiary of a Restricted Parent that do not exceed at the time such Investments are made, after giving effect to any return of or on any Investments previously made pursuant to this clause (23) received by a Restricted Parent or any Restricted Subsidiary, the sum of (A) the aggregate amount of the Investments by the Restricted Parents and their Restricted Subsidiaries in joint ventures committed on the Issue Date plus (B) an amount not to exceed the greater of $100.0 million and 6.5% of Consolidated Adjusted Tangible Assets, in each case net of any return of or on such Investments received by a Restricted Parent or any Restricted Subsidiary;

(24) Investments resulting from the acquisition of a Person, otherwise permitted by this Indenture, which Investments at the time of such acquisition were held by the acquired Person and were not acquired in contemplation of the acquisition of such Person;

(25) reclassification of any Investment initially made in (or reclassified as) one form into another (such as from equity to loan or vice versa); provided in each case that the amount of such Investment is not increased thereby;

(26) Guarantees otherwise permitted by the terms of this Indenture;

(27) Investments consisting of purchases and acquisitions of supplies, material or equipment or the licenses or contribution of intellectual property in the ordinary course of business pursuant to joint marketing, joint development or similar arrangements with other Persons;

(28) advances, loans, rebates and extensions of credit (including the creation of receivables) to suppliers, customers and vendors, and performance and completion guarantees, in each case in the ordinary course of business;

(29) the pledge of the Equity Interests of an SPE as security for Indebtedness that is permitted to be incurred under clause (22) of Section 4.09(b);

(30) capital contributions or other Investments in any Insurance Subsidiary by any direct or indirect parent company any such Insurance Subsidiary to the extent required to comply with applicable laws (including solvency laws) or to satisfy other regulatory requirements applicable to such Insurance Subsidiary; and

(31) Investments in any Mortgage Subsidiary or Insurance Subsidiary at any time outstanding not to exceed the greater of $10.0 million and 0.5% of Consolidated Adjusted Tangible Assets, net of any return of or on capital received by a Restricted Parent or any Restricted Subsidiary.

“Permitted Liens” means:

(1) prior to delivery of a Covenant Termination Event Notice pursuant to a Covenant Termination Event:

(a) Liens in favor of the Restricted Parents or the Subsidiary Guarantors;

(b) Liens on property or assets of a Person, plus renewals and extensions of such Liens, existing at the time such Person is merged with or into, consolidated with or acquired by a Restricted Parent or any Subsidiary of a Restricted Parent, whether in existence prior to the merger, consolidation or acquisition or incurred in contemplation thereof; provided that such Liens do not extend to any assets other than those of the Person merged into, consolidated with or acquired by such Restricted Parent or such Subsidiary and additions, accessions, improvements and replacements and customary deposits in connection therewith and proceeds and products therefrom, and other than pursuant to customary after-acquired property clauses;

(c) Liens on property (including Capital Stock) and additions, accessions, improvements and replacements and customary deposits in connection therewith and proceeds and products therefrom; existing at the time of acquisition of the property by a Restricted Parent or any Restricted Subsidiary of a Restricted Parent, whether such Liens were in existence prior to such acquisition, or were incurred in contemplation of such acquisition;

(d) Liens (including deposits and pledges) to secure the performance of public or statutory obligations, progress payments, surety or appeal bonds, performance bonds, completion bonds, completion guarantees or other obligations of a like nature incurred in the ordinary course of business;

(e) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by Section 4.09(b)(4) covering only the assets acquired, constructed or improved with or financed by such Indebtedness, and additions, accessions, improvements and replacements and customary deposits in connection therewith and proceeds and products therefrom; provided that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender;

(f) Liens existing on the Issue Date (other than Liens securing the Credit Agreement and the Canadian LC Facilities), plus renewals and extensions of such Liens;

(g) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with Applicable Accounting Standards has been made therefor;

(h) Liens imposed by law, such as carriers’, warehousemen’s, landlord’s, materialmen’s, repairmen’s, construction contractors’, laborers’, employees’, suppliers’ and mechanics’ Liens, in each case, incurred in the ordinary course of business;

(i) survey exceptions, title defects, encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that do not materially interfere with the ordinary conduct of the business of the Restricted Parents and their Subsidiaries, taken as a whole;

(j) Liens created for the benefit of (or to secure) the Notes (or the Note Guarantees);

(k) Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under this Indenture; provided, however, that:

(i) the new Lien shall be limited to all or part of the same property and assets securing the original Indebtedness (and additions, accessions, improvements and replacements and customary deposits in connection therewith and proceeds and products therefrom); and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Indebtedness; and

(ii) the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount, or, if greater, the committed amount, of the Permitted Refinancing Indebtedness, plus accrued interest thereon and (y) an amount necessary to pay any fees, commissions, discounts and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;

(l) Liens incurred with respect to obligations that do not exceed the greater of $25.0 million and 1.5% of Consolidated Adjusted Tangible Assets at any one time outstanding;

(m) Liens incurred or pledges or deposits made in connection with workers’ compensation, unemployment insurance and other types of social security or similar legislation, or to secure the performance of tenders, statutory obligations, surety, stay, customs and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds, utility services, developer’s or others’ obligations to make on-site or off-site improvements and other similar obligations (including those to secure health, safety and environmental obligations) incurred in the ordinary course of business but not including any Liens imposed under the Pension Benefits Act (Ontario) or any pension standards legislation of any other applicable jurisdiction in Canada;

(n) zoning restrictions, easements, licenses, reservations, provisions, encroachments, encumbrances, protrusion permits, servitudes, covenants, conditions, waivers, restrictions on the use of property or minor irregularities of title (and with respect to leasehold interests, mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of the leased property, with or without consent of the lessee), in each case, not materially interfering with the ordinary conduct of the business of the Restricted Parents and their Subsidiaries, taken as a whole;

(o) leases, subleases, licenses or sublicenses to third parties entered into in the ordinary course of business;

(p) Liens securing Hedging Obligations and cash management obligations;

(q) Liens arising out of judgments, decrees, orders or awards in respect of which an Issuer shall in good faith be prosecuting an appeal or proceedings for review which appeal or proceedings shall not have been finally terminated, or if the period within which such appeal or proceedings may be initiated shall not have expired;

(r) Liens on Capital Stock of an Unrestricted Subsidiary that secure Indebtedness or other obligation of such Unrestricted Subsidiary;

(s) Liens for homeowner, condominium and similar association fees, assessments and other payments;

(t) rights of purchasers and borrowers with respect to security deposits, escrow funds and other amounts held by a Restricted Parent or any Subsidiary of a Restricted Parent;

(u) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(v) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by a Restricted Parent and any Restricted Subsidiary of a Restricted Parent in the ordinary course of business;

(w) deposits made in the ordinary course of business to secure liability to insurance carriers;

(x) judgment and attachment Liens not giving rise to an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

(y) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(z) Liens incurred to secure cash management services or to implement cash pooling arrangements in the ordinary course of business;

(aa) any amounts held by a trustee in the funds and accounts under an indenture securing any revenue bonds issued for the benefit of a Restricted Parent or any Restricted Subsidiary of a Restricted Parent;

(bb) Liens arising by virtue of any statutory or common law provisions relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depository or financial institution;

(cc) pledges, deposits and other Liens existing under, or required to be made in connection with, (i) earnest money obligations, escrows or similar purpose undertakings or indemnifications in connection with any purchase and sale agreement, (ii) development agreements or other contracts entered into with governmental authorities (or an entity sponsored by a governmental authority) in connection with the entitlement of real property or (iii) agreements for the funding of infrastructure, including in respect of the issuance of community facility district bonds, metro district bonds, subdivision improvement bonds and similar bonding requirements arising in the ordinary course of business of a homebuilder;

(dd) Liens on Model Home Units and additions, accessions, improvements and replacements and customary deposits in connection therewith and proceeds and products therefrom;

(ee) Liens deemed to exist by reason of (i) any encumbrance or restriction (including put and call arrangements) with respect to the Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement or (ii) any encumbrance or restriction imposed under any contract for the sale by a Restricted Parent or any Subsidiary of a Restricted Parent of the Capital Stock of any Subsidiary of a Restricted Parent, or any business unit or division of a Restricted Parent or any Subsidiary of a Restricted Parent permitted by this Indenture; provided that in each case such Liens shall extend only to the relevant Capital Stock;

(ff) Liens securing Specified SPE Debt of a Restricted Parent or a Restricted Subsidiary of a Restricted Parent; provided that such Liens do not at any time encumber any property, other than the Equity Interests of the relevant SPE and the property financed by such Indebtedness and additions, accessions, improvements and replacements and customary deposits in connection therewith and proceeds and products therefrom;

(gg) Liens securing obligations of a Restricted Parent or any Restricted Subsidiary of a Restricted Parent to any third party in connection with PAPAs, any option, repurchase right or right of first refusal to purchase real property granted to the master developer or the seller of real property that arises as a result of the non-use or non-development of such real property by a Restricted Parent or any Restricted Subsidiary of a Restricted Parent and joint development agreements with third parties to perform and/or pay for or reimburse the costs of construction and/or development related to or benefiting property (and additions, accessions, improvements and replacements and customary deposits in connection therewith and proceeds and products therefrom) of a Restricted Parent or any Restricted Subsidiary of a Restricted Parent and property belonging to such third parties, in each case entered into in the ordinary course of business; provided that such Liens do not at any time encumber any property, other than the property (and additions, accessions, improvements and replacements and customary deposits in connection therewith and proceeds and products therefrom) financed by such Indebtedness and the proceeds and products thereof;

(hh) Liens securing Indebtedness under one or more Credit Facilities or other Pari Passu Indebtedness permitted to be incurred pursuant to Section 4.09 in an amount not to exceed the greater of (i) the amount of Indebtedness permitted to be incurred pursuant to Section 4.09(b)(1) and (ii) 10.0% of Consolidated Adjusted Tangible Assets at the time of incurrence of such Indebtedness;

(ii) Liens on assets of Mortgage Subsidiaries securing Indebtedness incurred by Mortgage Subsidiaries pursuant to Section 4.09(b)(28);

(jj) Liens securing Guarantees incurred pursuant to clause (30) or (31) of Section 4.09(b);

(kk) Purchase money mortgages and mortgages securing construction, improvement or development loans (including, without limitation, Capital Lease Obligations and purchase money Indebtedness), including with respect to Obligations incurred pursuant to clause (4) of Section 4.09(b), covering only the assets acquired, constructed, improved, developed or financed by such Indebtedness (and additions, accessions, improvements and replacements and customary deposits in connection therewith and proceeds and products of the foregoing); provided that any such Liens are established within 365 days of such purchase, construction, improvement or development; and

(ll) Liens on assets of the Canadian Issuer and its Restricted Subsidiaries securing Indebtedness incurred by the Canadian Issuer or its Restricted Subsidiaries pursuant to subclause (24) of Section 4.09(b).

(2) from and after delivery of a Covenant Termination Event Notice pursuant to a Covenant Termination Event:

(a) Liens described in clause (1) of this definition (other than subclauses (e), (k) and (t)); and

(b) Liens securing Indebtedness (other than Indebtedness that is secured equally and ratably with the Notes) in an aggregate principal amount not to exceed 15% of Consolidated Adjusted Tangible Assets at the time of incurrence of such Indebtedness.

“Permitted Payments to Holdings” means, without duplication:

(1) payments, directly or indirectly, to Holdings to be used by Holdings to pay (or to pay dividends or make other distributions to allow any direct or indirect parent of Holdings to pay) the tax liability to each relevant jurisdiction in respect of consolidated, combined, unitary or affiliated returns for the relevant jurisdiction of Holdings (or such parent), but only to the extent of taxes that U.S. Holdings and the Issuers would have to pay if they filed tax returns on a standalone basis for each of themselves and their respective Subsidiaries; provided, that such payments are used by Holdings for such purposes within 90 days of the receipt of such payments;

(2) payments, directly or indirectly, to Holdings if the proceeds thereof are used to pay general corporate and overhead expenses (including salaries and other compensation of employees) incurred in the ordinary course of its business as a direct or indirect holding company for the Restricted Parents and their Subsidiaries;

(3) any “deemed dividend” recognized for accounting purposes resulting from, or in connection with, the filing of a consolidated or combined federal income tax return by U.S. Holdings and the Issuers or any direct or indirect parent or Subsidiary of U.S. Holdings and the Issuers; and

(4) any Restricted Payment in the form of dividends or distributions or similar payments paid to Holdings in an amount equal to a substantially concurrent Investment by Holdings in a Restricted Parent (which payments and Investment will be excluded from the calculation of “Cumulative Buildup Basket”, from clause (2) and clause (17) of Section 4.07(b) and from the definition of Excluded Contributions).

“Permitted Refinancing Indebtedness” means any Indebtedness of a Restricted Parent or any Restricted Subsidiary of a Restricted Parent issued in exchange for, or the net proceeds of which are used to extend, renew, refund, refinance, replace, defease or discharge other Indebtedness of a Restricted Parent or any Restricted Subsidiary of a Restricted Parent (other than intercompany Indebtedness); provided that:

(1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees, commissions, discounts and expenses, including premiums, incurred in connection therewith);

(2) either (a) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, renewed, refunded, refinanced, replaced, defeased or discharged or (b) all scheduled payments on or in respect of such Permitted Refinancing Indebtedness (other than interest payments) shall be at least 91 days following the final scheduled maturity of the Notes; and if such Indebtedness is Pari Passu Indebtedness and has a final stated maturity later than the final stated maturity of the Notes, such Permitted Refinancing Indebtedness has a final stated maturity later than the final stated maturity of the Notes;

(3) if the Indebtedness being extended, renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, renewed, refunded, refinanced, replaced, defeased or discharged; and

(4) Permitted Refinancing Indebtedness may not be incurred by a Person other than an Issuer and any of the Guarantors to renew, refund, refinance, replace, defease or discharge any Indebtedness of an Issuer or a Guarantor.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Private Placement Legend” means the legend set forth in Section 2.06(f)(1) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“Pro Forma Cost Savings” means, with respect to any period, the reduction in net costs and related adjustments that (i) were directly attributable to an Investment, acquisition, merger, consolidation, disposition, amalgamation, discontinued operations (as determined in accordance with Applicable Accounting Standards) and any operational changes that occurred during the four-quarter reference period or subsequent to the four-quarter reference period and on or prior to the Calculation Date or (ii) have been realized or for which the steps necessary for realization have been taken or are reasonably expected to be taken within 12 months following any such Investment, acquisition, merger, consolidation, disposition, amalgamation or discontinued operations (as determined in accordance with Applicable Accounting Standards) and any operational changes and, in the case of each of (i) and (ii), are described, as provided below, in an Officer’s Certificate, as if all such reductions in costs had been effected as of the beginning of such period. Pro Forma Cost Savings described above shall be accompanied by an Officer’s Certificate delivered to the Trustee from an Issuer’s chief financial officer that outlines the specific actions taken or to be taken, and the net cost savings achieved or to be achieved from each such action.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Pro Forma Debt to Capitalization Percentage” means, with respect to any Restricted Payment, a fraction (expressed as a percentage), the numerator of which is Consolidated Adjusted Total Indebtedness and the denominator of which is Consolidated Total Capitalization, in each case as of the last day of the most recent fiscal quarter for which internal financial statements are available and determined on a pro forma basis to give effect to such Restricted Payment and such other pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set out in the definition of Fixed Charge Coverage Ratio.

“Qualified Proceeds” means any of the following or any combination of the following:

(1) Cash Equivalents;

(2) the Fair Market Value of assets that are used or useful in the Permitted Business; and

(3) the Fair Market Value of the Capital Stock of any Person engaged primarily in a Permitted Business if, in connection with the receipt of such Capital Stock, such Person becomes a Restricted Subsidiary of a Restricted Parent or such Person is merged or consolidated into a Restricted Parent or any of their Restricted Subsidiaries, provided that Qualified Proceeds shall not include Excluded Contributions.

“Rating Agencies” mean Moody’s and S&P or if Moody’s or S&P or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuers (as certified by a resolution by their Board of Directors) which shall be substituted for Moody’s or S&P or both, as the case may be.

“Reference Date” means April 13, 2012.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as appropriate.

“Regulation S Permanent Global Note” means a permanent Global Note in the form of Exhibit A1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the Restricted Period.

“Regulation S Temporary Global Note” means a temporary Global Note in the form of Exhibit A2 hereto deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

“Replacement Preferred Stock” means any Disqualified Stock or preferred stock of a Restricted Parent or any Restricted Subsidiary of a Restricted Parent issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace or discharge any other preferred stock of a Restricted Parent or any Restricted Subsidiary of a Restricted Parent (other than intercompany preferred stock); provided that such Replacement Preferred Stock is issued by a Restricted Parent or the Restricted Subsidiary of a Restricted Parent who is the issuer of the preferred stock being renewed, refunded, refinanced, replaced or discharged.

“Responsible Officer” when used with respect to the Trustee, means any officer within the corporate trust administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject and who shall have responsibility for the administration of this Indenture.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Parents” means the Canadian Issuer and U.S. Holdings.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary. For the avoidance of doubt, (a) the Restricted Subsidiaries of U.S. Holdings shall include the U.S. Issuer and the Restricted Subsidiaries of the U.S. Issuer; (b) the Restricted Subsidiaries of the Restricted Parents shall be construed as a collective reference to each Restricted Subsidiary of either the Canadian Issuer or U.S. Holdings; and (c) a reference to the Restricted Subsidiaries of Holdings for purposes of the calculation of Consolidated Net Income, Consolidated Total Indebtedness, Consolidated Adjusted Tangible Assets, Consolidated Adjusted EBITDA, Fixed Charge Coverage Ratio, Fixed Charges and Specified Inventory Ratio (and components of any of the foregoing) shall be deemed to include the Restricted Parents, the U.S. Issuer and all Restricted Subsidiaries of the Restricted Parents (and any intermediate holding companies between Holdings and the Restricted Parents).

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Significant Subsidiary” means, with respect to any specified Person, any Subsidiary of such Person that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.

“SPE” means (i) an entity formed for the purpose of holding, acquiring, constructing, developing or improving assets whose acquisition, construction, development or improvement will be financed by Specified SPE Debt or equity Investments in such entity or (ii) an entity acquired by a Restricted Parent or a Restricted Subsidiary of a Restricted Parent whose outstanding Indebtedness is all Specified SPE Debt.

“Specified Inventory Ratio” means, as at any date of determination, the ratio of (a) the aggregate amount of inventory (other than real estate not owned) of Holdings and its Restricted Subsidiaries as of the end of the most recent fiscal quarter for which internal financial statements are available plus the aggregate amount of unrestricted cash and Cash Equivalents of Holdings and its Restricted Subsidiaries as of the end of such fiscal quarter to (b) Consolidated Total Indebtedness of Holdings and its Restricted Subsidiaries as of the end of such fiscal quarter, in each case determined on a consolidated basis in accordance with Applicable Accounting Standards and with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio.”

“Specified SPE Debt” means, with respect to any SPE, Indebtedness of such SPE for which the sole legal recourse for collection of principal and interest on such Indebtedness is against the assets of such SPE and its Subsidiaries or the assets of any projects, land, lots or Housing Units acquired, developed or improved by such SPE and its Subsidiaries. Notwithstanding the foregoing, Indebtedness which otherwise constitutes Specified SPE Debt will not lose its character as Specified SPE Debt because there is recourse to an Issuer, any Note Guarantor or any other Person with respect to such Indebtedness for or in respect of (a) environmental warranties and indemnities, (b) indemnities for and losses arising from fraud, misrepresentation, misapplication or nonpayment of rents, profits, insurance and condemnation proceeds and other sums actually received by the relevant borrower from secured assets to be paid to the lender, waste and mechanics’ liens, (c) a voluntary bankruptcy filing (or similar filing or action) or collusive involuntary bankruptcy filings by such borrower, and other events, actions and circumstances customarily excluded by institutional lenders from exculpation provisions and/or included in separate indemnification agreements or guarantees in non-recourse financings of real estate, (d) performance and completion guarantees, or (e) financial guarantees by a Restricted Parent or any of its Restricted Subsidiaries incurred in compliance with Section 4.09 (other than pursuant to clause (9) of Section 4.09(b)).

“Specified SPE Guarantees” means the items listed in clauses (a) through (e) of the second sentence in the definition of “Specified SPE Debt”.

“Sponsor Loan Contribution” means the retirement by the lenders of the Bridge Loans, or the contribution or other transfer, directly or indirectly, to a Subsidiary of Holdings, of $150.0 million aggregate principal amount of Bridge Loans, as described in the March 2012 Offering Circular.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the Issue Date, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Stock Purchase Agreement” means the Stock Purchase Agreement dated as of March 30, 2011, among Holdings, Taylor Morrison Communities, Inc., Monarch Corporation, Taylor Wimpey plc, Wimpey Overseas Holdings Limited and Taylor Wimpey 2007 Limited.

“Subordinated Indebtedness” means

(a) with respect to the Issuers, any Indebtedness of such Issuer which is by its terms subordinated in right of payment to the Notes, and

(b) with respect to any Guarantor, any Indebtedness of such Guarantor which is by its terms subordinated in right of payment to the Note Guarantee of such Guarantor.

“Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Subsidiary Guarantors” means each Restricted Subsidiary of a Restricted Parent (other than the U.S. Issuer) that executes a Note Guarantee in accordance with the provisions of this Indenture, and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of this Indenture.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb).

“Treasury Management Obligations” means obligations under any agreement governing the provision of treasury or cash management services, including deposit accounts, funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services. Treasury Management Obligations shall not constitute Indebtedness.

“Treasury Rate” means, as of any redemption date or date of deposit, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date or date of deposit (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to April 15, 2016; provided that if the period from the redemption date to April 15, 2016 is less than one year, the weekly average yield on actively traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trustee” means the party named as such in the preamble to this Indenture until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Subsidiary” means any Subsidiary of a Restricted Parent and any Subsidiary of an Unrestricted Subsidiary that is designated by the Board of Directors of a Restricted Parent as an Unrestricted Subsidiary pursuant to a resolution of such Board of Directors, but only to the extent that such Subsidiary:

(1) has no Indebtedness other than Non-Recourse Debt;

(2) except as permitted by Section 4.11, is not party to any agreement, contract, arrangement or understanding with a Restricted Parent or any Restricted Subsidiary of a Restricted Parent unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to such Restricted Parent or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Issuers;

(3) is a Person with respect to which neither a Restricted Parent nor any Restricted Subsidiary of a Restricted Parent has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of a Restricted Parent or any Restricted Subsidiary of a Restricted Parent, except in the case of clauses (3) and (4) above, to the extent:

(A) that such Restricted Parent or Restricted Subsidiary could otherwise provide such a guarantee or incur such Indebtedness under Section 4.09(a), and

(B) the provision of such guarantee and the incurrence of such indebtedness otherwise would be permitted under Section 4.07.

“U.S. GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Reference Date.

“U.S. Holdings” means Taylor Morrison Holdings, Inc. a Delaware corporation.

“U.S. Issuer” means Taylor Morrison Communities, Inc., a Delaware corporation.

“U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.

“U.S. Subsidiary” means, with respect to any Person, any Subsidiary of such Person that is organized or existing under the laws of the United States, any state thereof, or the District of Columbia.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2) the then outstanding principal amount of such Indebtedness.

“Wholly Owned U.S. Subsidiary” means any Restricted Subsidiary of U.S. Holdings that was formed under the laws of the United States or any state of the United States or the District of Columbia that is a Wholly Owned Subsidiary of U.S. Holdings.

“Wholly Owned Subsidiary” of any specified Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interest of which (other than directors’ qualifying shares) will at that time be owned by such Person or by one or more Wholly Owned Subsidiaries of such person.

Section 1.02 Other Definitions.

Term	Defined in Section
“Affiliate Transaction”	4.11
“Aggregate Payments”	10.01(e)
“Asset Sale Offer”	4.10
“Authentication Order”	2.02
“Calculation Date”	1.01 (Definition of “Fixed Charge Coverage Ratio”)
“Change of Control Offer”	4.15
“Change of Control Payment”	4.15
“Change of Control Payment Date”	4.15
“Contributing Guarantor”	10.01(e)
“Covenant Defeasance”	8.03
“Covenant Termination Event”	4.21
“Covenant Termination Event Notice”	4.21
“Cumulative Buildup Basket”	4.07
“DTC”	2.03
“Event of Default”	6.01
“Exchange Rate”	12.17
“Excess Proceeds”	4.10
“Fair Share”	10.01(e)
“Fair Share Contribution Amount”	10.01(e)
“Financial Reports”	4.03
“Funding Guarantor”	10.01(e)
“incur”	4.09
“Legal Defeasance”	8.02
“Offer Amount”	3.09
“Offer Period”	3.09

“Paying Agent”	2.03
“Payment Default”	6.01
“Permitted Debt”	4.09
“Purchase Date”	3.09
“Registrar”	2.03
“Restricted Payments”	4.07
“Substitute Reports”	4.03(l)
“Triggering Lien”	4.12

Section 1.03 Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA and subject to Section 12.01, the provision is incorporated by reference in and made a part of this Indenture.

The following TIA terms if and to the extent used in this Indenture by virtue of Section 7.11 have the following meanings:

“indenture securities” means the Notes;

“indenture security Holder” means a Holder of a Note;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Notes and the Note Guarantees means the Issuers and the Guarantors, respectively, and any successor obligor upon the Notes and the Note Guarantees, respectively.

Section 1.04 Rules of Construction and Calculation.

(a) Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with Applicable Accounting Standards;

(3) “or” is not exclusive;

(4) words in the singular include the plural, and in the plural include the singular;

(5) “will” shall be interpreted to express a command;

(6) provisions apply to successive events and transactions;

(7) references to sections of or rules under the Securities Act will be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;

(8) “including” shall be interpreted to mean “including without limitation”;

(9) references to Sections refer to Sections of this Indenture; and

(10) the term “all or substantially all,” when applied to the assets of a Person and/or its Subsidiaries shall not be read to mean “any” of such assets as a result of such Person and/or its Subsidiaries being in the “zone of insolvency.”

(b) All financial calculations regarding the Issuers and their Subsidiaries for periods prior to the Issue Date shall be based upon the consolidated financial statements of Holdings and its Subsidiaries.

ARTICLE 2.

THE NOTES

Section 2.01 Form and Dating.

(a) General. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibits A1 or A2 attached hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage (provided that any such notation, legend or endorsement required by usage is in a form reasonably acceptable to the Issuers). Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Issuers, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b) Global Notes. Notes issued in global form shall be substantially in the form of Exhibits A1 or A2 attached hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A1 attached hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, repurchases, and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 and shall be made on the records of the Trustee and the Depositary.

(c) Temporary Global Notes. Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Note, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Custodian, at its New York office and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Issuers and authenticated by the Trustee as hereinafter provided. Following the expiration of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note shall be exchanged for beneficial interests in the Regulation S Permanent Global Note upon the receipt by the Trustee of:

(1) a written certificate from the Depositary, together with copies of certificates from Euroclear and Clearstream certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Note (except to the extent of any beneficial owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who shall take delivery of a beneficial ownership interest in a 144A Global Note bearing a Private Placement Legend, all as contemplated by Section 2.06(b)); and

(2) an Officer’s Certificate from the Issuers.

Any such exchange of beneficial interests in the Regulation S Temporary Global Note for beneficial interests in the Regulation S Permanent Global Note shall be subject to the Applicable

Procedures. Simultaneously with the authentication of the Regulation S Permanent Global Note, the Trustee shall cancel the Regulation S Temporary Global Note. The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

(d) Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes that are held by Participants through Euroclear or Clearstream.

Section 2.02 Execution and Authentication.

At least one Officer of each Issuer must sign the Notes for the Issuers by manual or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been duly authenticated under this Indenture.

The Trustee shall authenticate and deliver: (i) on the Issue Date, an aggregate principal amount of $550.0 million 5.25% Senior Notes due 2021 and (ii) Additional Notes for an original issue in an aggregate principal amount specified in an Authentication Order pursuant to this Section 2.02 and Section 2.14, in each case upon a written order of the Issuers signed by one Officer of each Issuer (an “Authentication Order”). Such Authentication Order shall specify the amount of the Notes to be authenticated and the date on which the original issue of the Notes is to be authenticated.

The Trustee may appoint an authenticating agent acceptable to the Issuers to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuers.

Section 2.03 Registrar and Paying Agent.

The Issuers shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Issuers may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Issuers may change any Paying Agent or Registrar without notice to any Holder. The Issuers shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuers fail to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. An Issuer or any of its Subsidiaries may act as Paying Agent or Registrar.

The Issuers initially appoint The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

The Issuers initially appoint the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

Section 2.04 Paying Agent to Hold Money in Trust.

The Issuers shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and shall notify the Trustee in writing of any default by the Issuers in making any such payment. While any such default continues, the Trustee may require in writing a Paying Agent to pay all money held by it in trust to the Trustee. The Issuers at any time may require in writing a Paying Agent to pay all money held by it in trust to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than Holdings or any of its Subsidiaries) shall have no further liability for the money. If Holdings or any of its Subsidiaries acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to Holdings or any of its Subsidiaries, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05 Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Trustee is not the Registrar, the Issuers shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders.

Section 2.06 Transfer and Exchange.

(a) Transfer and Exchange of Global Notes. A Global Note may not be transferred except in whole (but not in part) by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes shall be exchanged by the Issuers for Definitive Notes if:

(1) the Depositary (a) notifies the Issuers that it is unwilling or unable to continue as Depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuers within 120 days after the date of such notice from the Depositary;

(2) the Issuers in their sole discretion determine that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and deliver a written notice to such effect to the Trustee; provided that in no event shall the Regulation S Temporary Global Note be exchanged by the Issuers for Definitive Notes prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act; or

(3) there has occurred and is continuing an Event of Default with respect to the Notes.

Upon the occurrence of any of the preceding events in (1), (2) or (3) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Sections 2.07 or 2.10, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a); however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b) or (c).

(b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Temporary Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).

(2) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:

(A) both:

(i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(B) both:

(i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in clause (i) above; provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903 under the Securities Act.

Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(g).

(3) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

(A) if the transferee shall take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

(B) if the transferee shall take delivery in the form of a beneficial interest in the Regulation S Global Note then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

(4) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

(i) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(ii) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case, if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

(1) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E) if such beneficial interest is being transferred to an Issuer or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(F) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g), and the Issuers shall execute and, upon receipt of an Authentication Order, the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(2) Beneficial Interests in Regulation S Temporary Global Note to Definitive Notes. Notwithstanding Sections 2.06(c)(1)(A) and (C), a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

(3) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if the Registrar receives the following:

(i) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(ii) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

(iii) and, in each such case, if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(4) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2), the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g), and the Issuers shall execute and, upon receipt of an Authentication Order, the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(4) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(4) shall not bear the Private Placement Legend.

(d) Transfer and Exchange of Definitive Notes for Beneficial Interests.

(1) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E) if such Restricted Definitive Note is being transferred to an Issuer or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(F) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Note and increase or cause to be increased the aggregate principal amount of the applicable Global Note.

(2) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:

(i) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(ii) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case, if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(2), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(3) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes transferred or exchanged.

(e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

(1) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A) if the transfer shall be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B) if the transfer shall be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C) if the transfer shall be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications required by item (3) thereof, if applicable.

(2) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if the Registrar receives the following:

(i) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(ii) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case, if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(1) Private Placement Legend.

(A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1) REPRESENTS THAT IT, AND ANY ACCOUNT FOR WHICH IT IS ACTING, (A) IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) OR (B) IS NOT A “U.S. PERSON” (WITHIN THE MEANING OF RULE 902 OF REGULATION S UNDER THE SECURITIES ACT), AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2) AGREES FOR THE BENEFIT OF THE ISSUERS THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE RESALE RESTRICTION TERMINATION DATE (AS DEFINED IN THE NEXT PARAGRAPH), EXCEPT:

(A) TO THE PARENT OR ANY SUBSIDIARY THEREOF;

(B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT;

(C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT;

(D) IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT; OR

(E) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THE RESALE RESTRICTION TERMINATION DATE WILL BE THE DATE (1) THAT IS AT LEAST ONE YEAR AFTER THE ORIGINAL ISSUE DATE HEREOF AND (2) ON WHICH THE ISSUERS INSTRUCT THE TRUSTEE THAT THIS LEGEND SHALL BE DEEMED REMOVED FROM THIS SECURITY, IN ACCORDANCE WITH THE PROCEDURES DESCRIBED IN THE INDENTURE RELATED TO THIS SECURITY. PRIOR TO THE REGISTRATION OF ANY TRANSFER OTHER THAN IN ACCORDANCE WITH 2(B) ABOVE, THE ISSUERS AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.”

(F) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(4), (c)(3), (c)(4), (d)(2), (d)(3), (e)(2) or (e)(3) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

(2) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.01 AND SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUERS.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED

REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE ISSUERS OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(3) Regulation S Temporary Global Note Legend. Each Regulation S Temporary Global Note shall bear a legend in substantially the following form:

“THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).

THIS NOTE AND THE GUARANTEES ENDORSED HEREON HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE NOR THE GUARANTEES ENDORSED HEREON NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS NOTE AND THE GUARANTEES ENDORSED HEREON BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE WHICH IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH AN ISSUER OR ANY AFFILIATE OF AN ISSUER WAS THE OWNER OF THIS NOTE AND THE GUARANTEES ENDORSED HEREON (OR ANY PREDECESSOR OF THIS NOTE AND THE GUARANTEES ENDORSED HEREON) (THE “RESALE RESTRICTION TERMINATION DATE”) ONLY (A)(1) TO TAYLOR MORRISON COMMUNITIES, INC., MONARCH COMMUNITIES INC. OR ANY OF THEIR RESPECTIVE SUBSIDIARIES, (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (3) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (4) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT (“REGULATION S”) IN AN OFFSHORE TRANSACTION COMPLYING WITH REGULATION S OR (5) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUERS’ AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (i) PURSUANT TO CLAUSE (A)(4) PRIOR TO THE END OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD WITHIN THE MEANING OF REGULATION S OR PURSUANT TO CLAUSE (A)(5) PRIOR TO THE RESALE RESTRICTION TERMINATION DATE, TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (ii) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS NOTE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER APPLICABLE JURISDICTIONS. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF A HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

(4) OID Legend. To the extent required by Section 1275(c)(1)(A) of the Internal Revenue Code of 1986, as amended, and Treasury Regulation Section 1.1275-3(b)(1), each Note issued at a discount to its stated redemption price at maturity shall bear a legend (the “OID Legend”) in substantially the following form (with any necessary amendments thereto to reflect any amendments occurring after the Issue Date to the applicable sections):

“FOR THE PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS NOTE IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT. YOU MAY CONTACT THE ISSUERS AT TAYLOR MORRISON COMMUNITIES, INC., 4900 NORTH SCOTTSDALE ROAD, SUITE 2000, SCOTTSDALE, ARIZONA 85251, ATTENTION: TREASURER, AND THE ISSUERS WILL PROVIDE YOU WITH THE ISSUE PRICE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, THE ISSUE DATE AND THE YIELD TO MATURITY OF THIS NOTE.”

(g) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(h) General Provisions Relating to Transfers and Exchanges.

(1) To permit registrations of transfers and exchanges, the Issuers shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 or at the Registrar’s request.

(2) No service charge shall be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.10, 4.15 and 9.05).

(3) The Registrar shall not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(4) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(5) The Issuers shall not be required:

(A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 and ending at the close of business on the day of selection;

(B) to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

(C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

(6) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuers may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuers shall be affected by notice to the contrary.

(7) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02.

(8) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

(9) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Notes (including any transfers between or among Depositary Participants or beneficial owners of interests in any Global Notes) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof. Neither the Trustee nor any Agent shall have any responsibility or liability for any actions taken or not taken by the Depositary.

Section 2.07 Replacement Notes.

If any mutilated Note is surrendered to the Trustee or the Issuers and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Issuers shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Issuers, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuers to protect the Issuers, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuers may charge for their expenses, including the Trustee’s expenses, in replacing a Note.

Every replacement Note is an additional obligation of the Issuers and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08 Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.09, a Note does not cease to be outstanding because the Issuers or an Affiliate of the Issuers holds the Note; however, Notes held by Holdings or a Subsidiary of Holdings shall not be deemed to be outstanding for purposes of Section 3.07(a).

If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

If the principal amount of any Note is considered paid under Section 4.01, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Issuers, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.09 Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by an Issuer or any Guarantor, or by any Person directly or indirectly controlled by an Issuer or any Guarantor, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded.

Section 2.10 Temporary Notes.

Until certificates representing Notes are ready for delivery, the Issuers may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Issuers consider appropriate for temporary Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuers shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

Section 2.11 Cancellation.

The Issuers at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of such canceled Notes (subject to the record retention requirement of the Exchange Act) in accordance with its customary procedures. Certification of the disposal of all canceled Notes shall be delivered to the Issuers upon their written request therefor. The Issuers may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12 Defaulted Interest.

If the Issuers default in a payment of interest on the Notes, they shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01. The Issuers shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Issuers shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Issuers (or, upon five Business Days’ prior written request of the Issuers, the Trustee in the name and at the expense of the Issuers) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.13 CUSIP Numbers.

The Issuers in issuing the Notes may use CUSIP numbers (if then generally in use), and, if so, the Trustee will use CUSIP numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption will not be affected by any defect in or omission of such numbers. The Issuers will promptly notify the Trustee in writing of any change in the CUSIP numbers.

Section 2.14 Issuance of Additional Notes.

The Issuers will be entitled, from time to time, subject to its compliance with Section 4.09, without consent of the Holders, to issue Additional Notes under this Indenture with identical terms as the Initial Notes issued on the Issue Date other than with respect to (i) the date of issuance and initial accrual of interest, (ii) the issue price, (iii) the amount of interest payable on the first interest payment date and (iv) any adjustments in order to conform to and ensure compliance with the Securities Act (or other applicable securities laws). The Initial Notes issued on the Issue Date and any Additional Notes will be treated as a single class for all purposes under this Indenture, except that Additional Notes issued with “original issue discount” within the meaning of the Internal Revenue Code of 1986, as amended, shall not have the same CUSIP number as any Initial Notes and, to the extent required by applicable tax regulations, may be treated as a separate class for purposes of transfer and exchanges of Notes.

With respect to any Additional Notes, the Issuers will set forth in an Officer’s Certificate pursuant to a resolution of the Board of Directors of the Issuers, copies of which will be delivered to the Trustee, the following information:

(1) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

(2) the issue price, the issue date and the CUSIP number of such Additional Notes; and

(3) whether such Additional Notes will be subject to transfer restrictions.

ARTICLE 3.

REDEMPTION AND PREPAYMENT

Section 3.01 Notices to Trustee.

If the Issuers elect to redeem Notes pursuant to the optional redemption provisions of Section 3.07, they must furnish to the Trustee, at least 30 days but not more than 60 days before the redemption date, an Officer’s Certificate setting forth:

(1) the clause of this Indenture pursuant to which the redemption shall occur;

(2) the redemption date;

(3) the principal amount of Notes to be redeemed; and

(4) the redemption price.

Section 3.02 Selection of Notes to Be Redeemed or Purchased.

If less than all of the Notes are to be redeemed or are required to be purchased at any time, the Trustee shall select Notes for redemption or purchase on a pro rata basis except:

(1) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or

(2) if otherwise required by law or the procedures of DTC.

If less than all of the Notes are to be redeemed or are required to be purchased, the particular Notes to be redeemed or purchased shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption or purchase date by the Trustee from the outstanding Notes not previously called for redemption or purchase; provided, however, that the Issuers have delivered to the Trustee, at least 35 days prior to the redemption date (or such shorter or longer period as the Trustee may agree (but in no case less than 30 days prior to the redemption date)), an Officer’s Certificate requesting that the Trustee make such selection as provided in the preceding paragraph.

The Trustee shall promptly notify the Issuers in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected shall be in amounts of $2,000 or integral multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

Section 3.03 Notice of Redemption.

Subject to the provisions of Section 3.09, at least 30 days but not more than 60 days before a redemption date, the Issuers shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Articles 8 or 11 of this Indenture.

The notice shall identify the Notes to be redeemed (including CUSIP Number(s)) and shall state:

(1) the redemption date;

(2) the redemption price;

(3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued in the name of the applicable Holder upon cancellation of the original Note;

(4) the name and address of the Paying Agent;

(5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6) that, unless the Issuers default in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(7) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

At the Issuers’ request, the Trustee shall give the notice of redemption in the Issuers’ name and at its expense; provided, however, that the Issuers have delivered to the Trustee, at least 35 days prior to the redemption date (or such shorter period as the Trustee may agree (but in no case less than 30 days prior to the redemption date)), an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph. The Issuers may provide in a notice of redemption that payment of the redemption price and the performance of the Issuers’ obligations with respect to such redemption may be performed by another Person.

Section 3.04 Effect of Notice of Redemption.

Once a notice of redemption is mailed in accordance with Section 3.03, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. Any such redemption or notice of redemption may, in the Issuers’ discretion, be subject to the satisfaction of one or more conditions precedent, including the occurrence of a Change of Control.

Section 3.05 Deposit of Redemption or Purchase Price.

Prior to 11:00 a.m., New York City time, on the relevant redemption date or required purchase date, the Issuers shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of, and accrued interest on, all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent shall promptly return to the Issuers any money deposited with the Trustee or the Paying Agent by the Issuers in excess of the amounts necessary to pay the redemption or purchase price of, and accrued interest on, all Notes to be redeemed or purchased.

If the Issuers comply with the provisions of the preceding paragraph, on and after the redemption or required purchase date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Issuers to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01.

Section 3.06 Notes Redeemed or Purchased in Part.

Upon surrender of a Note that is redeemed or purchased in part, the Issuers shall issue and, upon receipt of an Authentication Order, the Trustee shall authenticate for the Holder at the expense of the Issuers a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered.

Section 3.07 Optional Redemption.

(a) At any time prior to April 15, 2016, the Issuers are entitled, on any one or more occasions, to redeem up to 40% of the aggregate principal amount of Notes issued under this Indenture (including Additional Notes, if any) at a redemption price of 105.250% of the principal amount, plus accrued and unpaid interest to, but excluding, the redemption date, using cash contributed directly or indirectly by Holdings (or any other direct or indirect parent of a Restricted Parent) to the common equity capital of a Restricted Parent in an amount not to exceed the net cash proceeds of one or more Equity Offerings by Holdings (or any other direct or indirect parent of a Restricted Parent), in each case, other than Excluded Contributions and the net proceeds of a sale of Designated Preferred Stock of Holdings or any such parent of a Restricted Parent; provided that:

(1) at least 50% of the aggregate principal amount of Notes originally issued under this Indenture (excluding Notes held by the Issuers or Affiliates of the Issuers and including Additional Notes, if any) remains outstanding immediately after the occurrence of any such redemption; and

(2) the redemption occurs prior to 90 days after the date of the closing of such Equity Offering or equity contribution.

(b) At any time prior to April 15, 2016, the Issuers are entitled to redeem all or a part of the Notes, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest to, but excluding, the date of redemption (the “Redemption Date”), subject to the rights of Holders of record of Notes on the relevant record date to receive interest due on the relevant interest payment date.

(c) On or after April 15, 2016, the Issuers are entitled to redeem all or a part of the Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest on the Notes redeemed to, but excluding, the applicable redemption date, if redeemed during the twelve-month period beginning on April 15 of the years indicated below, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date:

Year	Percentage
2016	103.938%
2017	102.625%
2018	101.313%
2019 and thereafter	100.000%

(d) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06.

Section 3.08 Mandatory Redemption.

The Issuers are not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.09 Offer to Purchase by Application of Excess Proceeds.

In the event that, pursuant to Section 4.10, the Issuers are required to commence an Asset Sale Offer, it shall follow the procedures specified below.

The Asset Sale Offer shall be made to all Holders and if the Issuers elect (or are required by the terms of other Pari Passu Indebtedness), all holders of other Pari Passu Indebtedness. The Asset Sale Offer shall remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the “Offer Period”). No later than five Business Days after the termination of the Offer Period (the “Purchase Date”), the Issuers shall apply all Excess Proceeds (the “Offer Amount”) to the purchase of Notes and such other Pari Passu Indebtedness, if any, (on a pro rata basis, if applicable) or, if less than the Offer Amount has been tendered, all Notes and other Indebtedness tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made pursuant to Section 4.01.

If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

Upon the commencement of an Asset Sale Offer, the Issuers shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

(1) that the Asset Sale Offer is being made pursuant to this Section 3.09 and Section 4.10 and the length of time the Asset Sale Offer shall remain open;

(2) the Offer Amount, the purchase price and the Purchase Date;

(3) that any Note not tendered or accepted for payment shall continue to accrue interest;

(4) that, unless the Issuers defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Purchase Date;

(5) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in denominations of $2,000 or integral multiples of $1,000 only;

(6) that Holders electing to have Notes purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Issuers, a Depositary, if appointed by the Issuers, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

(7) that Holders shall be entitled to withdraw their election if the Issuers, the Depositary or the Paying Agent, as the case may be, receives, not later than on the expiration of the Offer Period, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

(8) that, if the aggregate principal amount of Notes and other Pari Passu Indebtedness surrendered by holders thereof exceeds the Offer Amount, the Issuers shall select the Notes and other Pari Passu Indebtedness to be purchased on a pro rata basis based on the principal amount of Notes and such other Pari Passu Indebtedness surrendered (with such adjustments as may be deemed appropriate by the Issuers so that only Notes in denominations of $2,000, or integral multiples of $1,000, shall be purchased); and

(9) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

On or before the Purchase Date, the Issuers shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes and Pari Passu Indebtedness or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes and Pari Passu Indebtedness tendered, and shall deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating that such Notes or portions thereof were accepted for payment by the Issuers in accordance with the terms of this Section 3.09. The Issuers, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Issuers for purchase, and the Issuers, shall promptly issue a new Note, and the Trustee, upon receipt of an Authentication Order, shall authenticate and mail or deliver (or cause to be transferred by book entry) such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Issuers to the Holder thereof. The Issuers shall publicly announce the results of the Asset Sale Offer on the Purchase Date.

Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06.

ARTICLE 4.

COVENANTS

Section 4.01 Payment of Notes.

The Issuers shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Issuers or a Subsidiary thereof, holds as of 11:00 a.m., New York City time, on the due date money deposited by or on behalf of the Issuers in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the then applicable interest rate on the Notes. The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the rate equal to the then applicable interest rate on the Notes. Interest on the Notes shall accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

Section 4.02 Maintenance of Office or Agency.

The Issuers shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be served. The Issuers shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers fail to maintain any such required office or agency or fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuers of their obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Issuers shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Issuers hereby designate the New York Office of the Trustee as one such office or agency of the Issuers in accordance with Section 2.03.

Section 4.03 Reports.

(a) So long as any Notes are outstanding, the Issuers shall distribute, as provided in this Section 4.03, the following information:

(1) within 90 days after the end of each fiscal year, annual consolidated reports of Holdings and its Subsidiaries containing substantially all of the information that would have been required to be contained (pursuant to applicable rules and regulations in effect on the Reference Date) in an Annual Report on Form 10-K under the Exchange Act if Holdings had been a reporting company under the Exchange Act (but only to the extent similar information was included in the March 2012 Offering Circular), including (A) “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and (B) audited financial statements prepared in accordance with Applicable Accounting Standards, but, without limiting the generality of the foregoing, such reports (A) will not be required to contain information required by Items 1B, 4, 5, 9A or 14 of Form 10-K and (B) will not be required to contain information required by Items 10 and 11 of Form 10-K (relating to management and compensation) but in lieu of such information will include information of the type and scope contained in the March 2012 Offering Circular under the caption “Management”;

(2) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, quarterly consolidated reports of Holdings and its Subsidiaries containing substantially all of the information that would have been required to be contained (pursuant to applicable rules and regulations in effect on the Reference Date) in a Quarterly Report on Form 10-Q under the Exchange Act if Holdings had been a reporting company under the Exchange Act (but only to the extent similar information was provided in the March 2012 Offering Circular), including (A) “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and (B) unaudited quarterly financial statements prepared in accordance with Applicable Accounting Standards but, without limiting the generality of the foregoing, such reports will not be required to contain information required by Items 2 or 4 of Part II of Form 10-Q; and

(3) within five Business Days after the occurrence of each event that would have been required to be reported (pursuant to applicable rules and regulations in effect on the Reference Date) in a Current Report on Form 8-K under the Exchange Act if Holdings had been a reporting company under the Exchange Act, current reports containing substantially all of the information that would have been required to be contained (pursuant to applicable rules and regulations in effect on the Reference Date) in a Current Report on Form 8-K under the Exchange Act if Holdings had been a reporting company under the Exchange Act; provided, however, that (A) no such current report will be required to be furnished if Holdings determines in its good faith judgment that such event is not material to Holders or the business, assets, operations, financial positions or prospects of the Issuers and their Restricted Subsidiaries, taken as a whole and (B) such reports will not be required to contain information required by Items 2.02, 3.01, 3.02 of Form 8-K or Items 5.02(c), (d) or (e) (except to the extent similar information is contained in the March 2012 Offering Circular under the caption “Management”) of Form 8-K;

provided, however, that all of the foregoing reports (A) will not be required to comply with Section 302 or Section 404 of the Sarbanes-Oxley Act of 2002, or related Items 307 and 308 of Regulation S-K promulgated by the SEC, or Item 10(e)(l)(ii) of Regulation S-K promulgated by the SEC (with respect to any non-GAAP financial measures contained therein), (B) will not be required to contain the separate financial information for Guarantors and non-guarantor subsidiaries contemplated by Rule 3-10 of Regulation S-X promulgated by the SEC and (C) will not be required to contain information required by Item 601 of Regulation S-K.

(b) At any time that there shall be one or more Unrestricted Subsidiaries that, in the aggregate, hold more than 15.0% of Consolidated Adjusted Tangible Assets, the quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto of the financial condition and results of operations of Holdings and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries.

(c) References under this Section 4.03 to the laws, rules, forms, items, articles and sections shall be to such laws, rules, forms, items, articles and sections as they exist on the Reference Date, without giving effect to amendments thereto that may take effect after the Reference Date.

(d) All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report will include a report on the relevant entity’s consolidated financial statements by the relevant entity’s certified independent accountants. Notwithstanding the deadlines for the reports set forth in Section 4.03(a), such report by the certified independent accountants need not be provided until 120 days after the end of the relevant fiscal year, so long as the related annual report contains unaudited financial statements as of the time it is distributed in accordance with the deadlines set forth in Section 4.03(a).

(e) In addition, the Issuers agree that, for so long as any Notes remain outstanding, if at any time they are not required to file with the SEC the reports required by the foregoing provisions of this Section 4.03, they will furnish to the Holders and beneficial owners of Notes and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(f) Any subsequent restatement of financial statements shall have no retroactive effect for purposes of calculations previously made pursuant to the covenants contained in this Indenture.

(g) The Issuers shall (1) distribute the information and reports described in Section 4.03(a) (the “Financial Reports”) electronically to the Trustee and (2) make the Financial Reports available to any Holder or beneficial owner of Notes, any prospective investor, any security analyst and any market maker affiliated with any Initial Purchaser by posting the Financial Reports on Intralinks or any comparable password protected online data system; provided that the Issuers shall not be required to make available any password or other login information to any person other than any such Holder, beneficial owner, prospective investor, security analyst or market maker that establishes its identity as such to the reasonable satisfaction of the Issuers.

(h) In addition, the Issuers (or any direct or indirect parent of the Issuers) shall:

(1) hold a quarterly conference call to discuss the information contained in the Financial Reports or the relevant Substitute Reports not later than ten business days from the time the Issuers furnish the Financial Reports or the relevant Substitute Reports to the Trustee (or from the time the same are filed or furnished to the SEC as provided in Section 4.03(i)); and

(2) no fewer than three Business Days prior to the date of the conference call required to be held in accordance with clause (1) above, issue a press release to the appropriate U.S. wire services announcing the time and date of such conference call and directing the Holders and beneficial owners of, and prospective investors in, the Notes and securities analysts and market makers to contact an individual at the Issuers (for whom contact information shall be provided in such press release) to obtain the Financial Reports or the relevant Substitute Reports and information on how to access such conference call.

(i) If at any time the Notes are guaranteed by a direct or indirect parent of Holdings, and such company has furnished the Financial Reports described herein with respect to such company as required by this Section 4.03 as if such company were Holdings (including any financial information required hereby), Holdings and the Issuers shall be deemed to be in compliance with the provisions of this Section 4.03. Any information filed with, or furnished to, the SEC within the time periods specified in this Section 4.03 shall be deemed to have been made available as required by this Section 4.03, and to the extent such filings comply with the rules and regulations of the SEC regarding such filings, they will be deemed to comply with the requirements of this Section 4.03. If Holdings or a direct or indirect parent of Holdings files with or furnishes to the SEC (a) an Annual Report on Form 10-K with respect to a fiscal year that complies in all material respects with the rules and regulations of the SEC regarding such filing, then such filing shall be deemed to satisfy the requirements of Section 4.03(a)(1) with respect to the relevant fiscal year; (b) a quarterly report on Form 10-Q with respect to a fiscal quarter that complies in all material respects with the rules and regulations of the SEC regarding such filing, then such filing shall be deemed to satisfy the requirements of Section 4.03(a)(2) with respect to the relevant fiscal quarter; and (c) a current report on Form 8-K with respect to any of the events described Section 4.03(a)(3) that complies in all material respects with the rules and regulations of the SEC regarding such filing, then such filing shall be deemed to satisfy the requirements of Section 4.03(a)(3) with respect to such event (each of (a), (b) and (c), “Substitute Reports”); provided, in each case of clause (a) through (c), that (x) such filings include such disclosure as is reasonably necessary to describe any material differences between the consolidated financial information of such direct or indirect parent and the consolidated financial information of Holdings and (y) such direct or indirect parent does not conduct, transact or otherwise engage in any material business or operations other than the business and operations conducted through Holdings or its ownership of intermediate holding companies and activities incidental thereto. The subsequent filing or making available of any materials or conference call required by this Section 4.03 shall be deemed automatically to cure any Default or Event of Default resulting from the failure to file or make available such materials or conference call within the required time frame. The Trustee shall have no obligation whatsoever to determine whether or not such filings referred to in this Section 4.03 have been made.

Section 4.04 Compliance Certificate.

(a) The Issuers shall deliver to the Trustee, within 105 days after the end of each fiscal year of Holdings, an Officer’s Certificate signed by the principal executive officer or the principal financial officer stating that a review of the activities of Holdings and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Issuers and the Guarantors have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to his or her knowledge the Issuers and the Guarantors have kept, observed, performed and fulfilled each and every covenant contained in this Indenture and are not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Issuers are taking or propose to take with respect thereto) and that to his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Issuers are taking or propose to take with respect thereto.

(b) So long as any of the Notes are outstanding, the Issuers shall deliver to the Trustee, within 30 days after any Officer becoming aware of any Default or Event of Default, an Officer’s Certificate specifying such Default or Event of Default and what action the Issuers are taking or propose to take with respect thereto.

Section 4.05 Taxes.

The Restricted Parents shall pay, and shall cause each of their respective Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders.

Section 4.06 Stay, Extension and Usury Laws.

The Issuers and each of the Guarantors covenant (to the extent that they may lawfully do so) that they shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuers and each of the Guarantors (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenant that they shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07 Restricted Payments.

(a) The Restricted Parents shall not, and shall not permit any of their Restricted Subsidiaries to, directly or indirectly:

(A) declare or pay any dividend or make any other payment or distribution on account of U.S. Holdings’, the Canadian Issuer’s or any of their Restricted Subsidiaries’ Equity Interests (including any payment in connection with any merger or consolidation involving U.S. Holdings, the Canadian Issuer or any of their Restricted Subsidiaries) or similar payments to the direct or indirect holders of U.S. Holdings’, the Canadian Issuer’s or any of their Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions or similar payments payable in Equity Interests (other than Disqualified Stock) of U.S. Holdings or the Canadian Issuer);

(B) purchase, redeem or otherwise acquire or retire for value (including in connection with any merger or consolidation involving any Restricted Parent) any Equity Interests of a Restricted Parent or any direct or indirect parent of a Restricted Parent;

(C) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Indebtedness of a Restricted Parent, the U.S. Issuer or any Subsidiary Guarantor (excluding any intercompany Indebtedness between or among the Restricted Parents and any of their Restricted Subsidiaries), except (i) a payment of interest or principal at the Stated Maturity thereof or (ii) the purchase, repurchase, repayment, prepayment, defeasance or other acquisition or retirement for value of any such Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or payment at final maturity, in each case due within one year of the date of purchase, repurchase or other acquisition; or

(D) make any Restricted Investment;

(all such payments and other actions set forth in these clauses (A) through (D) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:

(1) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

(2) the Restricted Parents would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a); and

(3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Restricted Parents and their Restricted Subsidiaries since the Reference Date (excluding Restricted Payments permitted by clauses (2), (3), (4), (5), (6), (7), (8), (9), (10), (11), (12), (13), (14), (15), (16), (17), (18) and (19) of Section 4.07(b)), is less than the sum, without duplication, of:

(A) 50% of the Consolidated Net Income of Holdings for the period (taken as one accounting period) from April 1, 2012 to the end of Holdings’ most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

(B) 100% of the aggregate Qualified Proceeds received by a Restricted Parent subsequent to the Reference Date as a contribution to its common equity capital or from the issue or sale of Equity Interests of a Restricted Parent (other than Disqualified Stock, Excluded Contributions and the net proceeds from a sale of Designated Preferred Stock of a Restricted Parent) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of a Restricted Parent or any of its Restricted Subsidiaries that have been converted into or exchanged for Equity Interests of a Restricted Parent or Holdings (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Guarantor, a Restricted Parent or a Subsidiary of a Restricted Parent) that, in each case, have been contributed to the common equity capital of a Restricted Parent; plus

(C) to the extent not already included in Consolidated Net Income, 100% of the aggregate Qualified Proceeds from (A) the sale or other disposition (other than to a Guarantor, a Restricted Parent or a Restricted Subsidiary of a Restricted Parent) of any Restricted Investment that was made after the Reference Date and (B) repurchases, redemptions and repayments of such Restricted Investments and the receipt of any dividends or distributions from such Restricted Investment after the Reference Date; plus

(D) to the extent that any Unrestricted Subsidiary of a Restricted Parent designated as such after the Issue Date is redesignated as a Restricted Subsidiary after the Issue Date, the Fair Market Value of the Restricted Parents’ Investment in such Subsidiary as of the date of such redesignation; plus

(E) in the event that a Restricted Parent and/or any Restricted Subsidiary of a Restricted Parent has made or makes any Investment in a Person subsequent to the Reference Date that, as a result of or in connection with such Investment, becomes a Restricted Subsidiary of a Restricted Parent, an amount equal to the existing Investment of the Restricted Parents and/or any of their Restricted Subsidiaries in such Person that was previously treated as a Restricted Payment.

The sum of all amounts under clauses (A) through (E) above are referred to as the “Cumulative Buildup Basket.”

(b) Section 4.07(a) shall not prohibit:

(1) the payment of any dividend or other distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or redemption payment would have complied with the provisions of this Indenture;

(2) the making of any Restricted Payment in exchange for, or out of the net cash proceeds of the sale (other than to a Guarantor, a Restricted Parent or a Restricted Subsidiary of a Restricted Parent) of, Equity Interests of a Restricted Parent (or a direct or indirect parent thereof) (other than Disqualified Stock) or from the contribution of common equity capital to a Restricted Parent (or a direct or indirect parent thereof), which sale or contribution occurs within 60 days prior to such Restricted Payment; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment must have been contributed to the common equity capital of a Restricted Parent, must not be Excluded Contributions and will be excluded from clause (3)(B) of the Cumulative Buildup Basket;

(3) the repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Indebtedness of a Restricted Parent, the U.S. Issuer or a Subsidiary Guarantor with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness, which incurrence occurs within 60 days prior to such repurchase, redemption, defeasance or other acquisition or retirement for value;

(4) the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of a Restricted Parent or any Restricted Subsidiary of a Restricted Parent issued on or after the Issue Date in accordance with Section 4.09;

(5) the repurchase, redemption or other acquisition or retirement for value of Disqualified Stock of a Restricted Parent or any Restricted Subsidiary of a Restricted Parent made in exchange for, or out of the proceeds of the sale of Replacement Preferred Stock that is permitted to be incurred pursuant to Section 4.09, which sale occurs within 60 days prior to such repurchase, redemption or other acquisition or retirement for value;

(6) the payment of any dividend or other distributions to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by a Restricted Parent after the Issue Date in accordance with Section 4.09;

(7) the payment of any dividend (or any similar distribution) by a Restricted Subsidiary of a Restricted Parent to the holders of its Equity Interests on a pro rata basis;

(8) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of a Restricted Parent (or a direct or indirect parent thereof) held by any current or former officer, director, employee or consultant of a Restricted Parent (or a direct or indirect parent thereof) or any Restricted Subsidiary of a Restricted Parent, and any dividend payment or other distribution by a Restricted Parent or a Restricted Subsidiary of a Restricted Parent to a direct or indirect parent of a Restricted Parent utilized for the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of such direct or indirect parent held by any current or former officer, director, employee or consultant of a Restricted Parent (or a direct or indirect parent thereof) or any Restricted Subsidiary of a Restricted Parent, in each case, pursuant to any equity subscription agreement, stock option agreement, shareholders’ agreement or similar agreement or benefit plan of any kind; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $10.0 million in any fiscal year (it being understood, however, that unused amounts permitted to be paid pursuant to this proviso are available to be carried over to subsequent fiscal years); provided further that such amount in any fiscal year may be increased by an amount not to exceed:

(A) the net cash proceeds from the sale of Equity Interests of a Restricted Parent and, to the extent contributed to a Restricted Parent as common equity capital, Equity Interests of the Restricted Parents’ direct or indirect parent entities, in each case to members of management, directors or consultants of a Restricted Parent, any Subsidiary of a Restricted Parent or any direct or indirect parent entities of the Restricted Parents that occurs after the Issue Date, excluding Disqualified Stock, Designated Preferred Stock of a Restricted Parent and Excluded Contributions; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment must have been contributed to the common equity capital of a Restricted Parent and will be excluded from clause (3)(B) of the Cumulative Buildup Basket, plus

(B) the cash proceeds of key man life insurance policies received by a Restricted Parent or any Restricted Subsidiary of a Restricted Parent after the Issue Date; less

(C) the amount of any Restricted Payments previously made pursuant to clauses (A) and (B) of this clause (8);

and provided further that cancellation of Indebtedness owing to a Restricted Parent or any of its Restricted Subsidiaries from members of management, directors or consultants of a Restricted Parent or any Restricted Subsidiary of a Restricted Parent, or any direct or indirect parent holding company of a Restricted Parent, in connection with a repurchase of Equity Interests of a Restricted Parent or any direct or indirect parent of a Restricted Parent will not be deemed to constitute a Restricted Payment for purposes of this Section 4.07 or any other provision of this Indenture;

(9) the repurchase of Equity Interests deemed to occur upon the exercise of options, rights or warrants to the extent such Equity Interests represent a portion of the exercise price of those options, rights or warrants;

(10) the repurchase, redemption, defeasance, repayment, prepayment or other acquisition or retirement for value of Subordinated Indebtedness of a Restricted Parent, the U.S. Issuer or any Subsidiary Guarantor with any Excess Proceeds that remain after consummation of an Asset Sale Offer;

(11) so long as no Default has occurred and is continuing or would be caused thereby, after the occurrence of a Change of Control and within 60 days after the completion of the offer to repurchase the Notes pursuant to Section 4.15 (including the purchase of the Notes tendered),any purchase or redemption of Subordinated Indebtedness of a Restricted Parent, the U.S. Issuer or a Subsidiary Guarantor required pursuant to the terms thereof as a result of such Change of Control at a purchase or redemption price not to exceed 101% of the outstanding principal amount thereof, plus any accrued and unpaid interest;

(12) cash payments in lieu of fractional shares issuable as dividends on preferred stock or upon the conversion of any convertible debt securities of a Restricted Parent or any Restricted Subsidiary of a Restricted Parent

(13) Permitted Payments to Holdings;

(14) so long as no Default has occurred and is continuing or would be caused thereby, the payment by a Restricted Parent or any Restricted Subsidiary of a Restricted Parent to any direct or indirect parent of a Restricted Parent, which payment is used by the Person receiving such payment (or a direct or indirect parent thereof), to pay dividends of up to 6% per annum of the net proceeds received by such Person (or a direct or indirect parent thereof) in a public offering of common Equity Interests by such Person (or such parent) that are contributed to a Restricted Parent as common equity capital (excluding public offerings of common Equity Interests registered on Form S-8 and any other public sale to the extent the proceeds thereof are Excluded Contributions);

(15) Restricted Payments that are made with Excluded Contributions or Excess Designated Proceeds;

(16) payments made in connection with transactions described in the Offering Circular or the March 2012 Offering Circular under the captions, “Capitalization” and “Certain Relationships and Related Party Transactions”, in each case on the terms described thereunder for such payment;

(17) Restricted Payments in an aggregate amount equal to the principal amount of any Indebtedness of a Restricted Parent or any Restricted Subsidiary of a Restricted Parent (other than Indebtedness owed to a Restricted Parent or a Subsidiary of a Restricted Parent) which on or after the Reference Date has been (a) converted into or exchanged for Equity Interests (other than Disqualified Stock) of a Restricted Parent or any direct or indirect parent of a Restricted Parent or (b) contributed by the applicable lender to a Restricted Parent, the U.S. Issuer or any Subsidiary Guarantor in exchange for no consideration or Equity Interests (other than Disqualified Stock) of a Restricted Parent or any direct or indirect parent of a Restricted Parent (including the Sponsor Loan Contribution);

(18) so long as no Default has occurred and is continuing or would be caused thereby, other Restricted Payments in an aggregate amount, after giving effect to the return of or on any Restricted Payments previously made pursuant to this clause (18), not to exceed the greater of (x) $30.0 million since the Issue Date and (y) 2.0% of Consolidated Adjusted Tangible Assets; and

(19) other Restricted Payments made after April 16, 2015 so long as (a) no Default has occurred and is continuing or would be caused thereby and (b) the Pro Forma Debt to Capitalization Percentage would not exceed 40.0% after giving effect thereto.

(c) The amount of all Restricted Payments (other than cash) shall be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by a Restricted Parent or a Restricted Subsidiary of a Restricted Parent, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any assets or securities that are required to be valued by this Section 4.07 shall be determined in good faith by the Board of Directors of an Issuer whose resolution with respect thereto shall be delivered to the Trustee; provided, however, that in the case of a Restricted Payment made pursuant to clause (15) of Section 4.07(b) in reliance on the last sentence of the definition of Excess Designated Proceeds with a Fair Market Value greater than $50.0 million (or in the case of a related series of any such Restricted Payments with an aggregate Fair Market Value greater than $50.0 million), then, in any such case, the Fair Market Value of any such Restricted Payment (or all such related Restricted Payments), as applicable, will be determined in good faith by the Board of Directors of an Issuer based on an appraisal, valuation, fairness opinion or similar document issued by an Independent Qualified Party.

(d) For purposes of determining compliance with the foregoing provisions of this Section 4.07, in the event that a Restricted Payment or Permitted Investment meets the criteria of more than one of the types of Restricted Payments or Permitted Investments described in the above clauses or the definitions thereof, the Restricted Parents, in their sole discretion, may order and classify, and from time to time may reorder and reclassify (based on circumstances existing at the time of such reclassification), such Restricted Payment or Permitted Investment if it would have been permitted at the time such Restricted Payment or Permitted Investment was made and at the time of any such reclassification.

Section 4.08 Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

(a) The Restricted Parents shall not, and shall not permit any of their Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any such Restricted Subsidiary to:

(i) pay dividends or make any other distributions on its Capital Stock to a Restricted Parent or any other Restricted Subsidiary of a Restricted Parent, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to a Restricted Parent or any Restricted Subsidiary of a Restricted Parent;

(ii) make loans or advances to a Restricted Parent or any other Restricted Subsidiary of a Restricted Parent; or

(iii) sell, lease or transfer any of its properties or assets to a Restricted Parent or any other Restricted Subsidiary of a Restricted Parent.

(b) Section 4.08(a) shall not apply to encumbrances or restrictions existing under or by reason of:

(1) agreements governing Existing Indebtedness and Credit Facilities as in effect on the Issue Date and any other agreements in effect on the Issue Date;

(2) this Indenture, the Notes and the Note Guarantees;

(3) applicable law, rule, regulation or order;

(4) any instrument governing Indebtedness or Capital Stock of a Restricted Subsidiary acquired by a Restricted Parent or any Restricted Subsidiary of a Restricted Parent as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or any of its Subsidiaries, or the property or assets of the Person or any of its Subsidiaries, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;

(5) customary non-assignment provisions in contracts and licenses entered into in the ordinary course of business;

(6) customary restrictions in leases (including capital leases), security agreements or mortgages or other purchase money obligations for property acquired in the ordinary course of business to the extent they impose restrictions on the property purchased or leased of the nature described in clause (iii) of Section 4.08(a);

(7) any agreement for the sale or other disposition of all or substantially all the Capital Stock or the assets of a Restricted Subsidiary of a Restricted Parent to the extent it restricts distributions by that Restricted Subsidiary pending the sale or other disposition;

(8) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(9) Liens permitted to be incurred under Section 4.12 to the extent they limit the right of the debtor to dispose of the assets subject to such Liens;

(10) provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements, which limitation is applicable only to the assets that are the subject of such agreements;

(11) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(12) customary provisions imposed on the transfer of copyrighted or patented materials;

(13) customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of a Restricted Parent or any Restricted Subsidiary of a Restricted Parent;

(14) contracts entered into in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of a Restricted Parent or any Restricted Subsidiary of a Restricted Parent in any manner material to any such Restricted Parent or Restricted Subsidiary;

(15) restrictions on the transfer of property or assets required by any regulatory authority having jurisdiction over a Restricted Parent or any Restricted Subsidiary of a Restricted Parent or any of their businesses;

(16) restrictions arising in connection with Indebtedness permitted under this Indenture of a Restricted Subsidiary of a Restricted Parent that is neither the U.S. Issuer nor a Subsidiary Guarantor;

(17) any encumbrances or restrictions existing under (A) development agreements or other contracts entered into with municipal entities, agencies or sponsors in connection with the entitlement or development of real property or (B) agreements for funding of infrastructure, including in respect of the issuance of community facility district bonds, metro district bonds, mello-roos bonds and subdivision improvement bonds, and similar bonding requirements arising in the ordinary course of business of a homebuilder;

(18) any encumbrances or restrictions that require “lockbox” or similar obligations with respect to Non-Recourse Debt, Specified SPE Debt (or related Specified SPE Guarantees) and Indebtedness secured by a Permitted Lien pursuant to clause (kk) of the definition thereof;

(19) any Restricted Payment or Permitted Investment not prohibited by Section 4.07; and

(20) any encumbrances or restrictions of the type referred to in clauses (i) through (iii) of Section 4.08(a) imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (19) of this Section 4.08(b); provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Issuers (as evidenced by an Officer’s Certificate), not materially more restrictive, taken as a whole, with respect to such encumbrance and other restrictions than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

Section 4.09 Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.

(a) The Restricted Parents shall not, and shall not permit any of their Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, “incur”) with respect to any Indebtedness (including Acquired Debt), and the Restricted Parents will not issue any shares of Disqualified Stock and will not permit any of their Restricted Subsidiaries to issue any shares of Disqualified Stock or preferred stock; provided, however, that a Restricted Parent and/or any Restricted Subsidiary of a Restricted Parent may incur Indebtedness (including Acquired Debt) or issue shares of Disqualified Stock or preferred stock, if the Fixed Charge Coverage Ratio for Holdings’ most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or such preferred stock is issued, as the case may be, would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or the preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

(b) The provisions of Section 4.09(a) shall not prohibit the incurrence of any of the following items of Indebtedness or the issuance of any of the following items of Disqualified Stock or preferred stock (collectively, “Permitted Debt”):

(1) the incurrence by a Restricted Parent and/or any Restricted Subsidiary of a Restricted Parent (and the Guarantee thereof by a Restricted Parent or any such Restricted Subsidiary) of Indebtedness under the Credit Agreement and other Credit Facilities entered into after the date of the Credit Agreement in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Restricted Parents and their Restricted Subsidiaries thereunder) not to exceed the greater of:

(A) $125.0 million less the aggregate amount of all Net Proceeds of Asset Sales applied by the Restricted Parents and their Restricted Subsidiaries since the Issue Date to permanently repay any term Indebtedness under a Credit Facility or to permanently repay any revolving credit Indebtedness under a Credit Facility and effect a corresponding commitment reduction thereunder pursuant to Section 4.10; provided, however, that no Net Proceeds shall be so deducted under this subclause (A) until $475.0 million of Net Proceeds shall have been first deducted under subclause (A) of clause (33) below; and

(B) 9.5% of Consolidated Adjusted Tangible Assets at the time of incurrence;

(2) the incurrence by the Restricted Parents and their Restricted Subsidiaries of the Existing Indebtedness (other than the Indebtedness described in clauses (1), (3), (24) and (33) of this Section 4.09(b));

(3) the incurrence by the Issuers and the Guarantors of Indebtedness represented by the Notes to be issued on the Issue Date, replacement Notes in respect thereof, if any, and the related Note Guarantees;

(4) the incurrence or issuance by a Restricted Parent or any Restricted Subsidiary of a Restricted Parent of Indebtedness (including Capital Lease Obligations and Indebtedness incurred in connection with a sale/leaseback transaction), Disqualified Stock or preferred stock, in each case, incurred or issued for the purpose of financing all or any part of the purchase price or cost of design, construction, lease, installation or improvement of property, plant or equipment used or useful in a Permitted Business which occurs within 365 days of such purchase, design, construction, lease, installation or improvement, in an aggregate principal amount at any time outstanding, not to exceed the greater of $40.0 million and 1.5% of Consolidated Adjusted Tangible Assets at the time of incurrence;

(5) the incurrence by a Restricted Parent or any Restricted Subsidiary of a Restricted Parent of Permitted Refinancing Indebtedness or Replacement Preferred Stock in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) or any Disqualified Stock or preferred stock that was permitted by this Indenture to be incurred under Section 4.09(a) or clauses (2), (3), (4), (5) or (16) of this Section 4.09(b);

(6) the incurrence by a Restricted Parent or any Restricted Subsidiary of a Restricted Parent of intercompany Indebtedness between or among the Restricted Parents and any of their Restricted Subsidiaries; provided, however, that:

(A) if U.S. Holdings, an Issuer or any Subsidiary Guarantor is the obligor on such Indebtedness and the payee is not U.S. Holdings, an Issuer or a Subsidiary Guarantor, such Indebtedness must be unsecured and subordinated in right of payment to the prior payment in full in cash of all Obligations then due with respect to the Notes, in the case of an Issuer, or the Note Guarantee, in the case of U.S. Holdings or a Subsidiary Guarantor, except to the extent such subordination would violate a material contract as in effect on the Issue Date or is not permitted pursuant to applicable laws, rules or regulations; and

(B) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than a Restricted Parent or a Restricted Subsidiary of a Restricted Parent and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either a Restricted Parent or a Restricted Subsidiary of a Restricted Parent, will be deemed, in each case, to constitute a new incurrence of such Indebtedness by such Restricted Parent or such Restricted Subsidiary, as the case may be, which new incurrence is not permitted by this clause (6);

(7) the issuance by any Restricted Subsidiary of a Restricted Parent to a Restricted Parent or to any other Restricted Subsidiary of a Restricted Parent of shares of preferred stock; provided, however, that:

(A) any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than a Restricted Parent or a Restricted Subsidiary of a Restricted Parent; and

(B) any sale or other transfer of any such preferred stock to a Person that is not either a Restricted Parent or a Restricted Subsidiary of a Restricted Parent;

will be deemed, in each case, to constitute a new issuance of such preferred stock by such Restricted Parent or such Restricted Subsidiary which new issuance is not permitted by this clause (7);

(8) the incurrence by the Restricted Parents or any of their Restricted Subsidiaries of Hedging Obligations not for speculative purposes;

(9) the guarantee:

(A) by the Restricted Parents, the U.S. Issuer or any of the Subsidiary Guarantors of Indebtedness of a Restricted Parent or a Restricted Subsidiary of a Restricted Parent that was permitted to be incurred by another provision of this Section 4.09 (other than clause (22) of this Section 4.09(b)); provided that if the Indebtedness being guaranteed is subordinated to or pari passu in right of payment with the Notes, then the guarantee shall be subordinated or pari passu in right of payment, as applicable, to the same extent as the Indebtedness guaranteed; and

(B) by any Restricted Subsidiary that is neither the U.S. Issuer nor a Subsidiary Guarantor of Indebtedness of a Restricted Subsidiary that is neither the U.S. Issuer nor a Subsidiary Guarantor;

(10) the incurrence by the Restricted Parents or any of their Restricted Subsidiaries of Indebtedness in respect of workers’ compensation claims, self-insurance obligations, bankers’ acceptances, letters of credit, performance bonds, completion bonds, bid bonds, surety bonds, appeal bonds, performance, completion and compliance guarantees or other similar obligations incurred in the ordinary course of business; provided, however, that upon the drawing of letters of credit for reimbursement obligations, including with respect to workers’ compensation claims, or the incurrence of other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims, such obligations are reimbursed within 30 days following such drawing or incurrence;

(11) the incurrence by the Restricted Parents or any of their Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, so long as such Indebtedness is extinguished within five Business Days;

(12) the incurrence of Indebtedness arising from agreements of a Restricted Parent or a Restricted Subsidiary of a Restricted Parent providing for indemnification, adjustment of purchase price, holdback, contingency payment obligations or similar obligations, in each case, incurred or assumed in connection with the disposition or acquisition of any business, assets or Capital Stock of a Restricted Parent or any such Restricted Subsidiary;

(13) the incurrence of Indebtedness or the issuance of any Disqualified Stock or preferred stock by any Non-Guarantor Subsidiary that is a Restricted Subsidiary of U.S. Holdings, in an aggregate principal amount at any time outstanding not to exceed the greater of $25.0 million and 1.5% of Consolidated Adjusted Tangible Assets;

(14) the incurrence of Indebtedness or the issuance of any Disqualified Stock or preferred stock by any Non-Guarantor Subsidiary that is a Restricted Subsidiary of the Canadian Issuer, in an aggregate principal amount at any time outstanding not to exceed the greater of $50.0 million and 3.0% of the Consolidated Adjusted Tangible Assets;

(15) the incurrence of Indebtedness resulting from endorsements of negotiable instruments for collection in the ordinary course of business;

(16) Indebtedness, Disqualified Stock or preferred stock of Persons that are acquired by any Restricted Parent or any Restricted Subsidiary of a Restricted Parent (including by way of merger or consolidation) in accordance with the terms of this Indenture; provided that after giving effect to such acquisition or merger, either

(A) the Restricted Parents would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio in Section 4.09(a); or

(B) Holdings’ Fixed Charge Coverage Ratio after giving pro forma effect to such acquisition or merger would be greater than Holdings’ actual Fixed Charge Coverage Ratio immediately prior to such acquisition or merger;

(17) Indebtedness of a Restricted Parent or a Restricted Subsidiary of a Restricted Parent in respect of netting services, overdraft protection and otherwise in connection with deposit accounts; provided that such Indebtedness remains outstanding for ten Business Days or less;

(18) the incurrence or issuance by a Restricted Parent or a Restricted Subsidiary of a Restricted Parent of additional Indebtedness, Disqualified Stock or preferred stock in an aggregate principal amount (or accreted value or liquidation preference, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness and all Replacement Preferred Stock incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness, Disqualified Stock and preferred stock incurred or issued pursuant to this clause (18), not to exceed the greater of $40.0 million and 2.5% of Consolidated Adjusted Tangible Assets at the time of incurrence;

(19) the incurrence of guarantees by a Restricted Parent or a Restricted Subsidiary of a Restricted Parent in the ordinary course of business in respect of obligations to suppliers, customers, franchisees, lessors and licensees of a Restricted Parent or any Restricted Subsidiary of a Restricted Parent;

(20) Indebtedness incurred in connection with a sale/leaseback of any Model Home Unit;

(21) the incurrence of Indebtedness by a Restricted Parent or a Restricted Subsidiary of a Restricted Parent in respect of obligations to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services; provided that such obligations are incurred in connection with open accounts extended by suppliers on customary trade terms (which require that all such payments be made within 60 days after the incurrence of the related obligation) in the ordinary course of business and not in connection with the borrowing of money or any Hedging Obligations;

(22) the incurrence of (a) Specified SPE Debt by a Restricted Parent or a Restricted Subsidiary of a Restricted Parent and any refinancings thereof that constitute Specified SPE Debt and (b) Specified SPE Guarantees in respect thereof (other than the financial guarantees described in clause (e) of the definition of “Specified SPE Debt”);

(23) the incurrence of Indebtedness by a Restricted Parent or a Restricted Subsidiary of a Restricted Parent in respect of a PAPA;

(24) Indebtedness of the Canadian Issuer or any of its Restricted Subsidiaries pursuant to letters of credit issued under the Canadian LC Facilities, in an aggregate amount not to exceed the greater of (a) the aggregate committed amount of letters of credit under such Canadian LC Facilities as of the Reference Date and (b) 5.0% of Consolidated Adjusted Tangible Assets at the time of incurrence;

(25) Indebtedness of a Restricted Parent or any Restricted Subsidiary of a Restricted Parent consisting of (a) the financing of insurance premiums or (b) take-or-pay obligations contained in supply arrangements, in each case in the ordinary course of business;

(26) the incurrence of Indebtedness by a Restricted Parent or a Restricted Subsidiary of a Restricted Parent deemed to exist pursuant to the terms of a joint venture agreement as a result of the failure of a Restricted Parent or any Restricted Subsidiary of a Restricted Parent to make a required capital contribution therein; provided that the only recourse on such Indebtedness is limited to such Restricted Parent or Restricted Subsidiary’s equity interests in the related joint venture;

(27) obligations of a Restricted Parent or any Restricted Subsidiary of a Restricted Parent under an agreement with any governmental authority, adjoining (or common master plan) landowner or seller of real property, in each case entered into in the ordinary course of business in connection with the acquisition of real property, to entitle, develop or construct infrastructure thereupon;

(28) Indebtedness incurred by Mortgage Subsidiaries in their ordinary course of business or consistent with past practice;

(29) Indebtedness consisting of Indebtedness issued by a Restricted Parent or any Restricted Subsidiary of a Restricted Parent to any current or former officer, director, employee or consultant of a Restricted Parent (or a direct or indirect parent thereof) or any Restricted Subsidiary of a Restricted Parent, in each case to finance the purchase or redemption of Equity Interests of a Restricted Parent or any direct or indirect parent company of a Restricted Parent to the extent described in clause (8) of Section 4.07(b);

(30) Guarantees issued from time to time by a Restricted Parent or its Restricted Subsidiaries of Indebtedness incurred by any (i) Restricted Subsidiary of a Restricted Parent or (ii) joint venture in which a Restricted Parent or its Restricted Subsidiaries has an equity Investment

(or incurred by any Subsidiaries of such joint ventures), in an amount not to exceed at any time outstanding the aggregate principal amount of all such Indebtedness committed to be Guaranteed by the Restricted Parents and their Restricted Subsidiaries on the Reference Date;

(31) Guarantees issued from time to time by a Restricted Parent or its Restricted Subsidiaries of Indebtedness incurred by any (i) Restricted Subsidiary of a Restricted Parent or (ii) joint venture in which a Restricted Parent or its Restricted Subsidiaries has an equity Investment (or incurred by any Subsidiaries of such joint ventures), in an amount not to exceed at any time outstanding the greater of $125.0 million and 7.5% of Consolidated Adjusted Tangible Assets at the time of incurrence;

(32) Indebtedness of the Restricted Parents or their Restricted Subsidiaries under letters of credit used to refund, renew or replace letters of credit existing on Issue Date in an aggregate amount not to exceed $15.0 million at any time outstanding; and

(33) the incurrence by a Restricted Parent and/or any Restricted Subsidiary of a Restricted Parent (and the Guarantee thereof by a Restricted Parent or any such Restricted Subsidiary) of unsecured Indebtedness under the Credit Agreement and other Credit Facilities entered into after the date of the Credit Agreement in an aggregate principal amount at any one time outstanding under this clause (33) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Restricted Parents and their Restricted Subsidiaries thereunder) not to exceed the greater of:

(A) $475.0 million less the aggregate amount of all Net Proceeds of Asset Sales applied by the Restricted Parents and their Restricted Subsidiaries since the Issue Date to permanently repay any term Indebtedness under a Credit Facility or to permanently repay any revolving credit Indebtedness under a Credit Facility and effect a corresponding commitment reduction thereunder pursuant to Section 4.10; provided, however that the aggregate amount of Net Proceeds so deducted under this subclause (a) shall not exceed $475.0 million; and

(B) 12.5% of Consolidated Adjusted Tangible Assets at the time of incurrence.

Subject to the next paragraph, any indebtedness incurred under a Credit Facility pursuant to clauses (1) and (33) of this Section 4.09(b) shall be deemed for purposes of this Section 4.09 to have been incurred on the date such Indebtedness was first incurred until such Indebtedness is actually repaid, other than pursuant to “cash sweep” provisions or any similar provisions under any Credit Facility that provide that such Indebtedness is deemed to be repaid daily (or otherwise periodically). For the avoidance of doubt, if and to the extent any Indebtedness is incurred to refinance, refund or replace Indebtedness incurred under any clause or subclause of this Section 4.09(b) that is limited by a percentage of Consolidated Adjusted Total Assets, the Indebtedness so incurred may be incurred pursuant to such clause or subclause, even if such refinancing, refunding or replacing Indebtedness could not itself be incurred pursuant to such clause or subclause at such time.

For purposes of determining compliance with this Section 4.09, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (33) of Section 4.09(b), or is entitled to be incurred pursuant to Section 4.09(a), the Issuers shall be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify (based on circumstances existing at the time of such reclassification) all or a portion of such item of Indebtedness, in any manner that complies with this Section 4.09. Indebtedness under the Credit Agreement outstanding on the Issue Date will be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of this Section 4.09(b). The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on Disqualified Stock or preferred stock in the form of additional shares of the same class of Disqualified Stock or preferred stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock or preferred stock for purposes of this Section 4.09; provided, in each such case, that the amount thereof is included in Fixed Charges of Holdings as accrued (other than the reclassification of preferred stock as Indebtedness due to a change in accounting principles).

(c) The amount of any Indebtedness outstanding as of any date will be:

(1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2) the principal amount of the Indebtedness, in the case of any other Indebtedness; and

(3) in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(A) the Fair Market Value of such assets at the date of determination; and

(B) the amount of the Indebtedness of the other Person.

Section 4.10 Asset Sales.

(a) The Restricted Parents shall not, and shall not permit any of their Restricted Subsidiaries to, consummate an Asset Sale unless:

(1) a Restricted Parent or any such Restricted Subsidiary, as the case may be, receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2) at least 75% of the consideration received in the Asset Sale by such Restricted Parent or any such Restricted Subsidiary, as the case may be, is in the form of cash. For purposes of this clause (2), each of the following will be deemed to be cash:

(A) Cash Equivalents;

(B) any liabilities, as shown on a recent consolidated balance sheet, of a Restricted Parent or any Restricted Subsidiary of a Restricted Parent (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Guarantee) that are (i) assumed by the transferee of any such assets pursuant to a customary novation agreement that releases such Restricted Parent or any such Restricted Subsidiary, as the case may be, from further liability or (ii) retired, cancelled or otherwise terminated in connection with such Asset Sale;

(C) any securities, Notes or other obligations received by a Restricted Parent or any Restricted Subsidiary of a Restricted Parent from such transferee that are converted by the recipient into cash within 180 days of receipt, to the extent of the cash received in that conversion;

(D) any Designated Noncash Consideration the Fair Market Value of which, when taken together with all other Designated Noncash Consideration received pursuant to this clause (D) (and not subsequently converted into Cash Equivalents that are treated as Net Proceeds of an Asset Sale), does not exceed the greater of $60.0 million since the Issue Date and 3.5% of Consolidated Adjusted Tangible Assets at the time of the receipt of such Designated Noncash Consideration, with the Fair Market Value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value;

(E) any stock or assets of the kind referred to in clauses (2) or (4) of Section 4.10(b);

(F) the proceeds of any Designated Asset Sale.

Notwithstanding the foregoing, the 75% limitation referred to in clause (2) of this Section 4.10(a) shall not apply to any Asset Sale in which the cash or Cash Equivalents portion of the consideration received therefrom, determined in accordance with the foregoing provision, is equal to or greater than what the after-tax proceeds would have been had such Asset Sale complied with the aforementioned 75% limitation.

(b) Within 450 days after the receipt of any Net Proceeds from an Asset Sale, the applicable Restricted Parent or Restricted Subsidiary, as the case may be, may apply such Net Proceeds at its option:

(1) to permanently repay or prepay:

(x) Obligations under (i) Indebtedness secured by Permitted Liens pursuant to clause (l) or (hh) of the definition of “Permitted Liens” (whose commitments shall be correspondingly reduced permanently upon such repayment or prepayment) or (ii) other Indebtedness secured by the assets subject to such Asset Sale;

(y) Obligations under the Notes or any other Pari Passu Indebtedness of a Restricted Parent or any Restricted Subsidiary of a Restricted Parent; provided that if a Restricted Parent or any such Restricted Subsidiary shall so repay or prepay any such other Pari Passu Indebtedness, the Issuers will reduce Obligations under the Notes on a pro rata basis (based on the amount so applied to such repayments or prepayments) by, at their option, (A) redeeming Notes pursuant to Section 3.07, (B) making an offer (in accordance with the procedures set forth in Section 3.09 for an Asset Sale Offer) to all Holders to purchase their Notes at 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, thereon up to the principal amount of Notes to be repurchased or (C) purchasing Notes through privately negotiated transactions or open market purchases, in a manner that complies with this Indenture and applicable securities law; or

(z) Indebtedness of a Restricted Subsidiary of a Restricted Parent that is neither the U.S. Issuer nor a Guarantor, other than Indebtedness owed to a Restricted Parent or another Restricted Subsidiary of a Restricted Parent;

(2) to acquire all or substantially all of the assets of, or any Capital Stock of, another Permitted Business, if, after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes a Restricted Subsidiary of a Restricted Parent;

(3) to make a capital expenditure; or

(4) to acquire Additional Assets or improve or develop existing assets to be used in a Permitted Business,

provided that the requirements of clauses (2) through (4) of this Section 4.10(b) shall be extended by an additional 180 days if an agreement (including a lease, whether a capital lease or an operating lease) committing to make the acquisitions or expenditures referred to therein is entered into by a Restricted Parent or any Restricted Subsidiary of a Restricted Parent within 450 days after the receipt of such Net Proceeds and such Net Proceeds are applied in accordance with such agreement.

Pending the final application of any Net Proceeds, the Issuers may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by this Indenture.

(c) Any Net Proceeds from Asset Sales (other than Excess Designated Proceeds) that are not applied or invested as provided in Section 4.10(b) shall constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $20.0 million, within ten Business Days thereafter, the

Issuers shall make an Asset Sale Offer to all Holders of Notes and if the Issuers elect (or are required by the terms of such other Pari Passu Indebtedness), all holders of other Pari Passu Indebtedness (an “Asset Sale Offer”) to purchase the maximum aggregate principal amount of Notes and such Pari Passu Indebtedness, in denominations of $2,000 initial principal amount and multiples of $1,000 in excess thereof, that may be purchased with an amount equal to the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, or, in the case of Pari Passu Indebtedness represented by securities sold at a discount, the amount of the accreted value thereof at such time, plus accrued and unpaid interest to the date fixed for the closing of such offer, in accordance with the procedures set forth in this Indenture. In the event that a Restricted Parent or any Restricted Subsidiary of a Restricted Parent prepays any Pari Passu Indebtedness that is outstanding under a revolving credit or other committed loan facility pursuant to an Asset Sale Offer, such Restricted Parent or Restricted Subsidiary shall cause the related loan commitment to be reduced in an amount equal to the principal amount so prepaid. After the completion of an Asset Sale, the Restricted Parents and their Restricted Subsidiaries may make an Asset Sale Offer prior to the time they are required to do so by the second sentence of this Section 4.10(c). If a Restricted Parent or any Restricted Subsidiary of a Restricted Parent completes such an Asset Sale Offer with respect to any Net Proceeds, the Restricted Parents and their Restricted Subsidiaries shall be deemed to have complied with this Section 4.10(c) with respect to the application of such Net Proceeds, and any such Net Proceeds remaining after completion of such Asset Sale Offer may be used by the Restricted Parents and their Restricted Subsidiaries for any purpose not prohibited by this Indenture. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Restricted Parents and their Restricted Subsidiaries may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and other Pari Passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other Pari Passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

(d) The Issuers shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of Section 3.09 or this Section 4.10, the Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under Section 3.09 or this Section 4.10 by virtue of such compliance.

Section 4.11 Transactions with Affiliates.

(a) The Restricted Parents shall not, and shall not permit any of their Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of their properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of a Restricted Parent involving aggregate consideration in excess of $10.0 million (each, an “Affiliate Transaction”), unless:

(1) the Affiliate Transaction is on terms that, taken as a whole, are not materially less favorable to the relevant Restricted Parent or Restricted Subsidiary than those that would have been obtained in a comparable transaction by such Restricted Parent or Restricted Subsidiary with an unrelated Person; and

(2) an Issuer delivers to the Trustee, with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $20.0 million, a resolution of the Board of Directors of such Issuer set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with this Section 4.11(a) and that such Affiliate Transaction has been approved by a majority of the members of the Board of Directors of such Issuer disinterested with respect to such Affiliate Transaction.

(b) The following items shall not be deemed to be Affiliate Transactions and, therefore, shall not be subject to the provisions of Section 4.11(a):

(1) any employment, consultancy, advisory or other compensatory agreement, employee benefit plan, officer or director indemnification agreement or any similar arrangement entered into by a Restricted Parent or any Restricted Subsidiary of a Restricted Parent in the ordinary course of business and payments pursuant thereto;

(2) transactions between or among the Restricted Parents and/or their Restricted Subsidiaries or any entity that becomes a Restricted Subsidiary as a result of such transaction;

(3) transactions with a Person (other than an Unrestricted Subsidiary) that is an Affiliate of a Restricted Parent solely because a Restricted Parent owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

(4) payment of reasonable directors’ fees;

(5) any transaction in which the only consideration paid by the Restricted Parents or any of their Restricted Subsidiaries is in the form of Equity Interests (other than Disqualified Stock) of Holdings to Affiliates of Holdings or any equity capital contribution made to Holdings or the Restricted Parents (other than in respect of Disqualified Stock);

(6) Permitted Investments or Restricted Payments that do not violate Section 4.07;

(7) [reserved];

(8) to the extent not otherwise permitted under any other clause in this Section 4.11(b), the transactions described in the Offering Circular or the March 2012 Offering Circular under the captions, “Capitalization” and “Certain Relationships and Related Party Transactions”, in each case on the terms described thereunder for such transaction;

(9) loans (or cancellation of loans) or advances to employees in the ordinary course of business;

(10) payments or loans (or cancellation of loans) to officers, directors, employees or consultants which are approved by a majority of the Board of Directors of the Issuers;

(11) any agreement as in effect as of the Issue Date, including any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements, or refinancings thereof; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements, or refinancings are, in the good faith judgment of the Issuers (as evidenced by an Officer’s Certificate), not materially more disadvantageous, taken as a whole, to the Holders of the Notes);

(12) transactions with customers, suppliers, contractors, joint venture partners or purchasers or sellers of goods or services, in each case which are in the ordinary course of business (including pursuant to joint venture agreements) and otherwise in compliance with the terms of this Indenture, and which are fair to the Restricted Parents and their Restricted Subsidiaries, as applicable, in the reasonable determination of the Board of Directors, chief executive officer or chief financial officer of a Restricted Parent or any Restricted Subsidiary of a Restricted Parent, as applicable, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(13) the existence of, or the performance by a Restricted Parent or any Restricted Subsidiary of a Restricted Parent of their obligations under the terms of, any stockholders agreement, partnership agreement or limited liability company agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Reference Date as described in the March 2012 Offering Circular under the caption “Certain Relationships and Related Party Transactions” and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by a Restricted Parent or any such Restricted Subsidiary of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Reference Date will only be permitted by this clause (13) to the extent that the terms of any such amendment or new agreement, taken as a whole, are not materially disadvantageous to the Holders of the Notes, as determined in good faith by the Board of Directors, chief executive officer or chief financial officer of an Issuer;

(14) payment of a termination fee to the Permitted Holders in an aggregate amount not to exceed $30.0 million in connection with the termination of the management services agreement as described under the caption “Certain Relationships and Related Party Transactions” in the Offering Circular;

(15) Permitted Payments to Holdings;

(16) customary payments (including reimbursement of fees and expenses) by a Restricted Parent and/or any Restricted Subsidiary of a Restricted Parent to the Permitted Holders made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities (including in connection with acquisitions or divestitures, whether or not consummated), which payments are approved by a majority of the members of the Board of Directors of an Issuer in good faith;

(17) the issuance of Equity Interests (other than Disqualified Stock) in Holdings for compensation purposes;

(18) intellectual property licenses in the ordinary course of business;

(19) payments to or from, and transactions with, any joint venture in the ordinary course of business; provided, however, that no Affiliate of Holdings (other than the Restricted Parents or their Restricted Subsidiaries) has any Investment in any such joint venture;

(20) transactions entered into in good faith with an Affiliate of a Restricted Parent which provide for shared services and/or facilities arrangements and which provide cost savings and/or other operations efficiencies to the Restricted Parents and their Restricted Subsidiaries, taken as a whole;

(21) the formation and maintenance of any consolidated group or subgroup for tax, accounting or cash pooling or management purposes in the ordinary course of business; provided that any amounts paid by Holdings or its Subsidiaries in respect of tax liabilities do not exceed amounts that would be paid by Holdings and its Subsidiaries for their tax liabilities if they were not part of such consolidated group;

(22) (x) the guarantee by a Restricted Parent or any Restricted Subsidiary of a Restricted Parent of the Indebtedness of any parent company of a Restricted Parent that becomes the parent company of a Restricted Parent in a Change of Control transaction consummated in accordance with this Indenture, or of any Indebtedness of Subsidiaries of such parent company; provided that such guarantee was permitted by the terms of this Indenture to be incurred and (y) the granting by a Restricted Parent or any of its Restricted Subsidiaries of any Liens to secure such Indebtedness or such guarantee; provided that such Liens are permitted to be incurred under this Indenture; and

(23) transactions in which a Restricted Parent or any of their Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an accounting, appraisal or investment banking firm of national standing stating that the financial terms of such transaction are fair to such Restricted Parent or such Restricted Subsidiary, as applicable, from a financial point of view (or words of similar import) or meets the requirements of clause (1) of Section 4.11(a).

Section 4.12 Liens.

(a) The Restricted Parents shall not, and shall not permit the U.S. Issuer or any of the Subsidiary Guarantors to create, incur, assume or otherwise cause or suffer to exist or become effective any Lien (a “Triggering Lien”) of any kind (other than Permitted Liens) securing Indebtedness upon any of their property or assets, now owned or hereafter acquired, or any income or profits therefrom unless all payments due under this Indenture and the Notes (or under a Note Guarantee in the case of Liens of a Guarantor) are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a Triggering Lien.

(b) For purposes of determining compliance with this Section 4.12, (A) a Lien securing an item of Indebtedness need not be permitted solely by reference to Section 4.12(a) or to one category (or portion thereof) of Permitted Liens described in clauses (1)(a) through (ll) (or, if applicable, clause (2)(a) and (b)) of the definition of “Permitted Liens” but may be permitted in part under any combination thereof and (B) in the event that a Lien securing an item of Indebtedness, Disqualified Stock or preferred stock (or any portion thereof) meets the criteria of Section 4.12(a) or one or more of the categories (or portions thereof) of Permitted Liens described in clauses (1)(a) through (ll) (or, if applicable, clause (2)(a) and (b)) of the definition of “Permitted Liens,” the Issuers shall, in their sole discretion, divide, classify or reclassify, or later divide, classify, or reclassify, such Lien securing such item of Indebtedness (or any portion thereof) in any manner that complies (based on circumstances existing at the time of such division, classification or reclassification) with this Section 4.12. For the avoidance of doubt, if and to the extent that any Indebtedness is incurred to refinance, refund or replace any Indebtedness secured by Liens permitted under any clause of the definition of Permitted Liens that is limited by a percentage of Consolidated Adjusted Total Assets, the Indebtedness so incurred may be secured by Liens pursuant to such clause or subclause, even if such replacing Lien could not itself be incurred pursuant to such clause or subclause at such time.

(c) With respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness. The “Increased Amount” of any Indebtedness shall mean any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Indebtedness with the same terms or in the form of common equity of a Restricted Parent or any direct or indirect parent of a Restricted Parent, the payment of dividends on preferred stock in the form of additional shares of preferred stock of the same class, accretion of original issue discount or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness described in the definition of “Indebtedness.”

Section 4.13 Permitted Business Activities.

The Restricted Parents shall not, and shall not permit any of their Restricted Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Restricted Parents and their Restricted Subsidiaries, taken as a whole; it being understood that the Restricted Parents and their Restricted Subsidiaries shall be deemed to be in compliance with this Section 4.13 if the Restricted Parents or their Restricted Subsidiaries acquire another Person that is primarily engaged in Permitted Businesses or acquire business operations that primarily consist of Permitted Businesses and continue to operate such acquired Person’s operations or such acquired business operations, as the case may be.

Section 4.14 Limitation on Business Activities of Holdings.

(a) Holdings will not conduct, transact or otherwise engage in any business or operations, or own or acquire any assets or incur any liabilities, other than:

(1) direct or indirect ownership of the Capital Stock of the Restricted Parents;

(2) the maintenance of its legal existence, including the ability to incur fees, costs and expenses relating to such maintenance;

(3) participating in tax, accounting and other administrative matters as a member of the consolidated group of Holdings, U.S. Holdings and the Issuers;

(4) the performance of and incurrence of liabilities under, the documentation governing (i) the Credit Agreement, (ii) the Stock Purchase Agreement, (iii) the other agreements contemplated by the Stock Purchase Agreement and (iv) any guarantee of Indebtedness permitted under the covenant described under Section 4.09;

(5) any public offering of Capital Stock of Holdings or any other issuance or registration of Holdings’ Capital Stock for sale or resale or any issuance of equity awards under any plan for the benefit of employees of Holdings, the Restricted Parents or any of their Subsidiaries, payment of dividends, making contributions to the capital of their Subsidiaries and guaranteeing the obligations of the Restricted Parents and their Restricted Subsidiaries, including the costs, fees and expenses related thereto;

(6) holding any Restricted Payments made by a Restricted Parent in accordance with Section 4.07 pending application thereof by the recipient in the manner contemplated by Section 4.07 (if so specified);

(7) incurring fees, costs and expenses relating to overhead and general operating including professional fees for legal, tax and accounting issues;

(8) providing indemnification to officers, directors, consultants and agents;

(9) the incurrence of liabilities permitted to be incurred by it by the Credit Agreement; and

(10) activities incidental to the businesses or activities described in clauses (1) to (9) of this Section 4.14(a) (including, for the avoidance of doubt, activities related to the IPO-Related Transactions (as defined in the Offering Circular) and Holdings being an intermediate holding company between a public company direct or indirect parent and the Restricted Parents).

(b) For so long as the Notes are outstanding, Holdings will beneficially own all the Voting Stock of U.S. Holdings and the Canadian Issuer, and U.S. Holdings will beneficially own all of the Voting Stock of the U.S. Issuer, it being understood that, notwithstanding the foregoing, Holdings may interpose one or more holding companies between itself and the Restricted Parents, so long as such holding companies also agree to guarantee the Notes pursuant to a Note Guarantee and adhere to limitations that are substantially similar to the limitations on the activities of Holdings under Section 4.14(a).

Section 4.15 Offer to Repurchase Upon Change of Control.

(a) If a Change of Control occurs after the Issue Date, unless, prior to the time the Issuers are required to make a Change of Control Offer, the Issuers have previously or concurrently mailed a redemption notice that is or has become unconditional with respect to all the outstanding Notes as described under Section 3.07 or 11.01, the Issuers shall make an offer to purchase all of the Notes pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest to, but excluding, the date of purchase, subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, the Issuers shall send notice of such Change of Control Offer by first class mail, with a copy to the Trustee, to each Holder of Notes to the address of such Holder appearing in the security register with a copy to the Trustee or otherwise in accordance with the procedures of DTC, with the following information:

(1) that a Change of Control Offer is being made pursuant to this Section 4.15 and that all Notes tendered pursuant to such Change of Control Offer will be accepted for payment by the Issuers;

(2) the purchase price and the purchase date, which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”);

(3) that any Note not properly tendered will remain outstanding and continue to accrue interest;

(4) that, unless the Issuers default in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

(5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed, to the Paying Agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6) that Holders will be entitled to withdraw their tendered Notes and their election to require the Issuers to purchase such Notes; provided that the Paying Agent receives, not later than the expiration time of the Change of Control Offer, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased;

(7) that if a Holder requests that only a portion of a Note held by it be purchased, such Holder will be issued a new Note equal in principal amount to the unpurchased portion of the Note surrendered. The unpurchased portion of the Note must be equal to $2,000 or an integral multiple of $1,000 in excess thereof;

(8) if such notice is delivered prior to the occurrence of a Change of Control, stating that the Change of Control Offer is conditional on the occurrence of such Change of Control; and

(9) the other instructions, as determined by the Issuers, consistent with this Section 4.15, that a Holder must follow.

While the Notes are in global form and the Issuers make an offer to purchase all of the Notes pursuant to the Change of Control Offer, a holder of Notes may exercise its option to elect for the purchase of the Notes through the facilities of DTC, subject to its rules and regulations.

The Issuers shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.15, the Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.15 by virtue of such compliance.

(b) On the Change of Control Payment Date, the Issuers shall, to the extent lawful:

(1) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(3) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Issuers.

The Paying Agent shall promptly mail to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee shall, upon receipt of an Authentication Order, promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any. The Issuers shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(c) Notwithstanding anything to the contrary in this Section 4.15, the Issuers shall not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.15 and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer, or (2) a notice of redemption that is or has become unconditional has been given pursuant to Section 3.07 unless and until there is a Default in payment of the applicable redemption price.

(d) Notwithstanding anything to the contrary in this Section 4.15, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of the making of such Change of Control Offer.

Section 4.16 Designation of Restricted and Unrestricted Subsidiaries.

The Board of Directors of a Restricted Parent may designate any Restricted Subsidiary of a Restricted Parent to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary of a Restricted Parent is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Restricted Parents and their Restricted Subsidiaries in the Subsidiary designated as an Unrestricted Subsidiary shall be deemed to be an Investment made as of the time of the designation and shall reduce the Cumulative Buildup Basket or amounts available under one or more clauses of the definition of Permitted Investments or one or more clauses of Section 4.07(b), as determined by the Issuers. That designation shall only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors of an Issuer or a Restricted Parent may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if that redesignation would not cause a Default and either: (1) the Restricted Parents could incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test in Section 4.09(a) or (2) the Fixed Charge Coverage Ratio for Holdings and its Restricted Subsidiaries would be greater than such ratio for Holdings and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation.

Any designation of a Subsidiary of a Restricted Parent as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of a resolution of the Board of Directors of a Restricted Parent giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.07. If, at any time, any Unrestricted Subsidiary would fail to meet the requirements of an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of a Restricted Parent as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09, the Restricted Parents shall be in Default of Section 4.09. The Board of Directors of a Restricted Parent may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of a Restricted Parent; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of a Restricted Parent of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation shall only be permitted if (1) such Indebtedness is permitted under Section 4.09 and (2) no Default or Event of Default would be in existence following such designation.

Section 4.17 Payments for Consent.

The Restricted Parents shall not, and shall not permit any of their Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement. Notwithstanding the foregoing, in the case of an offering of securities to Holders of Notes by the Restricted Parents or any of their Restricted Subsidiaries (including, without limitation, an exchange offer) in which a consent, waiver or amendment is sought, if such offering is intended to be exempt from the registration requirements of the Securities Act, the Restricted Parents and their Restricted Subsidiaries may offer and issue such securities only to Holders of Notes who are eligible to receive such securities in accordance with such exemption from registration.

Section 4.18 Additional Note Guarantees.

If at any time any existing or future Restricted Subsidiary of U.S. Holdings does not qualify as a Non-Guarantor Subsidiary and such Subsidiary is not at that time a Guarantor, then that Restricted Subsidiary will, within 30 days from being acquired, created or ceasing to qualify as a Non-Guarantor Subsidiary, as applicable, become a Guarantor and execute a supplemental indenture and deliver an Officer’s Certificate and Opinion of Counsel reasonably satisfactory to the Trustee; provided that no such Restricted Subsidiary will be required to so become a Guarantor for so long as such Subsidiary does not Guarantee any Obligations or otherwise become an obligor under any Credit Agreement. The form of such supplemental indenture is attached as Exhibit E hereto.

Section 4.19 Covenant Termination.

At any time after the Notes have received Investment Grade Ratings from two Rating Agencies (a “Covenant Termination Event”), upon notice by the Issuers to the Trustee certifying that a Covenant Termination Event has occurred and that at the time of the giving of such notice no Default has occurred and is continuing under this Indenture (a “Covenant Termination Event Notice”), the Restricted Parents and their Restricted Subsidiaries will not thereafter be subject to the following provisions of this Indenture:

(1) Section 4.07;

(2) Section 4.08;

(3) Section 4.09;

(4) Section 4.10;

(5) Section 4.11;

(6) any provision contained in Section 4.16 requiring compliance with any test for the incurrence of Indebtedness;

(7) Section 4.18; and

(8) Section 5.01(a)(4).

Upon the delivery of a Covenant Termination Event Notice pursuant to a Covenant Termination Event, the Guarantees of the Guarantors will also be released.

ARTICLE 5.

SUCCESSORS

Section 5.01 Merger, Consolidation, or Sale of Assets.

(a) None of Holdings, the Restricted Parents nor the U.S. Issuer shall, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not it is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Restricted Parents and their Restricted Subsidiaries, taken as a whole, in one or more related transactions, to another Person, unless:

(1) in the case of a consolidation or merger of, or a sale, assignment, transfer, conveyance or other disposition by, the U.S. Issuer or U.S. Holdings, the Person formed by or surviving any such consolidation or merger (if other than the U.S. Issuer or U.S. Holdings) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

(2) the Person formed by or surviving any such consolidation or merger (if other than a Restricted Parent or the U.S. Issuer) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of Holdings, such Restricted Parent and/or such Issuer, as applicable, under the Notes or the Note Guarantees, as applicable, and this Indenture pursuant to agreements reasonably satisfactory to the Trustee;

(3) immediately after such transaction, no Default or Event of Default exists; and

(4) either:

(A) on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, the Restricted Parents, or the Person formed by or surviving any such consolidation or merger (if other than a Restricted Parent), or to which such sale, assignment, transfer, conveyance or other disposition has been made, would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a); or

(B) the Fixed Charge Coverage Ratio of Holdings, after giving pro forma effect to such transaction and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, would be greater than the actual Fixed Charge Coverage Ratio of Holdings immediately prior to such transaction.

In addition, the Restricted Parents shall not, and shall not permit their Restricted Subsidiaries to, directly or indirectly, lease all or substantially all of the properties and assets of the Restricted Parents and their Restricted Subsidiaries, taken as a whole, in one or more related transactions, to any other Person.

(b) The provisions of Section 5.01(a) shall not apply to:

(1) a merger of Holdings, a Restricted Parent or the U.S. Issuer with an Affiliate solely for the purpose of reincorporating Holdings, such Restricted Parent or the U.S. Issuer in another jurisdiction; provided that in the case of the U.S. Issuer and U.S. Holdings such other jurisdiction is any state of the United States or the District of Columbia;

(2) any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among Restricted Parents and their Restricted Subsidiaries; and

(3) any sale or other transfer of assets pursuant to a Designated Asset Sale or that constitute Excess Designated Proceeds.

Section 5.02 Successor Corporation Substituted.

Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of properties or assets in a transaction that is subject to, and that complies with the provisions of, Section 5.01, the successor Person formed by such consolidation or into or with which Holdings, the applicable Restricted Parent or U.S. Issuer is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to “Holdings”, a “Restricted Parent” or the “U.S. Issuer”, as applicable, shall refer instead to the successor Person and not to Holdings, such Restricted Parent or the U.S. Issuer), and may exercise every right and power of Holdings, such Restricted Parent or the U.S. Issuer, as applicable, under this Indenture with the same effect as if such successor Person had been named as Holdings, a Restricted Parent or the U.S. Issuer herein; provided, however, that the predecessor Holdings, Restricted Parents or the U.S. Issuer, if any, shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale of all or substantially all of the properties or assets of Holdings, the Restricted Parents and their Restricted Subsidiaries, taken as whole, in a transaction that is subject to, and that complies with the provisions of, Section 5.01.

ARTICLE 6.

DEFAULTS AND REMEDIES

Section 6.01 Events of Default.

Each of the following is an “Event of Default”:

(1) default for 30 days in the payment when due of interest on the Notes;

(2) default in the payment when due (at maturity, upon redemption, acceleration or otherwise) of the principal of, or premium, if any, on, the Notes;

(3) failure by a Restricted Parent or any Restricted Subsidiary of a Restricted Parent to comply with Section 5.01;

(4) failure by Holdings or any Restricted Subsidiary of Holdings for 60 days after notice to an Issuer by the Trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class to comply with any of the other agreements in this Indenture;

(5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed (other than Non-Recourse Debt and any such Indebtedness owed to Holdings, a Restricted Parent or a Restricted Subsidiary of a Restricted Parent) by a Restricted Parent or any Significant Subsidiary of a Restricted Parent (or the payment of which is guaranteed by a Restricted Parent or any Significant Subsidiary of a Restricted Parent), whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, if that default:

(A) is caused by a failure to pay principal at the final Stated Maturity of such Indebtedness (a “Payment Default”); or

(B) results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $40.0 million or more;

(6) with respect to any judgment or decree for the payment of money (net of any amount covered by insurance issued by a reputable and creditworthy insurer that has not contested coverage or reserved rights with respect to an underlying claim) in excess of $40.0 million or its foreign currency equivalent against a Restricted Parent or any Restricted Subsidiary of a Restricted Parent, the failure by a Restricted Parent or such Restricted Subsidiary, as applicable, to pay such judgment or decree, which judgment or decree has remained outstanding for a period of 60 days after such judgment or decree became final and nonappealable without being paid, discharged, waived or stayed;

(7) except as permitted by this Indenture, any Note Guarantee of a Restricted Parent or any Significant Subsidiary of a Restricted Parent is declared to be unenforceable or invalid by any final and nonappealable judgment or decree or ceases for any reason to be in full force and effect, or a Restricted Parent or any Subsidiary Guarantor that is a Significant Subsidiary of a Restricted Parent or any Person acting on behalf of a Restricted Parent or any such Subsidiary Guarantor denies or disaffirms its obligations in writing under its Note Guarantee and such Default continues for 10 days after receipt of the notice specified in this Indenture;

(8) any of Holdings, a Restricted Parent, the U.S. Issuer or any Subsidiary of any of the foregoing that is a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

(A) commences a voluntary case,

(B) consents to the entry of an order for relief against it in an involuntary case,

(C) consents to the appointment of a custodian of it or for all or substantially all of its property,

(D) makes a general assignment for the benefit of its creditors, or

(E) generally is not paying its debts as they become due; and

(9) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against any of Holdings, a Restricted Parent, the U.S. Issuer or any Subsidiary of any of the foregoing that is a Significant Subsidiary in an involuntary case;

(B) appoints a custodian of any of Holdings, a Restricted Parent, the U.S. Issuer or any Subsidiary of any of the foregoing that is a Significant Subsidiary for all or substantially all of the property of Holdings, such Restricted Parent, the U.S. Issuer or such Significant Subsidiary, as applicable; or

(C) orders the liquidation of any of Holdings, a Restricted Parent, the U.S. Issuer or any Subsidiary of any of the foregoing that is a Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days.

Section 6.02 Acceleration.

In the case of an Event of Default specified in clause (8) or (9) of Section 6.01, all outstanding Notes shall become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.

Upon any such declaration, the Notes shall become due and payable immediately. The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of all of the Holders, rescind an acceleration or waive any existing Default or Event of Default and its consequences under this Indenture except a continuing Default or Event of Default in the payment of interest or premium, if any, on, or the principal of, the Notes.

Section 6.03 Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04 Waiver of Past Defaults.

Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of all of the Holders, waive any existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Notes; provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05 Control by Majority.

Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders or that may involve the Trustee in personal liability.

Section 6.06 Limitation on Suits.

Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no Holder may pursue any remedy with respect to this Indenture or the Notes unless:

(1) such Holder has previously given the Trustee written notice that an Event of Default is continuing;

(2) Holders of at least 25% in aggregate principal amount of the then outstanding Notes have requested the Trustee to pursue the remedy;

(3) such Holders have offered the Trustee indemnity or security reasonably satisfactory to the Trustee against any loss, liability or expense;

(4) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5) Holders of a majority in aggregate principal amount of the then-outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

Section 6.07 Rights of Holders to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal, premium, if any, and interest on the Notes, on or after the respective due dates expressed in the Notes (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08 Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as Trustee of an express trust against the Issuers and each Guarantor for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09 Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuers (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to the Trustee hereunder. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee hereunder out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10 Priorities.

If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

First: to the Trustee, its agents and attorneys for amounts due hereunder, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

Third: to the Issuers or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

Section 6.11 Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

ARTICLE 7.

TRUSTEE

Section 7.01 Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(1) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of certificates or opinions specifically required by any provision hereof to be furnished to it, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not to confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) The Trustee may not be relieved from liabilities for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct, except that:

(1) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01.

(e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability.

(f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02 Rights of Trustee.

(a) The Trustee may conclusively rely in good faith upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee may consult with counsel of its own selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture provided, however, that the Trustee’s conduct does not constitute willful misconduct or gross negligence.

(e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from an Issuer shall be sufficient if signed by an Officer of such Issuer.

(f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee security and indemnity reasonably satisfactory to it against any loss, liability or expense that might be incurred by it in compliance with such request or direction.

(g) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

(h) The rights, privileges, protections, immunities and benefits given to the Trustee, including, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder.

(i) The Trustee may request that the Issuers deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(j) In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(k) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

Section 7.03 Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuers or any Affiliate of the Issuers with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11.

Section 7.04 Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuers’ use of the proceeds from the Notes or any money paid to the Issuers or upon the Issuers’ direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05 Notice of Defaults.

If a Default or Event of Default occurs and is continuing and if it is actually known to the Trustee, the Trustee shall mail to Holders a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default relating to the payment of principal of, premium, if any, or interest on, any Note, the Trustee may withhold the notice if and so long as it in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06 [Reserved]

Section 7.07 Compensation and Indemnity.

(a) The Issuers shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder as agreed to in writing between the Issuers and the Trustee. The Trustee’s compensation shall not be limited by any law on compensation of a Trustee of an express trust. The Issuers shall reimburse the Trustee promptly upon request for all disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

(b) The Issuers and the Guarantors, jointly and severally, shall indemnify the Trustee against any and all losses, liabilities, claims, damages or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Issuers and the Guarantors (including this Section 7.07) and defending itself against any claim (whether asserted by the Issuers, the Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense shall be determined to have been caused by its own gross negligence or willful misconduct. The Trustee shall notify the Issuers promptly of any claim of which a Responsible Officer has received written notice for which it may seek indemnity. Failure by the Trustee to so notify the Issuers shall not relieve the Issuers or any of the Guarantors of their obligations hereunder. The Issuers or such Guarantor shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Issuers shall pay the reasonable fees and expenses of such counsel. Neither the Issuers nor any Guarantor need pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

(c) The obligations of the Issuers and the Guarantors under this Section 7.07 shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.

(d) To secure the Issuers’ and the Guarantors’ payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

(e) When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(8) or (9) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.08 Replacement of Trustee.

(a) A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

(b) The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuers. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuers in writing. The Issuers may remove the Trustee if:

(1) the Trustee fails to comply with Section 7.10;

(2) the Trustee is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3) a custodian or public officer takes charge of the Trustee or its property; or

(4) the Trustee becomes incapable of acting.

(c) If the Trustee resigns or is removed or if a vacancy exists in the office of the Trustee for any reason, the Issuers shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers.

(d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuers, or the Holders of at least 10% in principal amount of the then outstanding Notes may petition, at the expense of the Issuers, any court of competent jurisdiction for the appointment of a successor Trustee.

(e) If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to the Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuers’ obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

Section 7.09 Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

Section 7.10 Eligibility; Disqualification.

There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that together with its affiliates has a combined capital and surplus of at least $50.0 million as set forth in its most recent published annual report of condition. No Person directly or indirectly controlling, controlled by or under common control with either of the Issuers or any Guarantor shall serve as the Trustee.

Section 7.11 Preferential Collection of Claims Against Issuers.

The provisions of TIA § 311 are hereby expressly incorporated by reference herein and made a part hereof with the same force and effect as if reproduced in its entirety herein. If any provision of this Indenture limits, qualifies or conflicts with § 311 of the TIA, the provision of § 311 of the TIA shall control.

ARTICLE 8.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01 Option to Effect Legal Defeasance or Covenant Defeasance.

The Issuers may, at any time, elect to have either Section 8.02 or 8.03 applied to all outstanding Notes and all obligations of the Guarantors with respect to the Note Guarantees upon compliance with the conditions set forth below in this Article 8.

Section 8.02 Legal Defeasance and Discharge.

Upon the Issuers’ exercise under Section 8.01 of the option applicable to this Section 8.02, the Issuers and each of the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04, be deemed to have been discharged from their obligations with respect to all outstanding Notes (including the Note Guarantees) on the date the conditions set forth in Section 8.04 are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuers and the Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Note Guarantees), which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all their other obligations under such Notes, the Note Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Issuers, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

(1) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium, if any, on, such Notes when such payments are due from the trust referred to in Section 8.04;

(2) the Issuers’ obligations with respect to such Notes under Article 2 and Section 4.02;

(3) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuers’ and the Guarantors’ obligations in connection therewith; and

(4) this Article 8.

Subject to compliance with this Section 8.02, the Issuers may exercise their option under this Section 8.02 notwithstanding the prior exercise of their option under Section 8.03.

Section 8.03 Covenant Defeasance.

Upon the Issuers’ exercise under Section 8.01 of the option applicable to this Section 8.03, Holdings, the Restricted Parents and their Restricted Subsidiaries shall, subject to the satisfaction of the conditions set forth in Section 8.04, be released from each of their obligations under the covenants contained in Sections 4.03, 4.04(a), 4.05, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 4.17, 4.18 and Section 5.01 with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and the Note Guarantees, Holdings, the Restricted Parents and their

Restricted Subsidiaries may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture and such Notes and Note Guarantees shall be unaffected thereby. In addition, upon the Issuers’ exercise under Section 8.01 of the option applicable to this Section 8.03 subject to the satisfaction of the conditions set forth in Section 8.04, Sections 6.01(3) through 6.01(7) and, to the extent relating to a Significant Subsidiary of an Issuer, Sections 6.01(8) and 6.01(9) shall not constitute Events of Default.

Section 8.04 Conditions to Legal or Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03:

(1) the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as shall be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, or interest and premium, if any, on, the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Issuers must specify whether the Notes are being defeased to such stated date for payment or to a particular redemption date;

(2) in the case of Legal Defeasance, the Issuers must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (a) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes shall not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Issuers must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes shall not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement (including the Credit Agreement) or instrument (other than this Indenture) to which an Issuer or any Subsidiary of an Issuer is a party or by which an Issuer or any Subsidiary of an Issuer is bound;

(5) the Issuers must deliver to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuers with the intent of preferring the Holders over the other creditors of the Issuers with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuers or others; and

(6) the Issuers must deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05 Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuers acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Issuers shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Notwithstanding anything in this Article 8 to the contrary, the Trustee shall deliver or pay to the Issuers from time to time upon the request of the Issuers any money or non-callable Government Securities held by it as provided in Section 8.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06 Repayment to Issuers.

Any money deposited with the Trustee or any Paying Agent, or then held by the Issuers, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Issuers on their request or (if then held by the Issuers) shall be discharged from such trust; and the Holder of such Note shall thereafter be permitted to look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuers as trustee thereof, shall thereupon cease.

Section 8.07 Reinstatement.

If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuers’ and the Guarantors’ obligations under this Indenture and the Notes and the Note Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03, as the case may be; provided, however, that, if the Issuers make any payment of principal of, premium, if any, or interest on any Note following the reinstatement of their obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the cash or Government Securities held by the Trustee or Paying Agent.

ARTICLE 9.

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01 Without Consent of Holders.

(a) Notwithstanding Section 9.02, the Issuers, the Guarantors and the Trustee may amend or supplement this Indenture, the Note Guarantees or the Notes (and any other documents related thereto) without the consent of any Holder of a Note:

(1) to cure any ambiguity, defect or inconsistency;

(2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3) to provide for the assumption of an Issuer’s or a Guarantor’s obligations to the Holders under the Notes and/or the Note Guarantees by a successor to such Issuer or such Guarantor pursuant to Article 5 or Section 10.05;

(4) to make any change that would provide any additional rights or benefits (including the addition of collateral) to the Holders or that does not adversely affect in any material respect the legal rights hereunder of any such Holder;

(5) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA (to the extent this Indenture is or becomes so qualified);

(6) to conform the text of this Indenture, the Note Guarantees or the Notes to any provision of the “Description of Notes” section of the Offering Circular;

(7) to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture as of the Issue Date;

(8) to allow any Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the Notes; or

(9) to comply with the rules of any applicable securities depository.

(b) Upon the request of the Issuers accompanied by a resolution of its Board of Directors authorizing the execution of any such amendment or supplement to this Indenture, and upon receipt by the Trustee of the documents described in Section 7.02(b), the Trustee shall join with the Issuers and the Guarantors in the execution of any amendment or supplement to this Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02 With Consent of Holders.

(a) Except as provided below in this Section 9.02, the Issuers, the Guarantors and the Trustee may amend or supplement this Indenture (including, without limitation, Section 3.09, 4.10 and 4.15), the Note Guarantees or the Notes (and any documents related thereto) with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and, subject to Sections 6.04 and 6.07, any existing Default or Event of Default or compliance with any provision of this Indenture, the Note Guarantees or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).

(b) Upon the request of the Issuers accompanied by a resolution of its Board of Directors authorizing the execution of any such amendment or supplement to this Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02(b), the Trustee shall join with the Issuers and the Guarantors in the execution of such amendment or supplement to this Indenture unless such amendment or supplement directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amendment or supplement.

(c) It is not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it is sufficient if such consent approves the substance thereof.

(d) After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuers shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuers to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver. Subject to Sections 6.04 and 6.07, the Holders of a majority in aggregate principal amount of the Notes then outstanding, voting as a single class, may waive compliance in a particular instance by the Issuers and the Guarantors with any provision of this Indenture, the Notes, or the Note Guarantees. However, without the consent of each Holder affected, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes, except as provided above with respect to Sections 3.09, 4.10 and 4.15 and except with respect to provisions specifying the notice periods for effecting a redemption;

(3) reduce the rate of or change the time for payment of interest, including default interest, on any Note;

(4) waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on, the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

(5) make any Note payable in money other than that stated in the Notes;

(6) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of, or interest or premium, if any, on, the Notes;

(7) waive a redemption payment with respect to any Note (other than a payment required by Sections 3.09, 4.10 or 4.15);

(8) release any Guarantor from any of its obligations under its Note Guarantee or this Indenture, except in accordance with the terms of this Indenture;

(9) impair the right of any Holder of the Notes to receive payment of principal of, or interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(10) make any change to or modify the ranking as to contractual right of payment of any such Note or related Guarantee that would adversely affect the Holders; or

(11) make any change in the preceding amendment and waiver provisions.

Section 9.03 Compliance with Trust Indenture Act.

Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental indenture that complies with the TIA as then in effect if this Indenture is then qualified under the TIA.

Section 9.04 Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05 Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuers in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06 Trustee to Sign Amendments, etc.

The Trustee shall sign any amendment or supplement to this Indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Issuers may not sign an amendment or supplement to this Indenture until the Board of Directors of each Issuer approves of such amendment or supplement. In executing any amendment or supplement to this Indenture, the Trustee shall be provided with and (subject to Section 7.01) shall be fully protected in relying upon, in addition to the documents required by Section 12.04, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amendment or supplement is authorized or permitted by this Indenture.

ARTICLE 10.

NOTE GUARANTEES

Section 10.01 Guarantee.

(a) Subject to this Article 10, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuers hereunder or thereunder, that:

(1) the principal of, premium, if any, and interest on the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other Obligations of the Issuers to the Holders or the Trustee hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(2) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b) The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuers, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuers, any right to require a proceeding first against the Issuers, protest, notice and all demands whatsoever and covenant that this Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture or by release in accordance with the provisions of this Indenture.

(c) If any Holder or the Trustee is required by any court or otherwise to return to the Issuers, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuers or the Guarantors, any amount paid by either the Issuers or the Guarantors to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(d) Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all Obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such Obligations as provided in Article 6, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee.

(e) All Guarantors desire to allocate among themselves (collectively, the “Contributing Guarantors”), in a fair and equitable manner, the economic consequences resulting from the performance of their respective obligations arising under this Indenture. Accordingly, in the event any payment or distribution is made on any date by a Guarantor (a “Funding Guarantor”) under its Notes Guarantee such that its Aggregate Payments exceed its Fair Share as of such date, such Funding Guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in an amount sufficient to cause each Contributing Guarantor’s Aggregate Payments to equal its Fair Share as of such date. “Fair Share” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (a) the ratio of (i) the Fair Share Contribution Amount with respect to such Contributing Guarantor, to (ii) the aggregate of the Fair Share Contribution Amounts with respect to all Contributing Guarantors, multiplied by (b) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under their respective Notes Guarantees in respect of the obligations guaranteed. “Fair Share Contribution Amount” means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Guarantor under its Notes Guarantee that would not render its obligations hereunder or thereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Code or any comparable applicable provisions of state law; provided that solely for purposes of calculating the Fair Share Contribution Amount with respect to any Contributing Guarantor for purposes of this Section 10.01, any assets or liabilities of such Contributing Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Contributing Guarantor. “Aggregate Payments” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (1) the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of its Notes Guarantee (including in respect of this Section 10.01), minus (2) the aggregate amount of all payments received on or before such date by such Guarantor from the other Contributing Guarantors as contributions under this Section 10.01. The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. Each Contributing Guarantor is a third party beneficiary to the contribution agreement set forth in this Section 10.01(e). For the avoidance of doubt, nothing in this Section 10.01(e) shall limit or impair, by implication or otherwise, each Guarantor’s obligations under its Note Guarantee.

Section 10.02 Limitation on Guarantor Liability.

Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the

Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor shall be limited to the maximum amount that shall, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 10, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.

Section 10.03 Execution and Delivery of Note Guarantee.

To evidence its Note Guarantee set forth in Section 10.01, each Guarantor hereby agrees that a notation of such Note Guarantee substantially in the form attached as Exhibit D hereto shall be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Guarantor by one of its Officers.

Each Guarantor hereby agrees that its Note Guarantee set forth in Section 10.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

If an Officer whose signature is on this Indenture or on the Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Note Guarantee is endorsed, the Note Guarantee shall be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.

Section 10.04 Guarantors May Consolidate, etc., on Certain Terms.

Except as otherwise provided in this Section 10.04, neither U.S. Holdings nor any Subsidiary Guarantor may sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not it is the surviving Person) another Person, other than a Restricted Parent, the U.S. Issuer or another Subsidiary Guarantor, unless:

(1) immediately after giving effect to such transaction, no Default or Event of Default exists; and

(2) either:

(a) the Person (if other than a Restricted Parent, the U.S. Issuer or a Subsidiary Guarantor) acquiring the property in any such sale or disposition or the Person (if other than a Restricted Parent, the U.S. Issuer or a Subsidiary Guarantor) formed by or surviving any such consolidation or merger assumes all the obligations of U.S. Holdings or that Subsidiary Guarantor, as applicable, under this Indenture and its Note Guarantee pursuant to a supplemental indenture satisfactory to the Trustee; or

(b) such transfer is permitted under Section 4.10.

In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Issuers and delivered to the Trustee. All the Note Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.

Except as set forth in Articles 4 and 5, and notwithstanding subclauses (a) and (b) of the second preceding paragraph, nothing in this Indenture or in any of the Notes shall prevent any consolidation or merger of U.S. Holdings or a Subsidiary Guarantor with or into a Restricted Parent, the U.S. Issuer or another Subsidiary Guarantor, or shall prevent any sale or conveyance of the property of U.S. Holdings or a Subsidiary Guarantor as an entirety or substantially as an entirety to a Restricted Parent, the U.S. Issuer or another Subsidiary Guarantor.

Section 10.05 Releases.

The Note Guarantee of a Subsidiary Guarantor will be released:

(a) in connection with any sale or other disposition of all or substantially all of the assets of that Subsidiary Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) a Restricted Parent or a Restricted Subsidiary of a Restricted Parent, if the sale or other disposition does not violate Section 4.10;

(b) in connection with any sale or other disposition of all of the Capital Stock of that Subsidiary Guarantor to a Person that is not (either before or after giving effect to such transaction) a Restricted Parent or a Restricted Subsidiary of a Restricted Parent, if the sale or other disposition does not violate Section 4.10;

(c) if a Restricted Parent designates any Restricted Subsidiary that is a Subsidiary Guarantor to be a Non-Guarantor Subsidiary in accordance with the definition of Non-Guarantor Subsidiary;

(d) if that Subsidiary Guarantor is released from its guarantees under all Credit Agreements (other than upon the release of all Subsidiary Guarantors from their guarantees under all Credit Agreements in connection with the termination or discharge in full of all Credit Agreements);

(e) upon legal defeasance in accordance with Article 8 or satisfaction and discharge in accordance with Article 11; or

(f) upon delivery of a Covenant Termination Event Notice pursuant to a Covenant Termination Event.

If any Subsidiary Guarantor is released from its Note Guarantee (other than a Subsidiary Guarantor so released pursuant to clause (c) above in reliance upon clause (2) or clause (4) of the definition of Non-Guarantor Subsidiary), any of its Subsidiaries that are Subsidiary Guarantors will also be released from their Note Guarantees, if any. Notwithstanding the foregoing, U.S. Holdings shall not be released from its Note Guarantee.

Any Guarantor not released from its obligations under its Note Guarantee as provided in this Section 10.05 shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under this Indenture as provided in and subject to any limitations contained in this Article 10.

ARTICLE 11.

SATISFACTION AND DISCHARGE

Section 11.01 Satisfaction and Discharge.

This Indenture shall be discharged and shall cease to be of further effect as to all Notes issued hereunder, when:

(1) either:

(a) all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Issuers, have been delivered to the Trustee for cancellation; or

(b) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption that is or has become unconditional or otherwise or shall become due and payable within one year and the Issuers or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as shall be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption (for the avoidance of doubt, in the case of a discharge that occurs in connection with a redemption that is to occur on a Redemption Date, the amount to be deposited shall be the amount that, as of the date of such deposit, is deemed reasonably sufficient to make such payment and discharge on the Redemption Date, in the good-faith determination of the Board of Directors of Holdings pursuant to a resolution of the Board of Directors of Holdings and as evidenced by an Officer’s Certificate);

(2) no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the incurrence of any Lien in respect thereof) and the deposit shall not result in a breach or violation of, or constitute a default under, any other instrument to which the Issuers or any Guarantor is a party or by which the Issuers or any Guarantor is bound;

(3) the Issuers or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and

(4) the Issuers have delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be, (subject to the proviso in the first paragraph of Section 11.02).

In addition, the Issuers must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to sub-clause (b) of clause (1) of this Section 11.01, the provisions of Sections 12.02 and 8.06 shall survive. In addition, nothing in this Section 11.01 shall be deemed to discharge those provisions of Section 7.07, that, by their terms, survive the satisfaction and discharge of this Indenture.

Section 11.02 Application of Trust Money.

Subject to the provisions of Section 8.06, all money deposited with the Trustee pursuant to Section 11.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including an Issuer acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law; provided that, if there is a tender offer by the Issuers for outstanding Notes that is in progress at the time of such deposit, such money deposited with the Trustee pursuant to Section 11.01 may be applied to pay any cash consideration for any Notes validly tendered into such tender offer and not validly withdrawn so long as prior to any such application the Issuers deliver an Officer’s Certificate to the Trustee certifying that after giving effect to such application, the amount remaining on deposit with the Trustee will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes (excluding Notes delivered to the Trustee for cancellation and Notes to be repurchased in such tender offer) for principal, premium, if any, and accrued interest to the date of maturity or redemption, as the case may be.

To the extent that and so long as the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 11.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuers’ and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01; provided, however, that if the Issuers have made any payment of principal of, premium, if any, or interest on any Notes following the reinstatement of their obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE 12.

MISCELLANEOUS

Section 12.01 Indenture Shall Control.

In the event of a conflict between the terms and provisions of this Indenture on the one hand and the terms and provisions of any Note or Note Guarantee on the other hand, the terms and provisions of this Indenture shall govern and be controlling.

Section 12.02 Notices.

Any notice or communication by either of the Issuers, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others’ address:

If to either of the Issuers and/or any Guarantor:

Taylor Morrison Communities, Inc.

Attention: General Counsel

4900 North Scottsdale Road, Suite 2000

Scottsdale, Arizona 85251

Telecopy: (866) 629-4310

If to the Trustee:

Wells Fargo Bank, National Association, as Trustee

625 Marquette Avenue, 11th Floor

MAC N9311-110

Minneapolis, MN 55479

Attn: Corporate Trust Services,

Administrator–Taylor Morrison Communities, Inc.

Telecopy: (612) 667-9825

The Issuers, any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by courier to its address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If an Issuer mails a notice or communication to Holders, it shall provide a copy to the Trustee and each Agent at the same time.

Section 12.03 [Reserved]

Section 12.04 Certificate and Opinion as to Conditions Precedent.

Upon any request or application by an Issuer or a Restricted Parent to the Trustee to take any action under this Indenture, such Issuer or Restricted Parent, as applicable, shall furnish to the Trustee:

(1) an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 12.05) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(2) except with respect to the issuance of the Initial Notes, an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 12.05) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 12.05 Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture must include:

(1) a statement that the Person making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant has been complied with or such condition has been satisfied; and

(4) a statement as to whether or not, in the opinion of such Person, such condition has been satisfied or such covenant has been complied with.

Section 12.06 Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.07 No Personal Liability of Directors, Officers, Employees and Stockholders.

No director, officer, employee, incorporator, stockholder, member or other holder of Equity Interests of the Issuers or any Guarantor, in their capacities as such and without limiting the Note Guarantees, shall have any liability for any obligations of the Issuers or the Guarantors under the Notes, this Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability that may arise other than pursuant to a Note Guarantee. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Section 12.08 Governing Law.

THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 12.09 No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuers or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.10 Successors.

All agreements of the Issuers in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors. All agreements of each Guarantor in this Indenture shall bind its successors, except as otherwise provided in Section 10.05.

Section 12.11 Severability.

In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.12 Counterpart Originals.

The parties may sign any number of copies of this Indenture. Each signed copy (including copies transmitted via telecopy or electronic mail) shall be an original, but all of them together represent the same agreement.

Section 12.13 Table of Contents, Headings, etc.

The Table of Contents and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 12.14 Waiver of Jury Trial.

EACH OF THE ISSUERS, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 12.15 Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 12.16 Consent to Jurisdiction and Service.

Each of the Canadian Issuer and the Note Guarantors organized under Canadian law hereby irrevocably and unconditionally: (1) submit itself and its property in any legal action or proceeding relating to this Indenture, the Notes and, as applicable, its Note Guarantee for recognition and enforcement of any judgment in respect thereof, to the general jurisdiction of the courts of the State of New York, sitting in the Borough of Manhattan, The City of New York, the courts of the United States of America for the Southern District of New York, appellate courts from any thereof and courts of its own corporate domicile, with respect to actions brought against it as defendant; (2) consent that any such action or proceeding may be brought in such courts and waive any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same; (3) designate and appoint U.S. Issuer as its authorized agent upon which process may be served in any action, suit or proceeding arising out of or relating to this Indenture, the Notes and, as applicable, its Note Guarantee that may be instituted in any federal or state court in the State of New York (and the U.S. Issuer hereby accepts such appointments); and (4) agree that service of any process, summons, notice or document by U.S. registered mail addressed to the U.S. Issuer, with written notice of said service to such Person at the address of the U.S. Issuer set forth in this Indenture shall be effective service of process for any action, suit or proceeding brought in any such court.

Section 12.17 Currency Indemnity.

The U.S. dollar is the sole currency of account and payment for all sums payable by the Issuers or any Note Guarantor under or in connection with the Notes, including damages. Any amount with respect to the Notes received or recovered in a currency other than U.S. dollars, whether as a result of, or the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Issuers or any Note Guarantor or otherwise by any Holder of a Note or by the Trustee, in respect of any sum expressed to be due to it from the Issuers or any Note Guarantor will only constitute a discharge to the Issuers or any Note Guarantor to the extent of the U.S. dollar amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so).

If that U.S. dollar amount is less than the U.S. dollar amount expressed to be due to the recipient or the Trustee under the Notes, the Issuers and each Note Guarantor will indemnify such recipient and/or the Trustee against any loss sustained by it as a result. In any event, the Issuers and each Note Guarantor will indemnify the recipient against the cost of making any such purchase. For the purposes of this Section 12.17, it will be prima facie evidence of the matter stated therein, for the Holder of a Note or the Trustee to certify in a manner satisfactory to the Issuers (indicating the sources of information used) the loss it incurred in making any such purchase. These indemnities constitute a separate and independent obligation from the Issuers and each Note Guarantor’s other obligations, shall give rise to a separate and independent cause of action, shall apply irrespective of any waiver granted by any Holder of a Note or the Trustee (other than a waiver of the indemnities set out herein) and will continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any Note or to the Trustee. For the purposes of determining the amount in a currency other than U.S. dollars, such amount shall be determined using the Exchange Rate then in effect.

For purposes of this Section 12.17, “Exchange Rate” means, on any day, the rate at which the currency other than U.S. dollars may be exchanged into U.S. dollars at approximately 11:00 a.m., New York City time, on such date on the Bloomberg Key Cross Currency Rates Page for the relevant currency. In the event that such rate does not appear on any Bloomberg Key Cross Currency Rate Page, the Exchange Rate shall be determined by the Issuers in good faith.

Section 12.18 U.S.A. Patriot Act.

The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of April 16, 2013

ISSUERS:

TAYLOR MORRISON COMMUNITIES, INC.

	By:	/s/ Sheryl Palmer
Name: Sheryl Palmer Title: President

MONARCH COMMUNITIES INC.

	By:	s/ Sheryl Palmer
Name: Sheryl Palmer Title: President

TRUSTEE:
WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

	By:	/s/ Richard Prokosch
Name: Richard Prokosch Title: Vice President

TMM HOLDINGS LIMITED PARTNERSHIP By: TMM Holdings (G.P.) Inc., its General Partner

By:	/s/ Joe Houssian
Name: Joe Houssian
Title: Director

TAYLOR MORRISON HOLDINGS, INC.

By:	/s/ Sheryl Palmer
Name: Sheryl Palmer
Title: President

MONARCH PARENT INC.

By:	/s/ Sheryl Palmer
Name: Sheryl Palmer
Title: President

MONARCH CORPORATION

By:	/s/ Sheryl Palmer
Name: Sheryl Palmer
Title: Senior Vice President

ATPD, LLC
TAYLOR MORRISON AT CRYSTAL FALLS, LLC
TAYLOR MORRISON FINANCE, INC.

TAYLOR MORRISON HOLDINGS OF ARIZONA, INC.

TAYLOR MORRISON OF CALIFORNIA, LLC

TAYLOR MORRISON OF COLORADO, INC.

TAYLOR MORRISON OF FLORIDA, INC.

TAYLOR MORRISON OF TEXAS, INC.

TAYLOR MORRISON SERVICES, INC.

TAYLOR MORRISON, INC.

TAYLOR MORRISON/ARIZONA, INC.

TAYLOR WOODROW COMMUNITIES – LEAGUE CITY, LTD.
TAYLOR WOODROW COMMUNITIES AT MIRASOL, LTD.
TAYLOR WOODROW COMMUNITIES AT PORTICO, L.L.C.
TAYLOR WOODROW COMMUNITIES AT ST. JOHNS FOREST, L.L.C.
TAYLOR WOODROW HOMES – CENTRAL FLORIDA DIVISION, L.L.C.
TAYLOR WOODROW HOMES – SOUTHWEST FLORIDA DIVISION, L.L.C.
TM HOMES OF ARIZONA, INC. TW ACQUISITIONS, INC.
TWC/FALCONHEAD WEST, L.L.C.
TWC/MIRASOL, INC.
TWC/STEINER RANCH, LLC
DARLING HOMES OF TEXAS, LLC
DFP TEXAS (GP), LLC
TAYLOR MORRISON ESPLANADE NAPLES, LLC

On behalf of each of the above named entities,

By:	/s/ Calvin Boyd
Name:	Calvin Boyd
Title:	Authorized Officer

EXHIBIT A1

[Face of Note]

CUSIP/CINS

5.25% Senior Notes due 2021

No.	$

TAYLOR MORRISON COMMUNITIES, INC.

MONARCH COMMUNITIES INC.

promises to pay to                      or registered assigns,

the principal sum of          DOLLARS on April 15, 2021.

Interest Payment Dates: April 15 and October 15

Record Dates: April 1 and October 1

Dated:

A1-1

TAYLOR MORRISON COMMUNITIES, INC.

By:
Name: Title:

MONARCH COMMUNITIES INC.

By:
Name: Title:

This is one of the Notes referred to
in the within-mentioned Indenture:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

A1-2

[Back of Note]

5.25% Senior Notes due 2021

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the OID Legend, if applicable pursuant to the provisions of the Indenture.]

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1) INTEREST. Taylor Morrison Communities, Inc., a Delaware corporation, and Monarch Communities Inc., a British Columbia corporation (together, the “Issuers”), promise to pay interest on the principal amount of this Note at 5.25% per annum from [—] until maturity. The Issuers shall pay interest semi-annually in arrears on April 15 and October 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from [—]; provided that the first Interest Payment Date shall be [—]. The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the rate equal to the then applicable interest rate on the Notes. The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the rate equal to the then applicable interest rate on the Notes. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

(2) METHOD OF PAYMENT. The Issuers shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders at the close of business on the April 1 or October 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes shall be payable as to principal, interest and premium, if any, at the office or agency of the Paying Agent within the City and State of New York, or, at the option of the Issuers, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds shall be required with respect to principal, interest and premium, if any, on all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Issuers or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(3) PAYING AGENT AND REGISTRAR. Initially, Wells Fargo Bank, National Association, the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Issuers may change any Paying Agent or Registrar without notice to any Holder. An Issuer or any of its Subsidiaries may act in any such capacity.

(4) INDENTURE. The Issuers issued the Notes under an Indenture dated as of April 16, 2013 (the “Indenture”), among the Issuers, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. In the event of a conflict between the terms and provisions of the Indenture on the one hand and the terms and provisions of this Note or any Note Guarantee on the other hand, the terms and provisions of the Indenture shall govern and be controlling. The Notes are general unsecured obligations of the Issuers. Subject to the conditions set forth in the Indenture, the Issuers may issue Additional Notes.

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(5) OPTIONAL REDEMPTION.

(a) Except as set forth in subparagraph (b) and (c) of this Paragraph 5, the Issuers shall not have the option to redeem the Notes prior to April 15, 2016. On or after April 15, 2016, the Issuers may redeem all or part of the Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon to, but excluding, the applicable redemption date, if redeemed during the twelve-month period beginning on April 15 of the years indicated below, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date:

Year	Percentage
2016	103.938%
2017	102.625%
2018	101.313%
2019 and thereafter	100.000%

(b) At any time prior to April 15, 2016, the Issuers are entitled, on any one or more occasions, to redeem up to 40% of the aggregate principal amount of Notes issued under the Indenture (including Additional Notes, if any) at a redemption price of 105.250% of the principal amount, plus accrued and unpaid interest to, but excluding, the redemption date using cash contributed directly or indirectly by Holdings (or any other direct or indirect parent of a Restricted Parent) to the common equity capital of a Restricted Parent in an amount not to exceed the net cash proceeds of one or more Equity Offerings by Holdings (or any other direct or indirect parent of a Restricted Parent), in each case, other than Excluded Contributions and the net proceeds of a sale of Designated Preferred Stock of Holdings or any such parent of a Restricted Parent; provided that (i) at least 50% in aggregate principal amount of the Notes originally issued under the Indenture (excluding Notes held by the Issuers or Affiliates of the Issuers and including Additional Notes, if any) remains outstanding immediately after the occurrence of any such redemption; and (ii) the redemption occurs prior to 90 days after the date of the closing of such Equity Offering or equity contribution.

(c) At any time prior to April 15, 2016, the Issuers are entitled to redeem all or a part of the Notes, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest to, but excluding, the Redemption Date, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date.

(6) MANDATORY REDEMPTION. The Issuers shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

(7) REPURCHASE AT THE OPTION OF HOLDER.

The Issuers may be required to repurchase the Notes as a result of a Change of Control, as provided in Section 4.15 of the Indenture. The Issuers may be required to repurchase the Notes as a result of Asset Sales, as provided in Sections 4.10 and 3.09 of the Indenture. Holders may elect to have such Notes purchased pursuant to a Change of Control Offer or an Asset Sale Offer by completing the form entitled “Option of Holder to Elect Purchase” attached to the Notes.

(8) NOTICE OF REDEMPTION. Notice of redemption shall be provided pursuant to Section 3.03 of the Indenture.

(9) DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuers need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

(10) PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

(11) AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Note Guarantees or the Notes (and any documents related thereto) may be amended or supplemented, both with and without the consent of the Holders of Notes, as provided in Article 9 of the Indenture.

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(12) DEFAULTS AND REMEDIES. Events of Default include default for 30 days in the payment when due of interest on the Notes, default in the payment when due (at maturity, upon redemption, acceleration or otherwise) of the principal of, or premium, if any, on the Notes, as well as other Events of Default set forth in Section 6.01 of the Indenture. The Issuers are required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuers are required, within 30 days after any Officer becomes aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

(13) TRUSTEE DEALINGS WITH ISSUERS. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuers or its Affiliates, and may otherwise deal with the Issuers or its Affiliates, as if it were not the Trustee.

(14) NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator, stockholder, member or other holder of Equity Interests of the Issuers or any Guarantor, in their capacities as such and without limiting the Note Guarantees, shall have any liability for any obligations of the Issuers or Guarantors under the Notes, the Note Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability that may arise other than pursuant to a Note Guarantee. The waiver and release are part of the consideration for the issuance of the Notes.

(15) AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(16) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(17) CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Issuers shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

Taylor Morrison Communities, Inc.

Attention: General Counsel

4900 North Scottsdale Road, Suite 2000

Scottsdale, Arizona 85251

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ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuers pursuant to Section 4.10 or 4.15 of the Indenture, check the appropriate box below:

☐  Section 4.10                 ☐  Section 4.15

If you want to elect to have only part of the Note purchased by the Issuers pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee or Custodian

*	This schedule should be included only if the Note is issued in global form.

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EXHIBIT A2

[Face of Regulation S Temporary Global Note]

CUSIP/CINS

5.25% Senior Notes due 2021

No.	$

TAYLOR MORRISON COMMUNITIES, INC.

MONARCH COMMUNITIES INC.

promises to pay to CEDE & CO. or registered assigns,

the principal sum of          DOLLARS on April 15, 2021.

Interest Payment Dates: April 15 and October 15

Record Dates: April 1 and October 1

Dated:

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TAYLOR MORRISON COMMUNITIES, INC.

By
Name:
Title:

MONARCH COMMUNITIES INC.

By
Name:
Title:

This is one of the Notes referred to
in the within-mentioned Indenture:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

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[Back of Regulation S Temporary Global Note]

5.25% Senior Notes due 2021

THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).

THIS NOTE AND THE GUARANTEES ENDORSED HEREON HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE NOR THE GUARANTEES ENDORSED HEREON NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS NOTE AND THE GUARANTEES ENDORSED HEREON BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE WHICH IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH AN ISSUER OR ANY AFFILIATE OF AN ISSUER WAS THE OWNER OF THIS NOTE AND THE GUARANTEES ENDORSED HEREON (OR ANY PREDECESSOR OF THIS NOTE AND THE GUARANTEES ENDORSED HEREON) (THE “RESALE RESTRICTION TERMINATION DATE”) ONLY (A)(1) TO TAYLOR MORRISON COMMUNITIES, INC., MONARCH COMMUNITIES INC. OR ANY OF THEIR RESPECTIVE SUBSIDIARIES, (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (3) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (4) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT (“REGULATION S”) IN AN OFFSHORE TRANSACTION COMPLYING WITH REGULATION S OR (5) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUERS’ AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (i) PURSUANT TO CLAUSE (A)(4) PRIOR TO THE END OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD WITHIN THE MEANING OF REGULATION S OR PURSUANT TO CLAUSE (A)(5) PRIOR TO THE RESALE RESTRICTION TERMINATION DATE, TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (ii) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS NOTE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER APPLICABLE JURISDICTIONS. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF A HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.01 AND SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUERS.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR

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ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE ISSUERS OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

[Insert the OID Legend, if applicable pursuant to the provisions of the Indenture.]

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1) INTEREST. Taylor Morrison Communities, Inc., a Delaware corporation, and Monarch Communities Inc., a British Columbia corporation (together, the “Issuers”), promise to pay interest on the principal amount of this Note at 5.25% per annum from [—] until maturity. The Issuers shall pay interest semi-annually in arrears on April 15 and October 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from [—]; provided that the first Interest Payment Date shall be [—]. The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the rate equal to the then applicable interest rate on the Notes. The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the rate equal to the then applicable interest rate on the Notes. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

(2) METHOD OF PAYMENT. The Issuers shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders at the close of business on the April 1 or October 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes shall be payable as to principal, interest and premium, if any, at the office or agency of the Paying Agent within the City and State of New York, or, at the option of the Issuers, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds shall be required with respect to principal, interest and premium, if any, on all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Issuers or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(3) PAYING AGENT AND REGISTRAR. Initially, Wells Fargo Bank, National Association, the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Issuers may change any Paying Agent or Registrar without notice to any Holder. An Issuer or any of its Subsidiaries may act in any such capacity.

(4) INDENTURE. The Issuers issued the Notes under an Indenture dated as of April 16, 2013 (the “Indenture”), among the Issuers, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. In the event of a conflict between the terms and provisions of the Indenture on the one hand and the terms and provisions of this Note or any Note Guarantee on the other hand, the terms and provisions of the Indenture shall govern and be controlling. The Notes are general unsecured obligations of the Issuers. Subject to the conditions set forth in the Indenture, the Issuers may issue Additional Notes.

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(5) OPTIONAL REDEMPTION.

(a) Except as set forth in subparagraph (b) and (c) of this Paragraph 5, the Issuers shall not have the option to redeem the Notes prior to April 15, 2016. On or after April 15, 2016, the Issuers may redeem all or part of the Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon to, but excluding, the applicable redemption date, if redeemed during the twelve-month period beginning on April 15 of the years indicated below, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date:

Year	Percentage
2016	103.938%
2017	102.625%
2018	101.313%
2019 and thereafter	100.000%

(b) At any time prior to April 15, 2016, the Issuers are entitled, on any one or more occasions, to redeem up to 40% of the aggregate principal amount of Notes issued under the Indenture (including Additional Notes, if any) at a redemption price of 105.250% of the principal amount, plus accrued and unpaid interest to, but excluding, the redemption date using cash contributed directly or indirectly by Holdings (or any other direct or indirect parent of a Restricted Parent) to the common equity capital of a Restricted Parent in an amount not to exceed the net cash proceeds of one or more Equity Offerings by Holdings (or any other direct or indirect parent of a Restricted Parent), in each case, other than Excluded Contributions and the net proceeds of a sale of Designated Preferred Stock of Holdings or any such parent of a Restricted Parent; provided that (i) at least 50% in aggregate principal amount of the Notes originally issued under the Indenture (excluding Notes held by the Issuers or Affiliates of the Issuers and including Additional Notes, if any) remains outstanding immediately after the occurrence of any such redemption; and (ii) the redemption occurs prior to 90 days after the date of the closing of such Equity Offering or equity contribution.

(c) At any time prior to April 15, 2016, the Issuers are entitled to redeem all or a part of the Notes, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest to, but excluding, the Redemption Date, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date.

(6) MANDATORY REDEMPTION. The Issuers shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

(7) REPURCHASE AT THE OPTION OF HOLDER.

The Issuers may be required to repurchase the Notes as a result of a Change of Control, as provided in Section 4.15 of the Indenture. The Issuers may be required to repurchase the Notes as a result of Asset Sales, as provided in Sections 4.10 and 3.09 of the Indenture. Holders may elect to have such Notes purchased pursuant to a Change of Control Offer or an Asset Sale Offer by completing the form entitled “Option of Holder to Elect Purchase” attached to the Notes.

(8) NOTICE OF REDEMPTION. Notice of redemption shall be provided pursuant to Section 3.03 of the Indenture.

(9) DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuers need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

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(10) PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

(11) AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Note Guarantees or the Notes (and any documents related thereto) may be amended or supplemented, both with and without the consent of the Holders of Notes, as provided in Article 9 of the Indenture.

(12) DEFAULTS AND REMEDIES. Events of Default include default for 30 days in the payment when due of interest on the Notes, default in the payment when due (at maturity, upon redemption, acceleration or otherwise) of the principal of, or premium, if any, on the Notes, as well as other Events of Default set forth in Section 6.01 of the Indenture. The Issuers are required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuers are required, within 30 days after any Officer becomes aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

(13) TRUSTEE DEALINGS WITH ISSUERS. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuers or its Affiliates, and may otherwise deal with the Issuers or its Affiliates, as if it were not the Trustee.

(14) NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator, stockholder, member or other holder of Equity Interests of the Issuers or any Guarantor, in their capacities as such and without limiting the Note Guarantees, shall have any liability for any obligations of the Issuers or Guarantors under the Notes, the Note Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability that may arise other than pursuant to a Note Guarantee. The waiver and release are part of the consideration for the issuance of the Notes.

(15) AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(16) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(17) CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Issuers shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

Taylor Morrison Communities, Inc.

Attention: General Counsel

4900 North Scottsdale Road, Suite 2000

Scottsdale, Arizona 85251

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ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuers pursuant to Section 4.10 or 4.15 of the Indenture, check the appropriate box below:

☐ Section 4.10            ☐ Section 4.15

If you want to elect to have only part of the Note purchased by the Issuers pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee or Custodian

*	This schedule should be included only if the Note is issued in global form.

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EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

Taylor Morrison Communities, Inc.

Monarch Communities Inc.

4900 North Scottsdale Road, Suite 2000

Scottsdale, Arizona 85251

Wells Fargo Bank – DAPS Reorg.

MAC N9303-121

608 2nd Avenue South

Minneapolis, MN 55479

Telephone No.: (877) 872-4605

Fax No.: (866) 969-1290

Email: DAPSReorg@wellsfargo.com

Re:	5.25% Senior Notes due 2021

Reference is hereby made to the Indenture, dated as of April 16, 2013 (the “Indenture”), among Taylor Morrison Communities, Inc., a Delaware corporation, and Monarch Communities Inc., a British Columbia corporation (together, the “Issuers”), the Guarantors party thereto and Wells Fargo Bank, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

            , (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $             in such Note[s] or interests (the “Transfer”), to              (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. ☐ Check if Transferee shall take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

2. ☐ Check if Transferee shall take delivery of a beneficial interest in the Regulation S Global Note or a Restricted Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

3. ☐ Check and complete if Transferee will take delivery of a beneficial interest in a Restricted Global Note or a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a) ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b) ☐ such Transfer is being effected to an Issuer or a subsidiary of an Issuer.

or

(c) ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act.

4. ☐ Check if Transferee shall take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a) ☐ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b) ☐ Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c) ☐ Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

[Insert Name of Transferor]

By:
Name: Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)	☐ a beneficial interest in the:

(i)	☐ 144A Global Note (CUSIP ), or

(ii)	☐ Regulation S Global Note (CUSIP ), or

(b)	☐ a Restricted Definitive Note.

2.	After the Transfer the Transferee shall hold:

[CHECK ONE]

(a)	☐ a beneficial interest in the:

(i)	☐ 144A Global Note (CUSIP ), or

(ii)	☐ Regulation S Global Note (CUSIP ), or

(iii)	☐ Unrestricted Global Note (CUSIP ); or

(b)	☐ a Restricted Definitive Note; or

(c)	☐ an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

Taylor Morrison Communities, Inc.

Monarch Communities Inc.

4900 North Scottsdale Road, Suite 2000

Scottsdale, Arizona 85251

Wells Fargo Bank – DAPS Reorg.

MAC N9303-121

608 2nd Avenue South

Minneapolis, MN 55479

Telephone No.: (877) 872-4605

Fax No.: (866) 969-1290

Email: DAPSReorg@wellsfargo.com

Re:	5.25% Senior Notes due 2021

(CUSIP             )

Reference is hereby made to the Indenture, dated as of April 16, 2013 (the “Indenture”), among Taylor Morrison Communities, Inc., a Delaware corporation, and Monarch Communities Inc., a British Columbia corporation (together, the “Issuers”), the Guarantors party thereto and Wells Fargo Bank, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

            , (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $             in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being

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acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d) ☐ Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued shall continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ☐ 144A Global Note, ☐ Regulation S Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued shall be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

[Insert Name of Transferor]

By:
Name: Title:

Dated:

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EXHIBIT D

[FORM OF NOTATION OF NOTE GUARANTEE]

For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of April 16, 2013 (the “Indenture”) among Taylor Morrison Communities, Inc., a Delaware corporation, and Monarch Communities Inc., a British Columbia corporation (together, the “Issuers”), the Guarantors party thereto and Wells Fargo Bank, National Association, as trustee (the “Trustee”), (a) the due and punctual payment of the principal, premium and interest on, the Notes, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of and interest on the Notes, if any, if lawful, and the due and punctual performance of all other Obligations of the Issuers to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, that the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders and to the Trustee pursuant to the Note Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantee. Each Holder of a Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee, on behalf of such Holder, to take such action as may be necessary or appropriate to effectuate provisions of the Indenture and (c) appoints the Trustee attorney-in-fact of such Holder for such purpose.

In the event of a conflict between the terms and provisions of the Indenture on the one hand and the terms and provisions of this Notation of Note Guarantee on the other hand, the terms and provisions of the Indenture shall govern and be controlling.

Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

TMM HOLDINGS LIMITED PARTNERSHIP By: TMM Holdings (G.P.) Inc., its General Partner

By:
Name:
Title:

TAYLOR MORRISON HOLDINGS, INC.

By:
Name:
Title:

(Signature Page to Notation of Note Guarantee)

MONARCH PARENT INC.

By:
Name:
Title:

MONARCH CORPORATION

By:
Name:
Title:

ATPD, LLC
TAYLOR MORRISON AT CRYSTAL FALLS, LLC
TAYLOR MORRISON FINANCE, INC.

TAYLOR MORRISON HOLDINGS OF ARIZONA, INC.

TAYLOR MORRISON OF CALIFORNIA, LLC

TAYLOR MORRISON OF COLORADO, INC.

TAYLOR MORRISON OF FLORIDA, INC.

TAYLOR MORRISON OF TEXAS, INC.

TAYLOR MORRISON SERVICES, INC.

TAYLOR MORRISON, INC.

TAYLOR MORRISON/ARIZONA, INC.

TAYLOR WOODROW COMMUNITIES – LEAGUE CITY, LTD.
TAYLOR WOODROW COMMUNITIES AT MIRASOL, LTD.
TAYLOR WOODROW COMMUNITIES AT PORTICO, L.L.C.
TAYLOR WOODROW COMMUNITIES AT ST. JOHNS FOREST, L.L.C.
TAYLOR WOODROW HOMES – CENTRAL FLORIDA DIVISION, L.L.C.
TAYLOR WOODROW HOMES – SOUTHWEST FLORIDA DIVISION, L.L.C.
TM HOMES OF ARIZONA, INC.TW ACQUISITIONS, INC.
TWC/FALCONHEAD WEST, L.L.C.
TWC/MIRASOL, INC.
TWC/STEINER RANCH, LLC
DARLING HOMES OF TEXAS, LLC DFP TEXAS (GP), LLC TAYLOR MORRISON ESPLANADE NAPLES, LLC

On behalf of each of the above named entities,

By:
Name:
Title:

EXHIBIT E

FORM OF SUPPLEMENTAL INDENTURE

TO BE DELIVERED BY SUBSEQUENT GUARANTORS

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of             , 20            , among Taylor Morrison Communities, Inc., a Delaware corporation, Monarch Communities Inc., a British Columbia corporation (collectively, the “Issuers”), the undersigned Restricted Subsidiary (the “Guaranteeing Subsidiary”) and Wells Fargo Bank, National Association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuers have heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of April 16, 2013 providing for the issuance of 5.25% Senior Notes due 2021 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuers’ Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby provides an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture, including Article 10 thereof.

3. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator, stockholder, member or other holder of Equity Interests of the Guaranteeing Subsidiary, in their capacities as such and without limiting the Note Guarantees, shall have any liability for any obligations of the Issuers or the Guarantors under the Notes, any Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability that may arise other than pursuant to a Note Guarantee. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws.

4. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

5. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original (including copies transmitted via facsimile or electronic mail), but all of them together represent the same agreement.

6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

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7. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Issuers.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated:                     , 20

[GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

TAYLOR MORRISON COMMUNITIES, INC.

By:
Name: Title:

MONARCH COMMUNITIES INC.

By:
Name: Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signature

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